As filed with the Securities and Exchange Commission on April 28, 2006
Registration No. 333-132580

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment
No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

(Not applicable)

(Primary Standard Industrial Classification Code Number)

(Not applicable)

(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 (212) 490-9000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abby L. Ingber, Esquire Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 (212) 490-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven B. Boehm, Esquire
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2415

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

☐ ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

☐ ________

PROSPECTUS

MAY 1, 2006

TIAA REAL ESTATE ACCOUNT

A Tax-Deferred Variable Annuity Option Offered by Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account invests primarily in real estate and real estate–related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate–related investments, and the income generated by those investments. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risks,” page 7.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets total 0.630%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

▪	RA and GRAs (Retirement and Group Retirement Annuities)

▪	Retirement Select and Retirement Select Plus Annuity

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuity

▪	GAs (Group Annuities) and Institutionally-Owned GSRAs

▪	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix B for definitions of certain special terms used in this prospectus.

The Real Estate Account offered by this prospectus is only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

ABOUT THE REAL ESTATE ACCOUNT AND TIAA

          The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.

          With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2005, TIAA’s general account had a mortgage and real property portfolio of approximately $26 billion.

          TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.2 million people and over 15,000 institutions. As of December 31, 2005, TIAA’s assets were approximately $171.1 billion; the combined assets for TIAA and CREF totaled approximately $359.1 billion.

THE ACCOUNT’S INVESTMENT OBJECTIVE AND STRATEGY

          Investment Objective: The Real Estate Account seeks favorable long-term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

          Investment Strategy: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate–related investments. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate–related investments, through joint ventures, real estate partnerships or real estate equity securities. To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and mortgage-backed securities. The Account may also make foreign investments, which are expected to be no more than 25 percent of the Account’s portfolio.

          The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don’t primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

          The amount the Account invests in real estate and real estate–related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. As of December 31, 2005, the Account owned a total of 109 real estate properties, representing 80.10% of the Account’s total investment portfolio. The Account also held investments in real estate limited partnerships, representing 1.71% of the portfolio, real estate equity securities, representing 3.72% of the portfolio, commercial mortgage-backed securities (CMBS), representing 0.19% of the portfolio, commercial paper, representing 11.67% of the portfolio and government bonds, representing 2.61% of the portfolio.

          Risks: An investment in the Account is subject to the risks associated with real estate investing, mortgage loan investments, mortgage-backed securities, liquid investments and foreign real estate investments. These risks are described in “Risks” beginning on page 7. You may lose money by investing in this Account.

TIAA Real Estate Account Prospectus  |  1

PAST PERFORMANCE

          The bar chart and performance table below helps illustrate some of the risks of investing in the Account, and how investment performance varies. The bar chart shows the Account’s total return over the last ten calendar years and the performance table shows the Account’s returns for the one- five- and ten- year period from through December 31, 2005. How the Account has performed in the past is not necessarily an indication of how it will perform in the future.

Average Annual Total Return (as of December 31, 2005)

1 Year	5 Year	10 Years
14.02%	8.68%	8.86%

SUMMARY OF ACCOUNT’S EXPENSE DEDUCTIONS

          Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. The current annual expense deductions are:

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.190%	For TIAA’s investment advice, portfolio accounting, custodial services, and similar services, including independent fiduciary and appraisal fees

Administration	0.275%	For administrative services performed by TIAA-CREF Individual & Institutional Services, LLC (“Services”), such as allocating premiums and paying annuity income

Distribution	0.080%	For Services’ expenses related to distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.035%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction[1,2]	0.630%	For total services to the Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed the annual rate of 2.50% of average net assets.

[2]	TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

          Please see “Selected Financial Data” on page 29 for additional information.

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          Services are performed at cost by TIAA or subsidiaries of TIAA. Since expenses are charged at cost, the expenses described are estimates for the year based on projected expense and asset levels. Any differences between actual and estimated expenses are adjusted quarterly. For more detailed information, see “Expense Deductions” pages 49 and 50.

          The following table shows you an example of the expenses you would incur on a hypothetical investment of $1,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets. Remember that these figures do not represent actual expenses or investment performance, which may differ.

1 Year	$6
3 Year	$20
5 Years	$35
10 Years	$79

ABOUT THE ACCOUNT’S INVESTMENTS — IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

          Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, the Account might invest in real estate development projects.

          Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

TIAA Real Estate Account Prospectus  |  3

INVESTMENTS IN MORTGAGES

          General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity.

          Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

          Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan

•	extending the maturity of any mortgage loan made by the Account

•	consenting to a sale of the property subject to a mortgage loan

•	financing the purchase of a property by making a new mortgage loan in connection with the sale

•	selling them, or portions of them, before maturity.

OTHER REAL ESTATE–RELATED INVESTMENTS

          Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), publicly owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real

4  |  Prospectus TIAA Real Estate Account

estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

          Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

          Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate–related activities, including owning, financing, managing, or developing real estate.

NON-REAL ESTATE-RELATED INVESTMENTS

          The Account can also invest in:

▪	U.S. government or government agency securities

▪

Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit,bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

▪

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

▪	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent.

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

          The Account may invest in foreign real estate or real estate–related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account’s portfolio.

TIAA Real Estate Account Prospectus  |  5

Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries.

          We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

          General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property

•	its operating history, and its future income-producing capacity

•	the quality, operating experience, and creditworthiness of the borrower

          TIAA will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

          Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

          Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn’t need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE–RELATED POLICIES

          Appraisals: The Account will rely on TIAA’s own analysis to appraise a property when it first buys it. After that, normally the Account’s properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, TIAA’s appraisal staff will perform a valuation of each real estate property on a quarterly basis. While the Account usually won’t receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.

6  |  Prospectus TIAA Real Estate Account

          Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. In addition, to meet short-term cash needs, the Account may obtain a line of credit with terms requiring that the Account secure a loan with one or more of its properties. The Account’s total borrowings may not exceed 20% of the Account’s total net asset value. (In calculating the 20% limit, we will include only the Account’s actual percentage interest in any borrowings and not that of any joint venture partner.) The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

          The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, the Account may place a mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

          When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in “Risks of Borrowing” on page 9.

          Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

          Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it’s in the Account’s best interests.

          Property Management and Leasing Services: The Account usually will hire a local management company to perform the day-to-day management services for the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

          Insurance: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account’s insurance policies on its properties currently include some coverage for terrorist acts, but we can’t assure you that it will be adequate to

TIAA Real Estate Account Prospectus  |  7

cover all losses. We also can’t assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when the current policy expires.

OTHER POLICIES

          Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate–related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants’ funds, lack of suitable real estate investments, or a need for greater liquidity.

          Investment Company Act of 1940: We intend to operate the Account so that it will not have to register as an “investment company” under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.

          Changing Operating Policies or Winding Down: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. You will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

          The value of your investment in the Account will go up and down based on the value of the Account’s assets and the income the assets generate. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account’s assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

RISKS OF REAL ESTATE INVESTING

          General Risks of Owning Real Property: The Account will be subject to the risks inherent in owning real property, including:

•

The Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally,changing supply and demand for certain types of properties, and natural disasters or man-made events.

•	A property may be unable to attract and retain tenants, which means that rental income would decline.

8  |  Prospectus TIAA Real Estate Account

•	The Account could lose revenue if tenants don’t pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.

•

A property’s profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

          General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

•

Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.

•	The Account may need to provide financing if no cash buyers are available.

          Risks of Borrowing: Among the risks of borrowing money and investing in a property subject to a mortgage are:

•

The Account may not be able to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.

•

If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage.

•	If the Account takes out variable-rate loans, the Account’s returns may be volatile when interest rates are volatile.

          Regulatory Risks: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

          Environmental Risks: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it didn’t know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account doesn’t properly clean up any hazardous substances, or if the

TIAA Real Estate Account Prospectus  |  9

Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required cleanup and the Account’s potential liability for environmental damage to a single real estate investment could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets.

          Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn’t make sense to buy insurance for them. If a disaster that we haven’t insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant.

          Risks of Developing Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop a property or buys a recently constructed property, it may face the following risks:

•

In developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

•	The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

          Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

•	The co-venturer may have interests or goals inconsistent with those of the Account.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•	A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

•	The co-venturer may become insolvent or bankrupt, which could expose the Account to greater liabilities than expected.

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          Risks with Purchase-Leaseback Transactions: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

          Appraisal Risks: Real estate appraisals are only estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account’s value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account’s assets.

RISKS OF MORTGAGE LOAN INVESTMENTS

          General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

•

The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

•	The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•	If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have lower yields.

          Prepayment Risks: The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account’s return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

TIAA Real Estate Account Prospectus  |  11

          Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

          Risks of Participations: Participating mortgages are subject to the following additional risks:

•	The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court could possibly characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower’s debts.

RISKS OF REIT INVESTMENTS

          REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk — price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

          In addition, REITs are tax regulated entities established to invest in real estate–related assets. REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. As a result, REITs are subject to tax risk in continuing to qualify as a REIT.

RISKS OF MORTGAGE-BACKED SECURITIES

          Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. In particular, these types of investments may be subject to prepayment risk — i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account is based in part on assumptions regarding the receipt of interest payments. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

          The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any prepayments.

          These securities may be harder to sell than other securities.

12  |  Prospectus TIAA Real Estate Account

RISKS OF LIQUID INVESTMENTS

          The Account’s investments in securities and other liquid investments may be subject to:

•

financial risk — for debt securities, the possibility that the issuer won’t be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•	market risk — price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	interest rate volatility, which may affect current income from an investment.

RISKS OF FOREIGN INVESTMENTS

          In addition to other investment risks noted above, foreign investments present the following special risks:

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

•	The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.

•	It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

          You won’t have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies.

TIAA Real Estate Account Prospectus   |  13

ESTABLISHING AND MANAGING THE ACCOUNT — THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

          TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

          TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA adopted for the Account. TIAA’s investment management responsibilities include:

•	identifying, recommending and purchasing appropriate real estate–related and other investments

•	providing all portfolio accounting, custodial, and related services for the Account

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments

          TIAA provides all services to the Account at cost. For more about the charge for investment management services, see “Expense Deductions” on page 49.

          You don’t have the right to vote for TIAA Trustees directly. See “Voting Rights” on page 72. For information about the Trustees and principal executive officers of TIAA, see Appendix A of this prospectus.

          TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

          TIAA provides the Account with a liquidity guarantee — TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can’t fund participant requests from the Account, TIAA’s general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined. Of course, you can make a cash withdrawal only if allowed

14  |  Prospectus TIAA Real Estate Account

by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See “Expense Deductions,” page 49.

          An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

          TIAA does not accept acquisition or placement fees for the services it provides to the Account. Employees of TIAA may also provide investment advice with respect to investments managed by Teachers Advisors, Inc. (“Advisors”), an indirect, wholly owned subsidiary of TIAA. In addition, TIAA and its affiliates may offer other investment products that are not managed under an “at cost” expense structure. Therefore, TIAA may at times face various conflicts of interest.

          For example, TIAA’s general account and the TIAA-CREF Asset Management Core Property Fund LP, (the “Core Property Fund”) managed by Advisors, may sometimes compete with the Real Estate Account in the purchase or sale of investments. (Each of TIAA’s general accounts, the Real Estate Account and the Core Property Fund, are herein referred to as an “account.”) A special TIAA Allocation Committee will seek to resolve any conflict by considering which account has the relative cash available as a percentage of the account’s total gross value to make the purchase, the effect the purchase or sale will have on the diversification of each account’s portfolio, the investment strategy fit for a particular account, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a strict rotation system will be used whereby the interested account highest on the list will be allowed to participate in the transaction, and then such account will drop to the bottom of the list thereafter.

          Conflicts could also arise because some properties in TIAA’s general account and the Core Property Fund may compete for tenants with the Real Estate Account’s properties. We will seek to resolve this conflict by determining the tenant’s preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

          Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the general account, and the Core Property Fund and to avoid conflicts of interest. TIAA or its affiliates may form other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into these conflict of interest policies.

TIAA Real Estate Account Prospectus  |  15

INDEMNIFICATION

          The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including, to the extent permitted by law, liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY

          Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines.

          Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois, serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines

•	reviewing and approving valuation procedures for the Account’s properties.

•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal

•	reviewing and approving how the Account values accumulation and annuity units

•	approving the appointment of all independent appraisers

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

          The independent fiduciary also must monitor TIAA’s ownership in the Account and supervise any winding down of the Account’s operations. Its responsibilities include:

•	calculating the percentage of total accumulation units that TIAA’s ownership shouldn’t exceed (the trigger point) and creating a method for changing the trigger point

•	approving any adjustment of TIAA’s interest in the Account and requiring an adjustment if TIAA’s investment reaches the trigger point

•	participating in any program to reduce TIAA’s ownership in the Account or to facilitate winding down the Account, including selecting properties for sale,

16  |  Prospectus TIAA Real Estate Account

providing sales guidelines, and approving those sales that, in the independent fiduciary’s opinion, are desirable

          A special subcommittee of the Investment Committee of TIAA’s Board of Trustees appointed Real Estate Research Corporation as the independent fiduciary, for a three-year term, starting March 1, 2006. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members and will not be reappointed if 40 percent of the subcommittee members disapprove the reappointment. It can resign after at least 180 days’ written notice.

          TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.

          When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept Real Estate Research Corporation or any successor to serve as the Account’s independent fiduciary.

DESCRIPTION OF PROPERTIES

THE PROPERTIES — IN GENERAL

          As of December 31, 2005, the Account owned a total of 109 real estate properties, whose value on that date represented approximately 80.10% of the Account’s total investment portfolio (eleven of which are held in joint ventures). This real estate portfolio includes 45 office properties (six of which are held in joint ventures), 30 industrial properties (including one joint venture), 24 apartment complexes, 9 retail properties (including three joint ventures), and a 75% unconsolidated joint venture partnership interest in a portfolio of storage facilities.

          In the table beginning on the next page you will find general information about each of the Account’s portfolio properties as of December 31, 2005.

TIAA Real Estate Account Prospectus  |  17

Properties

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, DC	1987		2004	802,390		99%	$32.69		$502,993,710	(4)
1 & 7 Westferry Circus	London, UK	1992, 1993		2005	395,784		82%	$25.73		$373,116,817	(4)(5)
50 Fremont Street	San Francisco, CA	1983		2004	817,412		90%	$30.65		$373,010,003	(4)
IDX Tower	Seattle, WA	2002		2004	845,533		97%	$27.39		$370,000,000	(4)
Four Oaks Place	Houston, TX	1983		2004	1,762,616		91%	$18.63		$295,239,109
99 High Street	Boston, MA	1971		2005	731,204		90%	$28.99		$276,266,900	(4)
Lincoln Centre	Dallas, TX	1984		2005	1,635,352		85%	$16.32		$255,311,299
780 Third Avenue	New York, NY	1984		1999	487,501		88%	$41.60		$230,000,000
1900 K Street	Washington, DC	1996		2004	342,884		100%	$37.20		$230,000,000
Embarcadero Center West	San Francisco, CA	1988		2005	472,261		87%	$33.91		$205,965,261
701 Brickell	Miami, FL	1986	(6)	2002	677,667		91%	$27.59		$201,173,724
161 North Clark Street(7)	Chicago, IL	1992		2003	1,010,520		94%	$16.14		$175,578,714
U.S. Bank Plaza	Sacramento, CA	1992		2005	481,885		90%	$22.96		$159,000,000
Ten & Twenty Westport Road	Wilton, CT	1974(6); 2001		2001	538,840		100%	$27.84		$157,000,000
Mellon Financial Center at One Boston Place(8)	Boston, MA	1970	(6)	2002	785,415		97%	$38.79		$149,723,498
Yahoo! Center(9)	Santa Monica, CA	1984		2004	1,082,952		98%	$30.59		$138,531,366
Urban Centre	Tampa, FL	1984, 1987		2005	549,375		90%	$19.05		$106,007,400
Inverness Center	Birmingham, AL	1980-1985		2005	903,857		94%	$10.87		$98,090,987
Morris Corporate Center III	Parsippany, NJ	1990		2000	525,154		64%	$11.08		$97,400,000
Prominence in Buckhead(7)	Atlanta, GA	1999		2003	424,309		97%	$27.01		$97,142,406

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	This property is located in London, United Kingdom, and the market value is converted from Pound Sterling to U.S. Dollars at the exchange rate as of December 31, 2005.

(6)	Undergone renovations since original construction.

(7)	Each property held in a 75%/25% joint venture with Equity Office Properties. Market value shown reflects the value of the Account’s interest in the joint venture.

(8)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals. Market value shown reflects the value of the Account’s interest in the joint venture.

(9)	Formerly known as “Colorado Center”, this property held in 50%/50% joint venture with Equity Office Portfolio Trust.

18  |  Prospectus TIAA Real Estate Account

Properties  (continued)

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

OFFICE PROPERTIES (continued)
Treat Towers(6)	Walnut Creek, CA	1999		2003	367,313		96%	$32.46		$93,964,192
88 Kearny Street	San Francisco, CA	1986		1999	228,470		84%	$34.94		$81,567,474
Oak Brook Regency Towers	Oakbrook, IL	1977	(5)	2002	402,318		77%	$11.93		$73,400,000
1015 15th Street	Washington, DC	1978	(5)	2001	184,825		99%	$32.76		$73,121,166
Centerside I	San Diego, CA	1982		2004	205,137		77%	$23.15		$66,000,000
8270 Greensboro Drive	McLean, VA	2000		2005	157,980		97%	$32.17		$60,200,000
Sawgrass Office Portfolio	Sunrise, FL	1997-2000		1997, 1999-2000	344,009		93%	$13.35		$59,700,000
West Lake North Business Park	Westlake Village, CA	2000		2004	198,558		100%	$26.26		$57,600,000
Parkview Plaza(10)	Oakbrook, IL	1990		1997	263,912		65%	$10.43		$54,500,000
Monument Place	Fairfax, VA	1990		1999	221,538		97%	$22.29		$53,000,000
3 Hutton Centre	Santa Ana, CA	1985	(5)	2003	197,817		99%	$24.74		$48,349,580
Capitol Place	Sacramento, CA	1988	(5)	2003	151,803		95%	$28.12		$48,000,000
One Virginia Square	Arlington, VA	1999		2004	117,967		100%	$33.16		$47,000,000
The Pointe on Tampa Bay	Tampa, FL	1982	(5)	2002	249,215		97%	$22.12		$44,711,876
Maitland Promenade One	Maitland, FL	1999		2000	227,814		89%	$13.55		$37,817,891
4200 West Cypress Street	Tampa, FL	1989		2003	220,579		91%	$18.80		$36,691,519
Fairgate at Ballston(7)	Arlington, VA	1988		1997	137,117		64%	$16.75		$35,300,000
Tysons Executive Plaza II(8)	McLean, VA	1988		2000	259,614		85%	$18.73		$34,032,806
Columbia Centre III	Rosemont, IL	1989		1997	238,696		70%	$7.93		$28,700,000
10 Waterview Boulevard	Parsippany, NJ	1984		1999	209,553		64%	$13.07		$27,500,000
9 Hutton Centre	Santa Ana, CA	1990		2001	148,265		84%	$16.48		$26,746,837
Columbus Portfolio					259,626		89%	$10.32		$23,000,000
Metro South Building	Dublin, OH	1997		1999	90,726					—
Vision Service Plan Building	Eaton, OH	1997		1999	50,000					—
One Metro Place	Dublin, OH	1998		2001	118,900					—
Needham Corporate Center	Needham, MA	1987		2001	138,684		50%	$10.60		$17,143,612
371 Hoes Lane	Piscataway, NJ	1986		1997	136,084		86%	$14.07		$11,700,000
Batterymarch Park II	Quincy, MA	1986		2001	104,718		46%	$8.32		$11,472,283

Subtotal—Office Properties Average Percent Leased					20,644,523		87%			$5,642,770,430

TIAA Real Estate Account Prospectus  |  19

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio				3,584,769		100%	$2.97		$230,000,000	(4)
Timberland Building	Ontario, CA	1998	1998	414,435					—
5200 Airport Drive	Ontario, CA	1997	1998	404,500					—
1200 S. Etiwanda Ave.	Ontario, CA	1998	1998	223,170					—
Park Mira Loma West	Mira Loma, CA	1998	1998	557,500					—
Wineville Center Buildings	Mira Loma, CA	1999	2000	1,099,112					—
Harrell Street	Mira Loma, CA	1998	2004	886,052					—
Dallas Industrial Portfolio (formerly Parkwest Center)	Dallas and Coppell, TX	1997-2001	2000-2002	3,886,541		67%	$1.96		146,000,000
Southern California RA Industrial Portfolio	Los Angeles, CA	1982	2004	920,028		92%	$4.97		$89,017,793
Cabot Industrial Portfolio	Rancho Cucamonga, CA	2000-2002	2000; 2001;	1,214,475		100%	$3.54		$77,000,000
		2000; 2001; 2004
Chicago CalEast Industrial Portfolio	Chicago, IL	1974-2005	2003	1,493,706		90%	$4.51		$74,622,731
Atlanta Industrial Portfolio	Lawrenceville, GA	1996-1999	2000	1,945,693		90%	$2.26		$73,825,000
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997-2000	1998; 2000	1,452,974		86%	$3.28		$72,000,000
(consolidation of Rockrun, Glen Pointe									—
and WoodcreekBusiness Parks)									—
IDI National Portfolio(9)	Various, U.S.	1999-2004	2004	3,655,671		95%	$2.86		$66,871,766
Rainier Corporate Park	Fife, WA	1991-1997	2003	1,104,646		100%	$3.77		$64,273,372
Regal Logistics Campus	Seattle, WA	1999-2004	2005	968,535		100%	$4.15		$63,103,879
Northern California RA Industrial Portfolio	Oakland, CA	1981	2004	741,456		89%	$4.02		$62,325,024

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	Undergone renovations since original construction.

(6)	Each property held in a 75%/25% joint venture with Equity Office Properties. Market value shown reflects the value of the Account’s interest in the joint venture.

(7)	Purchased through Light Street Partners, L.P. (now 100% owned by the Account).

(8)	Property held in 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account’s interest in the joint venture.

(9)	Property held in 60%/40% joint venture with Industrial Development International. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

20  |  Prospectus TIAA Real Estate Account

Properties  (continued)

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

INDUSTRIAL PROPERTIES (continued)
IDI Kentucky Portfolio				1,437,022		99%	$2.96		$58,500,000
Building C	Hebron, KY	1998	1998	520,000					—
Building D	Hebron, KY	1998	1998	184,800					—
Building E	Hebron, KY	2000	2000	207,222					—
Building J	Hebron, KY	2000	2000	525,000					—
South River Road Industrial	Cranbury, NJ	1999	2001	626,071		100%	$4.14		$55,000,000
Memphis CalEast Industrial Portfolio	Memphis, TN	1996-1997	2003	1,600,232		100%	$2.61		$54,000,000
GE Appliance East Coast Distribution Facility	Perryville, MD	2003	2005	1,004,000		100%	$2.82		$46,470,475
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000-2005	2005	775,694		100%	$3.20		$44,418,860
New Jersey CalEast Industrial Portfolio	Cranbury, NJ	1982-1989	2003	807,773		100%	$3.67		$42,000,000
East North Central RA Industrial Portfolio	Chicago, IL	1978	2004	541,266		90%	$4.64		$37,717,159
Northeast RA Industrial Portfolio	Boston, MA	2000	2004	384,000		100%	$6.33		$29,000,000
Centre Pointe and Valley View	Los Angeles County, CA	1965-1989	2004	307,685		88%	$5.10		$28,000,000
Summit Distribution Center	Memphis, TN	2002	2003	708,532		100%	$2.52		$25,900,000
Konica Photo Imaging Headquarters	Mahwah, NJ	1999	1999	168,000		100%	$10.93		$25,300,000
Eastgate Distribution Center	San Diego, CA	1996	1997	200,000		100%	$3.67		$22,000,000
Northwest RA Industrial Portfolio	Seattle, WA	1996	2004	312,321		100%	$3.58		$19,700,000
UPS Distribution Facility	Fernley, NV	1998	1998	256,000		100%	$4.07		$15,000,000
Landmark at Salt Lake City (Building #4)	Salt Lake City, UT	2000	2000	328,508		85%	$2.70		$14,700,000
Mideast RA Industrial Portfolio	Wilmington, DE	1989	2004	266,141		72%	$3.35		$14,258,555
FEDEX Distribution Facility	Crofton, MD	1998	1998	110,842		100%	$7.18		$8,500,000
Mountain RA Industrial Portfolio	Phoenix, AZ	1989	2004	136,704		100%	$2.82		$5,754,652
Butterfield Industrial Park	El Paso, TX	1980-81	1995	183,510		100%	$2.35		$4,618,955

Subtotal—Industrial Properties Average Percent Leased				31,122,795		95%			$1,569,878,221

TIAA Real Estate Account Prospectus  |  21

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

RETAIL PROPERTIES
The Florida Mall(5)	Orlando, FL	1986	(4)	2002	921,370	(6)	99%	$37.29		$208,013,192
West Town Mall(5)	Knoxville, TN	1972	(4)	2002	684,777	(6)	96%	$17.20		$112,650,844
Mazza Gallerie	Washington, DC	1975		2004	293,935		97%	$18.13		$86,001,109
Westwood Marketplace	Los Angeles, CA	1950	(7)	2002	202,201		100%	$27.55		$86,000,000
Miami International Mall(5)	Miami, FL	1982	(4)	2002	290,299	(6)	94%	$28.27		$82,290,482
Plainsboro Plaza	Plainsboro, NJ	1987		2005	218,653		92%	$12.10		$50,745,252
The Market at Southpark	Littleton, CO	1988		2004	190,080		89%	$10.74		$34,001,746
Suncrest Village	Orlando, FL	1987		2005	93,358		99%	$10.93		$16,400,000
Plantation Grove	Ocoee, FL	1995		1995	73,655		100%	$11.64		$13,800,000

Subtotal—Retail Properties Average Percent Leased					2,968,328		96%			$689,902,625

Subtotal—Commercial Properties										$7,902,551,276

RESIDENTIAL PROPERTIES(8)
Palomino Park Apartments	Denver, CO	1996-2001		2005	NA		92%	NA		$176,232,394
The Legacy at Westwood Apartments	Los Angeles, CA	2001		2002	NA		98%	NA		$100,000,000
Larkspur Courts	Larkspur, CA	1991		1999	NA		95%	NA		$86,000,000
The Colorado	New York, NY	1987		1999	NA		99%	NA		$85,048,163
Ashford Meadows Apartments	Herndon, VA	1998		2000	NA		94%	NA		$78,904,526
1050 Lenox Park	Atlanta, GA	2001		2005	NA		97%	NA		$71,000,000
Regents Court Apartments	San Diego, CA	2001		2002	NA		100%	NA		$62,500,000
The Caruth	Dallas, TX	1999		2005	NA		93%	NA		$61,200,000
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986		2001	NA		98%	NA		$56,400,000

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Undergone renovations since original construction.

(5)	Each property is held in a 50%/50% joint venture with the Simon Property Group. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(6)	Reflects the square footage owned by the joint venture.

(7)	Total renovation completed in 2001.

(8)	For the average unit size and annual average rent per unit for each residential property, see “Residential Properties” below.

22  |  Prospectus TIAA Real Estate Account

Properties  (continued)

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

RESIDENTIAL PROPERTIES(16) (continued)
Glenridge Walk	Atlanta, GA	1996, 2001	2005	NA		95%	NA		$45,300,000
The Reserve at Sugarloaf	Duluth, GA	2000	2005	NA		97%	NA		$44,800,000	(4)
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	NA		99%	NA		$35,528,316
The Maroneal	Houston, TX	1998	2005	NA		97%	NA		$35,000,000
Alexan Buckhead	Atlanta, GA	2002	2002	NA		99%	NA		$34,800,000
The Lodge at Willow Creek	Denver, CO	1997	1997	NA		96%	NA		$34,600,000
Westcreek Apartments	Westlake Village, CA	1988	1997	NA		99%	NA		$30,939,671
Golfview Apartments	Lake Mary, FL	1998	1998	NA		98%	NA		$30,835,506
Kenwood Mews Apartments	Burbank, CA	1991	2001	NA		100%	NA		$30,000,000
The Legends at Chase Oaks	Plano, TX	1997	1998	NA		97%	NA		$28,499,971
Monte Vista	Littleton, CO	1995	1996	NA		93%	NA		$24,647,901
Royal St. George	W. Palm Beach, FL	1995	1996	NA		98%	NA		$21,400,000
The Fairways of Carolina	Margate, FL	1993	2001	NA		100%	NA		$21,100,000
Quiet Water at Coquina Lakes	Deerfield Beach, FL	1995	2001	NA		100%	NA		$20,912,293
The Greens at Metrowest Apartments	Orlando, FL	1990	1995	NA		95%	NA		$18,200,000

Subtotal—Residential Properties Average Percent Leased						97%			$1,233,848,741

OTHER COMMERCIAL PROPERTIES
Storage Portfolio I(5)	Various, U.S.	1972—1990	2003	2,225,234		80%	$9.77		$63,237,298

Total—All Properties				56,960,880					$9,199,637,315

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	Property held in 75%/25% joint venture with Storage USA. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

TIAA Real Estate Account Prospectus  |  23

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

          In General. At December 31, 2005, the Account held 85 commercial (non-residential) properties in its portfolio including a portfolio of storage facilities located throughout the United States. Eleven of these properties are held through joint ventures, and thirteen are subject to mortgages. Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses are paid or reimbursed in whole or in part by the tenants.

          The Account’s portfolio is well diversified by both property type, as well as geographic location. The portfolio consists of: 45 office properties containing approximately 21 million square feet located in 13 states, the District of Columbia and the United Kingdom; 30 industrial properties containing 31 million square feet located in 14 states, including a 60% interest in a portfolio of industrial properties located throughout the United States; and 9 retail properties containing approximately 3 million square feet located in 5 states and the District of Columbia. In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 2.2 million square feet.

          As of December 31, 2005, the overall occupancy rate of Account’s commercial real estate portfolio was 91% on a weighted average basis. Office properties were 87% leased with 1,843 leases, industrial properties were 95% leased with 340 leases, and retail properties were 96% leased with 587 leases. No single tenant accounts for more than 1.9% of the total rentable area of the Account’s commercial properties.

          Major Tenants: The following table lists the Account’s major commercial tenants based on the total space they occupied as of December 31, 2005, in the Account’s properties.

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Industrial Properties	Percentage of Total Rentable Area of Acccount’s Non-Residential Properties

MAJOR INDUSTRIAL TENANTS
Wal-Mart	1,099,112	3.5%	1.9%
Gap	1,045,000	3.4%	1.8%
GE	1,004,000	3.2%	1.8%
Regal Logistics	968,535	3.1%	1.7%
Tyco Healthcare	800,000	2.6%	1.4%
Hewlett-Packard	708,532	2.3%	1.2%
Kaz	700,000	2.2%	1.2%
Del Monte	689,660	2.2%	1.2%
RR Donnelley	659,157	2.1%	1.2%
Priority Fulfillment	602,500	1.9%	1.1%

24  |  Prospectus TIAA Real Estate Account

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Office Properties	Percentage of Total Rentable Area of Acccount’s Non-Residential Properties

MAJOR OFFICE TENANTS
Southern Company Services	448,004	2.2%	0.8%
Deloitte & Touche	417,221	2.0%	0.7%
Mellon (Boston Co)	361,623	1.8%	0.6%
Yahoo!	330,825	1.6%	0.6%
AON	322,662	1.6%	0.6%
Crowell & Moring	320,514	1.6%	0.6%
Accenture	302,730	1.5%	0.5%
BHP Petroleum	267,486	1.3%	0.5%
Chicago Title & Trust	267,118	1.3%	0.5%
ATMOS Energy	260,377	1.3%	0.5%

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Retail Properties	Percentage of Total Rentable Area of Acccount’s Non-Residential Properties

MAJOR RETAIL TENANTS
JC Penney	196,931	6.6%	0.3%
Proffitts	162,501	5.5%	0.3%
Parisian	143,278	4.8%	0.3%
Neiman Marcus	124,314	4.2%	0.2%
Saks Fifth Avenue	127,727	4.3%	0.2%
Home Depot Expo Design	98,350	3.3%	0.2%
Publix	90,067	3.0%	0.2%
Regal Cinema	76,580	2.6%	0.1%
King Soopers	64,532	2.2%	0.1%
Super Fresh	61,059	2.1%	0.1%

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Office Properties Represented by Expiring Leases

OFFICE PROPERTIES
2006	1,612,787	7.8%
2007	2,051,460	9.9%
2008	1,880,522	9.1%
2009	1,778,969	8.6%
2010	2,476,157	12.0%
2011 and thereafter	9,080,969	44.0%

Total	18,880,864	91.5%

TIAA Real Estate Account Prospectus  |  25

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Industrial Properties Represented by Expiring Leases

INDUSTRIAL PROPERTIES
2006	4,154,942	13.4%
2007	2,780,562	8.9%
2008	4,518,870	14.5%
2009	4,950,215	15.9%
2010	4,001,848	12.9%
2011 and thereafter	8,315,003	26.7%

Total	28,721,440	92.3%

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Retail Properties Represented by Expiring Leases

RETAIL PROPERTIES
2006	173,237	5.8%
2007	282,367	9.5%
2008	362,003	12.2%
2009	164,045	5.5%
2010	253,433	8.5%
2011 and thereafter	1,629,428	54.9%

Total	2,864,513	96.5%

RESIDENTIAL PROPERTIES

          The Account’s residential property portfolio currently consists of 24 first class or luxury multi-family garden apartment complexes, mid-rise and high rise apartment buildings. The portfolio contains approximately 7,502 units located in 8 states, and is 97% leased overall. None of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

26  |  Prospectus TIAA Real Estate Account

          The table below provides additional information regarding the residential properties in the Account’s portfolio as of December 31, 2005.

Property	Location	Number of Units	Average Unit Size (Square Feet)	Avg. Rent Per Unit/ Per Month

The Greens at Metrowest	Orlando, FL	200	920	$930
Monte Vista	Littleton, CO	219	888	$1,029
Royal St. George	West Palm Beach, FL	224	870	$990
Westcreek Apartments	Thousand Oaks, CA	126	951	$1,798
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	$1,235
The Lodge at Willow Creek	Douglas County, CO	316	996	$1,016
Legends at Chase Oaks	Plano, TX	346	972	$1,082
Golfview Apartments	Lake Mary, FL	276	1,149	$1,223
The Colorado	New York, NY	256	622	$2,492
Larkspur Courts	Larkspur, CA	248	1,001	$1,859
Ashford Meadows	Herndon, VA	440	1,050	$1,430
South Florida Apartment Portfolio	Ft. Lauderdale, FL	550	889	$1,036
The Fairways of Carolina	Margate, FL	208	1,026	$1,058
Quiet Waters at Coquina Lakes	Deerfield Beach, FL	200	1,048	$1,118
Kenwood Mews Apartments	Burbank, CA	141	942	$1,520
The Legacy at Westwood	Los Angeles, CA	187	1,181	$4,006
Regents Court	San Diego, CA	251	886	$1,613
Alexan Buckhead	Atlanta, GA	231	990	$1,200
The Reserve at Sugarloaf	Atlanta, GA	333	1,220	$1,144
The Maroneal	Houston, TX	309	1,232	$1,158
Glenridge Walk	Atlanta, GA	296	1,143	$1,340
1050 Lenox Park	Atlanta, GA	407	1,007	$1,154
Palomino Park	Denver, CO	1,184	1,096	$1,244
The Caruth Apartments	Dallas, TX	338	1,168	$1,534

RECENT PROPERTY PURCHASES AND SALES

          The following describes properties purchased or expected to be purchased by the Account since November 15, 2005, the date of the last supplement to the Account prospectus describing property purchases.

Office Properties

Lincoln Centre – Dallas TX

          On December 1, 2005, the Account purchased an office complex containing three Class A office buildings and the adjoining Lincoln City Club located in Dallas, Texas, subject to debt, for approximately $255.3 million. Lincoln Centre, built in 1981-1984 contains 1,635,352 net rentable square feet, and was 86% leased at the time of purchase. The three largest tenants are Atmos Energy (259,887 square feet), Santa Fe Energy (99,644 square feet), and Valhi/Contran (59,956 square feet). Rental rates average $19.44 per square foot, which is below the current average market rent for comparable properties. The property is located in the Far North Dallas Class A submarket, which had approximately 16.2 million square feet and a direct vacancy rate of 14.2% or 16.59% including sublet space at the time of purchase.

TIAA Real Estate Account Prospectus  |  27

Embarcadero Center West – San Francisco, CA

          On December 14, 2005, the Account purchased a thirty-story, Class A office building, located in San Francisco, California for approximately $206.0 million. Embarcadero Center, built in 1988 contains 472,261 square feet, and was 85% leased at the time of purchase. The three largest tenants are Gordon & Rees, LLP (83,313 square feet), O’ Melveny and Meyers (75,280 square feet), and Lieff, Cabraser, Heinman and Bernstein LLP (53,292 square feet). Rental rates average $40.60 per square foot, which is above the current average market rent for comparable properties. The property is located in the North Financial District of San Francisco, which had approximately 23.8 million square feet and a direct vacancy rate of 10.2% or 12.9% including sublet space at the time of purchase.

Residential Properties

Palomino Park Apartments – Denver, CO

          On November 22, 2005, the Account purchased a Class A apartment complex containing 1,184 units, located in Denver, Colorado for approximately $176.2 million. The Palomino was built between 1996 and 2001, and was 93% occupied at the time of purchase. Property amenities include a 30 acre park, a central club house, tennis and racquet ball courts, a fitness center and an outdoor resort style pool. . Rental rates average $1.14 per square foot per month, which is within the current average market rent for comparable properties. The property is located in the Highlands Ranch/Lone Tree submarket, which had approximately 5,989 units, with a vacancy rate of 10.0% at the time of purchase.

Industrial Properties

GE Appliance East Coast Distribution Facility – Perryville, MD

          On December 29, 2005, the Account purchased a bulk distribution warehouse consisting of a single-story building in Perryville, Maryland for approximately $46.5 million. The purchase included 12.4 acres of land for an expansion option of 200,000 square feet of space. GE Appliance East Coast Distribution Facility, built in 2003, contains 1,004,000 rentable square feet and was 100% leased to the General Electric Company. Rental rates average $2.82 per square foot, which is below the current average market rent for comparable properties. The property is located in the Hartford/Cecil County submarket which had approximately 15.0 million square feet and a vacancy rate of 15.8% at the time of purchase.

Broadlands Business Park – Elkton, MD

          On February 17, 2006, the Account purchased a single-story industrial building, located in Elkton, Maryland for approximately $34.7 million. The purchase includes approximately 10 acres of land for an additional 150,000 square feet of expansion space. Broadlands Business Park, built in 2006, contains 756,690 rentable square feet and was 100% leased to TNT Logistics N.A. Rental rates average $2.85 per square foot, which is below the current average market rent for

28  |  Prospectus TIAA Real Estate Account

comparable properties. The property is located in the Hartford/Cecil County submarket, which had approximately 15 million square feet and a vacancy of 15.8% at the time of purchase.

Retail Properties

Plainsboro Plaza – Plainsboro, NJ

          On December 23, 2005, the Account purchased a neighborhood retail shopping center in Plainsboro, New Jersey for approximately $50.7 million. Plainsboro Plaza, built in 1987 and renovated in 2002, contains 218,653 gross leaseable square feet and was 92% leased at the time of purchase to 34 tenants. The anchor tenants are Super Fresh (61,059 square feet) and CVS Pharmacy (12,150 square feet). Rental rates average $13.64 per square foot, which is within the current average market rent for comparable properties. The shopping center is located in the Princeton market, which for grocery anchored retail centers, had a vacancy of 2.3% at the time of purchase.

          The following describes property sales by the Account since November 15, 2005, the date of the last supplement to the Account prospectus describing property sales. Keep in mind that any changes in the valuation of the property since it was purchased have been reflected in the Account’s daily unit value over the period the Account held the property.

Rolling Meadows Shopping Center – Rolling Meadows, IL

          On November 29, 2005 the Account sold a 130,909 square foot neighborhood, grocery anchored shopping center for approximately $18.0 million. The Account purchased the property on May 28, 1997 for an original investment for $12.9 million.

Biltmore Commerce Center – Phoenix, AZ

          On December 28, 2005, the Account sold a three story, multi-tenant office building for $57.5 million. The Account purchased the property on February 23, 1999 for an original investment for $35.2 million.

TIAA Real Estate Account Prospectus  |  29

SELECTED FINANCIAL DATA

          The following selected financial data should be considered in conjunction with the Account’s financial statements and notes provided in this report.

	Year Ended Dec. 31, 2005	Year Ended Dec. 31, 2004	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2002	Year Ended Dec. 31, 2001

Investment income:
Real estate income, net	$340,089,550	$239,429,500	$224,938,080	$198,998,685	$180,752,326
Income from real estate joint ventures	63,580,501	57,275,242	31,989,569	17,077,072	1,580,805
Dividends and interest	79,245,154	41,623,715	19,461,931	26,437,901	33,687,343

Total investment income	482,915,205	338,328,457	276,389,580	242,513,658	216,020,474
Expenses	56,100,197	36,728,425	31,654,065	23,304,336	17,191,929

Investment income, net	426,815,008	301,600,032	244,735,515	219,209,322	198,828,545
Net realized and unrealized gain (loss) on investments	765,970,272	414,580,303	58,837,371	(102,967,284)	(29,609,560)

Net increase in net assets resulting from operations	1,192,785,280	716,180,335	303,572,886	116,242,038	169,218,985
Participant transactions	2,110,375,836	1,735,947,490	813,860,715	346,079,345	657,326,121

Net increase in net assets	$3,303,161,116	$2,452,127,825	$1,117,433,601	$462,321,383	$826,545,106

Total Return	14.02%	12.57%	7.50%	3.41%	6.29%

	December 31,

	2005	2004	2003	2002	2001

Total assets	$11,685,426,413	$7,843,979,924	$4,867,089,727	$3,731,503,245	$3,262,648,457
Total liabilities	1,136,715,311	598,429,938	73,667,566	55,514,685	48,981,280

Total net assets	$10,548,711,102	$7,245,549,986	$4,793,422,161	$3,675,988,560	$3,213,667,177

Accumulation units outstanding	42,623,491	33,337,597	24,724,183	20,346,696	18,456,445

Accumulation unit value	$239.95	$210.44	$186.94	$173.90	$168.16

Mortgage notes payable	$973,502,186	$499,479,256	—	—	—

30  |  Prospectus TIAA Real Estate Account

QUARTERLY SELECTED FINANCIAL INFORMATION

          The following selected financial data for each full quarter of 2005 and 2004 are derived from the financial statements of the Account for the years ended December 31, 2005 and 2004.

	2005 For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$93,301,077	$98,805,190	$114,048,282	$120,660,459
Net realized gain on investments	4,937,265	35,140,947	24,667,629	55,186,510
Net unrealized gain on investments	16,273,314	227,960,106	243,216,887	158,587,614

Net increase in net assets resulting from operations	$114,511,656	$361,906,243	$381,932,798	$334,434,583

Total return	1.52%	4.38%	4.13%	3.33%

	2004 For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$60,427,326	$69,917,576	$81,063,054	$90,192,076
Net realized gain on investments	13,957,043	6,937,958	12,050,272	28,258,158
Net unrealized gain on investments	(25,237,864	41,478,561	175,720,751	110,939,696

Net increase in net assets resulting from operations	$99,622,233	$118,334,095	$268,834,077	$229,389,930

Total return	2.01%	2.17%	4.48%	3.38%

TIAA Real Estate Account Prospectus  |  31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and notes contained in this prospectus.

2005 OVERVIEW

          As of December 31, 2005, the TIAA Real Estate Account had total net assets in the amount of $10,548,711,102, a 46% increase over the 2004 year end total net assets. The growth in net assets was primarily due to the increase in net new money into the Account. The remainder of the increase was due to income from investments and capital appreciation of the Account’s real estate assets. The Account closed on 42 transactions in 2005 for a total net investment, including acquisitions, dispositions, commitments to purchase interests in real estate limited partnerships and real estate investment trusts, of $1.6 billion. The Account purchased 24 properties for a total net equity investment of $1.9 billion. These purchases were diverse by both location (twelve states in the United States and the United Kingdom) and sector. The Account purchased eight office properties, including the Account’s first foreign investment, an office complex located in London, United Kingdom, which is subject to debt, eight industrial properties, six apartment properties and two retail properties. Additional transactions included three commitments to purchase limited partnership interests in two real estate related funds and one private real estate investment trust in the total amount of $227.5 million of which $172 million has been funded and the placement of $250 million in debt on an office building in which the Account owns a 50% joint venture interest. The Account also sold 14 properties (five industrial, five office, three apartment and one retail property), which had either maximized in value, under-performed or represented properties needing significant capital infusions in the future, which could have had a negative impact on the Account’s overall performance, for approximately $511.5 million.

          Subsequent to December 31, 2005, the Account closed on two transactions: the purchase of a bulk distribution warehouse for a total amount of approximately $34.7 million and the placement of approximately $153 million in debt on an office building which the Account already owns.

          As of December 31, 2005, the Account owned a total of 109 real estate properties, representing 80.11% of the Account’s Total Investments (eleven of which are held in joint ventures). The real estate portfolio includes 45 office properties (six of which are held in joint ventures), 30 industrial properties (including one joint venture), 24 apartment complexes, 9 retail properties (including three joint ventures), and a 75% joint venture partnership interest in a portfolio of storage facilities.

          The following charts reflect the diversification of the Account’s real estate assets by region and property type as well as its ten largest holdings. All

32  |  Prospectus TIAA Real Estate Account

information is based on the values of the properties as stated in the financial statements as of December 31, 2005.

REAL ESTATE ASSETS DIVERSIFICATION BY MARKET VALUE

	East (30)	West (34)	South (34)	Midwest (8)	Various* (2)	Foreign** (1)	TOTAL (109)

Office (45)	21.9%	18.1%	13.4%	3.9%	0.0%	4.1%	61.4%
Apartment (24)	2.2%	5.9%	5.3%	0.0%	0.0%	0.0%	13.4%
Industrial (30)	3.0%	7.5%	3.8%	2.0%	0.7%	0.0%	17.0%
Retail (9)	1.5%	1.3%	4.7%	0.0%	0.0%	0.0%	7.5%
Other*** (1)	0.0%	0.0%	0.0%	0.0%	0.7%	0.0%	0.7%

TOTAL (109)	28.6%	32.8%	27.2%	5.9%	1.4%	4.1%	100.0%

( )	Number of properties in parentheses.

*	Represents a portfolio of storage facilities and a portfolio of industrial properties located in various regions across the U.S.

**	Represents a United Kingdom real estate investment.

***	Represents a portfolio of storage facilities located in various regions across the U.S.

TOP TEN REAL ESTATE HOLDINGS

Property Name	City	State/ County	Property Type	Market Value(a)		% of Total Real Estate Portfolio	% Total Investments

1001 Pennsylvania Ave	Washington	DC	Office	$503.0	(b)	5.47%	4.38%
1 & 7 Westferry Circus	London	UK	Office	$373.1	(c)	4.06%	3.25%
50 Fremont Street	San Francisco	CA	Office	$373.0	(d)	4.05%	3.25%
IDX Tower	Seattle	WA	Office	$370.0	(e)	4.02%	3.22%
Four Oaks Place	Houston	TX	Office	$295.2		3.21%	2.57%
99 High Street	Boston	MA	Office	$276.3	(f)	3.00%	2.41%
Lincoln Centre	Dallas	TX	Office	$255.3		2.78%	2.22%
780 Third Avenue	New York City	NY	Office	$230.0		2.50%	2.00%
1900 K Street	Washington	DC	Office	$230.0		2.50%	2.00%
Ontario Industrial Portfolio	Ontario	CA	Industrial	$230.0	(g)	2.50%	2.00%

(a)

Value as reported in the 12/31/05 Statement of Investments. Investments owned 100% by TIAA are reported based on market value. Investments in joint ventures are reported based on the equity method of accounting.

(b)	This property is shown gross of debt.The value of the Account’s interest less leverage is $279.2, representing 3.03% of the Total Real Estate Portfolio and 2.43% of the Total Investments.

(c)

This property is shown gross of debt.The value of the Account’s interest less leverage is $142.7, representing 1.55% of the Total Real Estate Portfolio and 1.24% of the Total Investments. The market value has been converted to U.S. dollars from Pound Sterling at the exchange rate as of December 31, 2005.

(d)	This property is shown gross of debt.The value of the Account’s interest less leverage is $229.6, representing 2.50% of the Total Real Estate Portfolio and 2.00% of the Total Investments.

(e)	This property is shown gross of debt.The value of the Account’s interest less leverage is $215.7, representing 2.34% of the Total Real Estate Portfolio and 1.88% of the Total Investments.

(f)	This property is shown gross of debt. The value of the Account’s interest less leverage is $91.3, representing 0.99% of the Total Real Estate Portfolio and 0.79% of the Total Investments.

(g)	This property is shown gross of debt.The value of the Account’s interest less leverage is $219.9, representing 2.39% of the Total Real Estate Portfolio and 1.91% of the Total Investments.

TIAA Real Estate Account Prospectus  |  33

TOP FIVE OVERALL MARKET EXPOSURE

Metropolitan Statistical Area	# of Investments	% Total Investments

Washington-Arlington-Alexandria	10	10.45
San Francisco-San Mateo-Redwood City	4	6.50
Los Angeles-Long Beach-Glendale	7	4.61
Chicago-Naperville-Joliet	7	4.50
Dallas-Plano-Irving	4	4.27

          As of December 31, 2005, the Account also held investments in real estate limited partnerships, representing 1.71% of Total Investments, real estate equity securities, representing 3.71% of Total Investments, commercial mortgage-backed securities (CMBS), representing 0.19% of Total Investments, commercial paper representing 11.67% of Total Investments, and government bonds, representing 2.61% of Total Investments.

          Real Estate Market Outlook—In General

          Real estate had another year of strong performance in 2005. Due to strong inflows of equity and debt capital from domestic and international sources, investment into the asset class grew substantially. The combination of strong inflows of capital, sustained economic growth, steady improvement in real estate market conditions and low interest rates pushed commercial real estate prices higher in 2005. As a result of higher prices and greater interest in commercial real estate, sales transactional volume in 2005 totaled approximately $250 billion, 35% higher than in 2004 according to Real Capital Analytics, a prime source for transactional information for commercial real estate.

          Economic activity expanded throughout the nation in 2005. The U.S. economy added a total of 2.0 million new jobs in 2005. Gains were broadly based as the Federal Reserve Board’s January 2006 “Beige Book” reported that “Economic expansion continued across the twelve Federal Reserve Districts through the last several weeks of 2005.” According to the Beige Book, economic activity was “expanding modestly” in six districts, “accelerating” or “increasing at a solid pace” in four more, and “continuing to expand” or “reasonably strong” in the remaining two districts.

          Employment growth in the Account’s primary metropolitan areas has strengthened over the course of 2005. Of the Account’s five top markets, growth was strongest in the Washington D.C. metropolitan area, where employment grew at 3.1% during 2005. San Francisco (+ 0.9%), Los Angeles (+ 0.7%), Chicago (+ 1.1%), and Dallas (+ 1.4%) follow. By comparison, employment grew 1.6% in the United States as a whole during 2005.

          Growth in payroll employment is highly correlated with tenant demand for commercial real estate, though demand for space often occurs following a lag due to the nature of the leasing cycle. Office space demand, in particular, is correlated with employment growth in the “financial activities” and “professional & business

34  |  Prospectus TIAA Real Estate Account

services” sectors. These two sectors added 188,000 and 486,000 jobs, respectively, over the course of 2005. With 24 consecutive months of employment growth in the United States, office space demand has responded in kind. Office absorption, which is the net change in occupied space and a key fundamental indicator, totaled 87 million square feet in 2005 and 76 million square feet in 2004. By comparison, net absorption in 2003 was only 23 million square feet and in 2002 it was a negative 14 million square feet, which indicates that companies vacated more space than they leased. Gains in net absorption, in turn, have lowered office vacancy rates. Torto Wheaton Research, a widely used source of real estate market data, reported that office market vacancies averaged 13.6% at year-end 2005, and 15.4% at year-end 2004. According to the Torto Wheaton, office vacancies on a national basis have now declined for ten consecutive quarters.

          Improvements in the Account’s office markets are evident. For example, office vacancies in the Washington D.C. metropolitan area, the Account’s top office market, are well below the national average and have fallen to 9.3% as of the year-end 2005 compared with 10.3% at year-end 2004. The office market in the Washington, D.C. metro area has undoubtedly benefited from 40 consecutive months of employment growth. Vacancies in the New York metro area averaged 7.7% as of year-end 2005 and have declined from 9.3% as of year-end 2004. In the Account’s other top office markets, vacancy rates remain high: Chicago (16.9%), Houston (16.4%), San Francisco (13.1%), and Boston (14.3%). However, San Francisco, Boston and Houston have seen measurable declines in vacancy rates over the past year.

          Industrial space demand is related to a number of factors including the national business cycle, national industrial production, international trade volumes, changes in corporate logistics and distribution systems, and employment growth in the manufacturing, wholesale trade and transportation and warehousing industries. Most of these indicators have experienced sustained growth over the last several years. For example, U.S. gross domestic product (GDP), a basic indicator of the national business cycle, grew at a 3.5% pace in 2005, following a growth rate of 4.2% in 2004 and 2.7% in 2003. Similarly, national industrial production grew at a 2.8% rate in 2005, following a growth rate of 4.1% in 2004 and 0.6% in 2003. These gains are reflected industrial space absorption. According to Torto Wheaton Research, industrial space absorption in major U.S. metropolitan areas totaled 281 million square feet in 2005, as compared with 183 million square feet in 2004 and a mere 31 million square feet in 2003. Healthy space demand, in turn, has lowered industrial vacancies. Torto Wheaton Research reports that industrial vacancies averaged 9.7% at year-end 2005, compared with 11.4% at the end of 2004. Industrial vacancies have now declined for six consecutive quarters.

          The improvement in the Account’s industrial markets is clear. Industrial vacancies in the Riverside-San Bernardino metropolitan area, the Account’s top industrial market, for example, are well below the national average (9.7%), and have fallen to 5.4% at year-end 2005 compared with 7.1% at year-end 2004. The industrial market in Riverside-San Bernardino has benefited from 20 million

TIAA Real Estate Account Prospectus  |  35

square feet of absorption in both 2004 and 2005, which is the most of any U.S. market. Vacancies in the Los Angeles metro area are also well below the national average at 4.5% at year-end 2005. In the Account’s other top industrial markets, vacancy rates are above the national average: Chicago (10.8%), Dallas (12.6%), and Atlanta (12.6%). Each of these markets has experienced a meaningful decline in vacancies over the past year.

          Key factors influencing demand in the apartment sector include employment growth, population and household growth, and housing affordability, each of which moved in ways favorable to apartment demand during 2005. For example, data from the National Association of Realtors show that housing affordability declined to its lowest level since 2001 due to home price increases of 15% nationwide during 2005 and modest increases in mortgage interest rates. In addition to healthy apartment demand, Real Capital Analytics reported that the supply of rental units was reduced in a number of markets as developers converted sizeable numbers of apartment units to condominiums over the course of 2005. Condo conversions were particularly prevalent in metropolitan areas like Miami, Las Vegas, San Diego and Washington D.C. As a result of these two trends—an increase in demand and a reduction in supply—Torto Wheaton Research reported in its year-end 2005 report that the U.S. apartment market “...tightened throughout 2005”. Nationally, vacancies averaged 5.1% at year-end 2005 compared with 6.2% at year-end 2004. In addition, many landlords were able to raise rents for the first time in several years. Other landlords eliminated rental concessions and incentives which are used for competitive purposes when demand is soft.

          The market conditions in the Account’s apartment markets have clearly improved as well. For example, apartment vacancies in the Atlanta metropolitan area, the Account’s top apartment market, declined to 6.1% at year-end 2005 compared with 8.4% at year-end 2004. In the Account’s other top apartment markets, vacancy rates are well below the national average, Los Angeles (2.4%), Ft. Lauderdale (1.3%), and Washington D.C. (4.2%). Vacancies in Dallas are above the national average at 7.4%, but declined from 9.9% at year-end 2004.

          Key factors influencing retail space demand include trends in consumer spending, growth in personal income and wages, and retailers’ growth and expansion plans. For example, the U.S. Census Bureau reported that U.S. retail sales excluding autos increased a solid 8.3% in 2005. This gain came despite headwinds from higher energy and gasoline prices. Healthy retail sales, in turn, sustained retail space demand. According to Torto Wheaton Research, vacancies in neighborhood and community centers averaged 7.7% at year-end 2005 as compared with 8.0% at year-end 2004. In its year-end 2005 report, Torto Wheaton Research noted that retail rents and occupancies have risen steadily in recent years, and “...there is nothing in the marketplace today to suggest that that trend is not going to continue….”

          Real estate supply/demand conditions also appear favorable. Office construction nationally totaled 35 million square feet in 2005 compared with an annual average of 80 million square feet during the 1998-2002 cyclical peak period. Torto Wheaton Research expects office construction to increase marginally to 38 million

36  |  Prospectus TIAA Real Estate Account

square feet in 2006. Similarly, construction of industrial space in 2005 was roughly 35% below totals during the 1996-2001 peak construction period. Torto Wheaton Research does not expect a significant increase in industrial construction in 2006. Multi-family construction has slowed less sharply; however, a growing number of these units are being built for sale rather than rent. Torto Wheaton Research expects that construction of neighborhood and community shopping centers which totaled 26 million square feet in 2005, to decline roughly 25% in 2006 due in part to increased land and construction costs.

          Economic Outlook for 2006

          On balance, prospects for U.S. commercial real estate markets appear promising given current economic and property market conditions. Nationally, employment is growing at a solid and sustainable pace. The combination of ongoing employment growth and moderate construction bode well for commercial real estate markets. However, continued strong inflows of capital to real estate markets are likely to put pressure on future pricing and returns. Given these trends, prudence and pricing discipline will be required with respect to the Account’s acquisition activities going forward.

RESULTS OF OPERATIONS

          Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

          Performance

          The Account’s total return was 14.02% for the year ended December 31, 2005, 145 basis points higher than the 2004 annual return of 12.57%. The substantial increase in the Account’s overall performance on a year-to-year basis reflects the strong performance of the Account’s real estate properties. The market value of the Account’s real estate portfolio increased substantially in 2005 due to capital appreciation of these assets as a result of the sustained growth in capital investment into the real estate market from institutional investors as well as foreign investors.

          Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 42% higher for the year ended December 31, 2005 compared to the same period in 2004. This increase is related to a 46% increase in total net assets, which included a 41% increase in the Account’s real estate holdings, including joint ventures and limited partnerships, over the same period.

          The Account’s real estate holdings, including joint venture investments, generated approximately 83% and 88% of the Account’s total investment income (before deducting Account level expenses) during 2005 and 2004, respectively. The decline is due to the effect of the increase in total net assets, a decline in the total percentage of the Account’s assets held in real estate and joint venture interests and the corresponding growth in the non-real estate assets owned by the Account. As of year end 2005, the Account held 80% of its assets in real estate and 14% short term holdings, as compared to 85% and 9%, respectively in 2004. The

TIAA Real Estate Account Prospectus  |  37

remaining portion of the Account’s total investment income was generated by marketable securities investments.

          Gross real estate rental income increased approximately 56% in the year ended December 31, 2005 as compared to the same period in 2004. This increase was primarily due to the increased number of properties owned by the Account. In 2005, the Account benefited from the full year’s income from the properties purchased in 2004 (21) and for a partial year’s income from those properties purchased throughout 2005 (24 in total). Income from the real estate joint ventures was $63,580,501 for the year ended December 31, 2005 as compared with $57,275,242 for the year ended December 31, 2004. This 11% increase in joint venture income was due to an increase in the number of joint venture owned by the Account purchased in 2004. Interest income on the Account’s marketable securities investments increased from $15,055,451 in 2004 to $54,114,448 in 2005 due to the increase in the amount of non-real estate assets held by the Account as well as an increase in short term rates from 2004 to 2005. Dividend income on the Account’s real estate equity securities and limited partnership investments increased from $26,568,264 for the year ended December 31, 2004 to $25,130,706.

          Total property level expenses for the year ended December 31, 2005 and 2004 were $278,544,030, and $157,768,776, respectively. In 2005, operating expenses and real estate and other taxes represented 54% and 32% of the total expenses respectively, with the remaining 14% due to interest payments on mortgages. In comparison, operating expenses, real estate and other taxes, and interest expense represented 64%, 35% and 1%, respectively in 2004. Overall, property level expenses increased by 77% from 2004 to 2005, with approximately one-third of this increase attributable to interest payments made in 2005. The factors influencing this year to year variance were: an increase in the number of properties subject to debt, which increased from 4 in 2004, (all acquired in the fourth quarter of 2004) to 7 in 2005 (the interest expense incurred by the Account was $830,361 and $40,028,630, respectively in 2004 and 2005); and the purchase of additional properties in 2005.

          The Account also incurred expenses for the years ended December 31, 2005 and 2004 of $19,603,225 and $14,393,388, respectively, for investment advisory services, $27,130,406 and $16,372,446, respectively, for administrative and distribution services and, $9,366,566 and $5,962,591 respectively, for mortality, expense risk and liquidity guarantee charges. The overall 53% increase in expenses is a result of the larger net asset base in the Account, and the increased costs associated with managing and administering the Account.

          Net Realized and Unrealized Gains and Losses on Investments

          The Account had net realized and unrealized gains on investments of $765,970,272 for the year ended December 31, 2005, as compared with net realized and unrealized gains on investments of $414,580,303 for the year ended December 31, 2004. This positive variance is primarily due to a substantial increase in net realized and unrealized gain on the Account’s real estate properties of $590,179,625 for the year ended December 31, 2005 as compared to $184,531,410 for

38  |  Prospectus TIAA Real Estate Account

the year ended December 31, 2004. The increase in net realized and unrealized gains is due to the capital appreciation of real estate assets attributable to the continued inflow of capital into the real estate market from institutional and other investors, which had the effect of increasing the value of real estate. This trend, which began in 2004 and increased in 2005, is evidenced by the net realized gain of $90.3 million on the properties sold in 2005. The net proceeds of these sales was $511.5 milllion. The Account also had unrealized gains on its real estate joint ventures and limited partnership holdings of $168,723,129 for the year ended December 31, 2005, as compared to unrealized gains of $161,584,369 for the same period in 2004. This increase was due to the unrealized gains posted in 2005 on the properties in which the Account has an interest. The Account’s marketable securities for the year ended December 31, 2005 had net realized and unrealized gains totaling $7,067,518 as compared with net realized and unrealized gains of $68,464,524 for the year ended December 31, 2004. The primary factor in the decline is the net effect of the relatively weak performance of the REIT market on the Account’s real estate equity securities in 2005 as compared to the strong performance of this market in 2004.

          Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

          Performance

          The Account’s total return was 12.57% for the year ended December 31, 2004 and 7.50% for 2003. The substantial increase in the Account’s overall performance on a year-to-year basis reflects the strong performance of the Account’s real estate properties and real estate-related (real estate equity securities, CMBS and limited partnerships) investments. The market value of the Account’s real estate portfolio increased substantially in 2004, as did the value of its real estate equity securities holdings. These increases in the real estate and real estate-related assets were due to the significant amount of capital which flowed into the real estate market from institutional investors as well as foreign investors, increasing the price of core real estate investments.

          Income and Expenses

          The Account’s net investment income after deduction of all expenses was 23% higher for the year ended December 31, 2004 compared to the same period in 2003. This increase was primarily due to a 51% increase in total net assets, which included a 66% increase in the Account’s real estate holdings, including joint ventures and limited partnerships, over the same period.

          The Account’s real estate holdings, including joint venture and fund investments, generated approximately 88% and 93% of the Account’s total investment income (before deducting Account level expenses) during 2004 and 2003, respectively. The remaining portion of the Account’s total investment income was generated by marketable securities investments.

TIAA Real Estate Account Prospectus  |  39

          Gross real estate rental income increased approximately 10% in the year ended December 31, 2004 as compared to the same period in 2003. This increase was due to the increased number of properties owned by the Account. Income from the real estate joint ventures was $57,275,242 for the year ended December 31, 2004 as compared with $31,989,569 for the year ended December 31, 2003. This increase in joint venture income was due to positive leasing activity at several retail properties as well as the purchase of an additional joint venture interest in an existing office property, and the addition of two joint venture investments in 2004. Interest income on the Account’s marketable securities investments increased from $7,221,765 in 2003 to $15,055,451 in 2004 due to the increase in the amount of non-real estate assets held by the Account as well as a slight increase in short term rates from 2003 to 2004. Dividend income on the Account’s real estate equity securities and limited partnership investments increased from $12,240,166 for the year ended December 31, 2003 to $26,568,264 for the year ended December 31, 2004. This increase was due to the strong performance of the real estate market reflecting the increased inflow of capital into real estate-related investments.

          Total property level expenses for the years ended December 31, 2004 and 2003 were $157,768,776, and $136,678,570, respectively. This 15% increase in property level expenses reflected the increased number of real estate properties owned by the Account from 2003 to 2004. In addition, during 2004, the Account incurred interest expense of $830,361 related to the mortgages.

          The Account also incurred expenses for the years ended December 31, 2004 and 2003 of $14,393,388 and $12,751,191 respectively, for investment advisory services, $16,372,446 and $14,786,580 respectively, for administrative and distribution services and $5,962,591 and $4,116,294 respectively, for mortality, expense risk and liquidity guarantee charges. The overall 16% increase in expenses is a result of the larger net asset base in the Account, and the increased costs associated with managing and administering the Account.

          Net Realized and Unrealized Gains and Losses on Investments

          The Account had net realized and unrealized gains on investments of $414,580,303 for the year ended December 31, 2004, as compared with net realized and unrealized gains on investments of $58,837,371 for the year ended December 31, 2003. The increase in net realized and unrealized gains is primarily due to the substantial net realized and unrealized gain on the Account’s real estate properties of $184,531,410 for the year ended December 31, 2004 as compared to net realized and unrealized losses for the year ended December 31, 2003 of $5,040,820. In addition, the Account had an unrealized gain on its joint venture holdings of $161,584,369 for the year ended December 31, 2004 as compared to unrealized gain of $23,914,271 for the year ended December 31, 2003. The substantial net gains in the year ending December 31, 2004 are due to the increase in market value of its real estate portfolio, particularly in the value of three regional malls in which the Account owns joint venture interests. The Account’s marketable securities for the year ended December 31, 2004 had net realized and unrealized gains totaling

40  |  Prospectus TIAA Real Estate Account

$68,464,524 as compared with net realized and unrealized gains of $39,963,920 for the year ended December 31, 2003.

          During 2004, the Account sold five properties. Proceeds of sale were $113,765,000 and cost at the time of sale was $99,937,568, resulting in a realized gain of $13,827,432. During 2003, the Account sold two properties. Proceeds of sale were $187,225,000 and cost at the time of sale was $154,626,452, resulting in a realized gain of $32,598,548.

LIQUIDITY AND CAPITAL RESOURCES

          At year end 2005 and 2004, the Account’s liquid assets (i.e., its real estate equity securities, CMBSs, commercial paper and government securities) had a value of $2,089,557,113 and $1,045,733,841, respectively. The increase in the Account’s liquid assets was primarily due to the net positive inflow from transfers and premiums into the Account which is likely in response to the strong relative performance of the Account.

          In 2005, the Account received $968,189,436 in premiums and $1,435,432,984 in net participant transfers from TIAA, CREF Accounts and affiliated mutual funds, while for 2004 the Account received $738,048,183 in premiums and $1,188,465,203 in net participants’ transfers. Real estate acquisitions totaling approximately $1.9 billion and $2.5 billion were made during 2005 and 2004, respectively. The Account’s liquid assets will continue to be available to purchase additional suitable real estate properties and to meet expense needs and redemption requests (i.e., cash withdrawals, benefits, or transfers). In the unlikely event that the Account’s liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA’s general account will purchase liquidity units in accordance with TIAA’s liquidity guarantee to the Account.

          The Account, under certain conditions more fully described in the Account’s prospectus, may borrow money and assume or obtain a mortgage on a property —i.e., make leveraged real estate investments. Note that the Account changed its borrowing policy in 2005 to expand the circumstances under which it could borrow. Also, to meet any short-term cash needs, the Account may obtain a line of credit whose terms may require that the Account secure the loan with one or more of its properties. The Account’s total borrowings may not exceed 20% of the Account’s total net asset value.

EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

          Inflation, along with increased insurance, utilities and security costs, may increase property operating expenses in the future. These increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

TIAA Real Estate Account Prospectus  |  41

CRITICAL ACCOUNTING POLICIES

          The financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States.

          In preparing the Account’s consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances — the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

          Management believes that the following policies related to the valuation of the Account’s assets reflected in the Account’s financial statements affect the significant judgments, estimates and assumptions used in preparing its financial statements:

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s properties are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. TIAA’s appraisal staff performs a valuation of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation or appraisal. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion.

          Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying joint venture entities, which value their real estate holdings and mortgage notes payable at fair value.

          Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

42  |  Prospectus TIAA Real Estate Account

          Accumulation and Annuity Fund: The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment. The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments. The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge that can be assessed, which is equal to 2.50% of average net assets per year. Accordingly, a small risk charge is paid by the Account to TIAA to assume these risks.

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined.

          The Account has limited partnerships interests in various real estate funds (limited partnerships). The Account records its contributions as increases to the investments and distributions from the investments are treated as either income or return of capital as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded quarterly when our accounting records are compared to the fund’s financial statements and we true up our equity value.

          Income from joint ventures is recorded based on the Account’s proportional interest in the income earned by the joint venture that has been distributed from the joint venture to the Account.

          Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Mortgage Notes Payable: Commencing in 2005, the Account separately reports mortgage notes payable at estimated market value. Estimated market values are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect

TIAA Real Estate Account Prospectus  |  43

estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchase price to the below or above market debt and amortizes the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the repsective dates of the transactions. The effect of changes in foreign currency exchange rates on portfolio investments are included in the net realized and unrealized gains and losses on investments. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

FORWARD-LOOKING STATEMENTS

          Some statements in this report which are not historical facts may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or management’s present expectations.

          Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date this report is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          The Account’s real estate and real estate-related investments, which as of December 31, 2005 represented 81.82% of the Account’s investments (not including real estate equity securities), expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, and changing supply and demand for certain types of properties;

44  |  Prospectus TIAA Real Estate Account

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses; and

•	Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property or buys a property subject to a mortgage.

          As of December 31, 2005, 18.19% of the Account’s investments were in market risk sensitive instruments, comprised entirely of marketable securities. These include real estate equity securities, commercial mortgage-backed securities (CMBSs), and high-quality short-term debt instruments (i.e., commercial paper and government agency instruments). The Statement of Investments for the Account sets forth the terms of these instruments, along with their fair value, as determined in accordance with procedures described in Note 1 to the Account’s financial statements. Note that the Account does not currently invest in derivative financial instruments.

          The Account’s investments in marketable securities are subject to the following general risks:

•

financial risk — for debt securities, the possibility that the issuer won’t be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•	market risk — price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	interest rate volatility, which may affect current income from an investment.

          In addition, mortgage-backed securities are subject to prepayment risk — i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities. The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments.

          In addition to these risks, real estate equity securities and mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see the Account’s most recent prospectus.

TIAA Real Estate Account Prospectus  |  45

VALUING THE ACCOUNT’S ASSETS

          We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments

•	the value of the Account’s other securities investments and other assets

•	the value of the individual real properties and other real estate–related investments owned by the Account

•

an estimate of the net operating income accrued by the Account from its properties and other real estate–related investments and then reducing it by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See “Expense Deductions,” page 49.

VALUING REAL ESTATE INVESTMENTS

          Valuing Real Property: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

          After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

          Quarterly, we will conduct an internal review of each of the Account’s properties. We’ll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We’ll continue to use the revised value to calculate the Account’s net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

          The Account’s net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate–related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

          Development properties initially will be valued at the Account’s cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

          The Account may, at times, value properties purchased together as a portfolio as a single asset, to the extent we believe that the property will likely be sold as

46  |  Prospectus TIAA Real Estate Account

one portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually.

          Because of the nature of real estate assets, the Account’s net asset value won’t necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

          Valuing Real Property Encumbered by Debt: In general, when we value an Account property subject to a mortgage, the Account’s net asset value will include the value of the Account’s interest in the property (with the property valued as described above). The value of the mortgage will be recorded as a liability based on a valuation performed independently of the property.

          Valuing Conventional Mortgages: Individual mortgage loans made by the Account will be valued initially at their face amount. Thereafter, quarterly, we’ll value the Account’s fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We’ll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it. Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.

          Valuing Participating Mortgages: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we’ll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We’ll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we’ll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We’ll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

          Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.

          Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

          Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the

TIAA Real Estate Account Prospectus  |  47

Account actually receives cash from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

          Adjustments: We can adjust the value of an investment if we believe events or market conditions (such as a borrower’s or tenant’s default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

          The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

•	is made within three months of the annual independent appraisal or

•	results in an increase or decrease of:

•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal

•	more than 2 percent in the value of the Account since the prior month or

•	more than 4 percent in the value of the Account within any quarter.

          Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate–related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS (INCLUDING CERTAIN REAL ESTATE–RELATED INVESTMENTS)

          Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or derive them from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees.

          Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

          We value equity securities traded on the NASDAQ Stock Market’s National Market at their last sale price on the valuation day. If no sale is reported that day,

48  |  Prospectus TIAA Real Estate Account

we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

          Mortgage-Backed Securities: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.

          Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

          Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

EXPENSE DEDUCTIONS

          Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

TIAA Real Estate Account Prospectus  |  49

          The current annual estimated expense deductions are:

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.190%	For TIAA’s investment advice, portfolio
		accounting, custodial services, and similar
		services, including independent fiduciary and
		appraisal fees

Administration	0.275%	For Services’ administrative services, such as al-
		locating premiums and paying annuity income

Distribution	0.080%	For Services’ expenses related to distributing
		the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense
		risks

Liquidity Guarantee	0.035%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction	0.630%	For total services to the Account

          After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the following quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account’s assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

          TIAA’s board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

          Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers’ commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

EMPLOYER PLAN FEE WITHDRAWALS

          Your employer may, in accordance with the terms of your plan, and with TIAA’s approval, withdraw amounts from your Real Estate Account accumulation under your Retirement Select, Retirement Choice, Retirement Choice Plus, or Retirement Select Plus contract, and, on a limited basis, under your GA, GSRA GA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account, and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed the rate 2.50% of average net assets per year. TIAA

50  |  Prospectus TIAA Real Estate Account

reserves the right to suspend or reinstate its approval for a plan to make such withdrawals. The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

          If allowed by your contract, your employer may also charge a fee on your account to pay fees associated with administering the plan.

THE CONTRACTS

          TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, Retirement Select, Retirement Select Plus, Retirement Choice, Retirement Choice Plus, or Keogh contracts. The College Retirement Equities Fund (CREF) is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA traditional annuity and particular mutual funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

RA (RETIREMENT ANNUITY), GRA (GROUP RETIREMENT ANNUITY), AND RETIREMENT SELECT CONTRACTS

          RA, GRA, and Retirement Select contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA and Retirement Select contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

          Depending on the terms of your plan, RA, GRA, and Retirement Select premiums can be paid by your employer, you, or both. If you’re paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer funds from another investment choice under your employer’s plan to your contract. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY), AND GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

          These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA and Retirement Select Plus

TIAA Real Estate Account Prospectus   |   51

contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth-style contributions, though you won’t be able to take tax deductions for these contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

RETIREMENT SELECT/RETIREMENT SELECT PLUS ANNUITIES AND RETIREMENT CHOICE/RETIREMENT CHOICE PLUS ANNUITIES

          These are very similar in operation to the GRAs and GSRAs, respectively, except that they are issued directly to your employer on your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

CLASSIC IRA AND ROTH IRA

          Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $4,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. If you are age 50 or older, you may contribute up to $5,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $4,000, or $5,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2006; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $4,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. If you are age 50 or older you may contribute up to $5,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $4,000, or $5,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2006; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

          Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY OWNED GSRA

          These are used exclusively for employee retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death

52   |   Prospectus TIAA Real Estate Account

benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGHS

          TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

ATRA (AFTER-TAX RETIREMENT ANNUITY)

          The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

          Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes,” on page 65 for more information.

IRA AND KEOGH ELIGIBILITY

          You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STATE REGULATORY APPROVAL

          State regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

STARTING OUT

          Generally, we’ll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

          If we receive premiums from your employer before your application or enrollment form, we’ll generally invest the money in the CREF Money Market Account until we receive your form. (Some employer plans may require that we send such premiums back to the employer or have a different default.) We’ll transfer the appropriate amount from the CREF Money Market Account and credit it to the Real Estate Account as of end of the business day we receive your completed form.

TIAA Real Estate Account Prospectus   |   53

          If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we’ll invest your premiums in the CREF Money Market Account (Some employer plans may have a different default). After we receive a complete and correct application, we’ll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.

          TIAA generally doesn’t currently restrict the amount or frequency of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment.

          If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not subject to your employer’s retirement plan.

          In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

          Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

          We will not be deemed to have received any premiums sent to the addresses designated for remitting premiums until the third-party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

          Important Information About Procedures for Opening a New Account

          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

          What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information we need, we may not be able to open an account or effect any transactions for you.

CHOOSING AMONG INVESTMENT ACCOUNTS

          You can allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, and, in

54  |   Prospectus TIAA Real Estate Account

some cases, certain mutual funds if the account or fund is available under your employer’s plan.

          You can change your allocation choices for future premiums

•	by writing to our home office

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252

THE RIGHT TO CANCEL YOUR CONTRACT

          You can cancel your contract (other than a Retirement Select contract or Retirement Select Plus contract not issued in New York) up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We’ll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT — ACCUMULATION UNITS

          When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date). A business day ends at 4:00 p.m. Eastern time or when trading closes on the NYSE, if earlier.

          The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

          Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

TIAA Real Estate Account Prospectus   |  55

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

          Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, or TIAA’s traditional annuity

•

to the Real Estate Account from a CREF investment account or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA, GRA, Retirement Select, or Retirement Choice contracts are subject to restrictions)

•	from the Real Estate Account to other companies

•	to the Real Estate Account from other companies/plans

•	by withdrawing cash

•	by setting up a program of automatic withdrawals or transfers

          For more information regarding the transfer policies of CREF or another investment option listed above, please see the respective contract, prospectus or other governing instrument.

          These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer’s plan, or by current tax law, or by the terms of your contract, as set forth below. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.

          Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

          To request a transfer or to withdraw cash:

•	write to TIAA’s home office at 730 Third Avenue, New York, NY 10017-3206

•	call us at 800 842-2252 or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

56  |  Prospectus TIAA Real Estate Account

          You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

          Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See “Taxes,” page 65.

TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS

          Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to mutual funds offered under the terms of your plan. Transfers to CREF accounts or to certain other options may be restricted by your employer’s plan.

          You can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts or in the mutual funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA, Retirement Select, or Retirement Choice contracts can only be effected over a period of time (up to ten years) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

          Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

          Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA, GRA, or Retirement Select contract to another company, and the $1,000 minimum will not apply to these transfers. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

          Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from an Account and apply it to another Account or investment option, subject to the terms of your plan, and without your consent.

TRANSFERS FROM OTHER COMPANIES/PLANS

          Subject to your employer’s plan, you can usually transfer or rollover money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also rollover before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, you may be able to rollover funds from 401(a), 403(a), 403(b) and governmental 457(b)

TIAA Real Estate Account Prospectus   |  57

plans to a TIAA Classic IRA. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

          You may withdraw cash from your SRA, GSRA, Retirement Select Plus, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA, GRA, Retirement Choice, Retirement Choice Plus, or Retirement Select accumulation may be limited by the terms of your employer’s plan and federal tax law. Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.

          Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½ or leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½).

          Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

          If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.

WITHDRAWALS TO PAY ADVISORY FEES

          You can set up a program to have monies withdrawn directly from your retirement plan or IRA accumulations to pay your financial advisor, if your employer’s plan allows. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you

58  |  Prospectus TIAA Real Estate Account

understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

          From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

          If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

ADDITIONAL LIMITATIONS

          Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

MARKET TIMING POLICY

          There are participants who may try to profit from transferring money back and forth among the CREF accounts, the Real Estate Account, and mutual funds available under the terms of your plan, in an effort to “time” the market. As money is shifted in and out of these accounts, the accounts or funds incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. In addition, market timing can interfere with efficient portfolio management and cause dilution, if timers are able to take advantage of pricing inefficiencies. To discourage market-timing activity, transfers from the Account to a CREF or TIAA account are limited to once every calendar quarter. In addition, participants who make more than three transfers out of any TIAA or CREF account or any of the TIAA-CREF mutual funds available under your plan (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers.

          We have the right to modify our policy at any time without advance notice.

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RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

          You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59½ to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70½ or you retire. For more information, see “Minimum Distribution Requirements,” on page 61. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

          Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream.

          Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

          Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

          There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 62. The total value of your annuity payments may be more or less than your total premiums.

ANNUITY STARTING DATE

          Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your

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first annuity payment can be made on any business day between the first and twentieth of any month.

INCOME OPTIONS

          Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Select, Retirement Select Plus, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

          All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years (2 to 30 years for RAs, GRAs, and SRAs). (This option is not available under all contracts.)

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO) Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all contracts.)

          You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your right to take a cash withdrawal of any accumulation not yet

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distributed. This pay-out annuity is not available under the Retirement Select or Retirement Select Plus contracts. Instead, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

          For any of the income options described above, current federal tax law says that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

          Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes,” page 65.

          If you haven’t picked an income option when the annuity starting date arrives for your contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, subject to the terms of your plan, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

          After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

          We’ll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

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ANNUITY PAYMENTS

          The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

          Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year — the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year’s value.

          Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

          Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

          The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

          The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

          Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income

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change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

          The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

          For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

          For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

          TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

          TIAA may pay death benefits if you or your annuity partner dies, which may be subject to the terms of your employer’s plan. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE’S RIGHTS

          Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

          If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

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PAYMENT OF DEATH BENEFIT

          To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

METHODS OF PAYMENT OF DEATH BENEFITS

          Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

          Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•

Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Select, Retirement Select Plus, Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period;

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts) and

•

Minimum Distribution Option, which automatically pays income according to the Internal Revenue Code’s minimum distribution requirements (not available under Retirement Select, Retirement Select Plus, Retirement Choice or Retirement Choice Plus). It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

          Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

          Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your

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beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

          Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

TAXES

          This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

          The Account is not a separate taxpayer for purposes of the Internal Revenue Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

           During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a) or 403(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed. Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $15,000 per year ($20,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $18,000 per year in a 403(b) plan ($23,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $4,000 per year ($5,000 per year for taxpayers age 50 or older).

          The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $15,000 ($20,000 if you are age

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50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

          Note that the dollar limits listed above are for 2006; different dollar limits may apply in future years.

EARLY DISTRIBUTIONS

          If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

          In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules.

WITHHOLDING ON DISTRIBUTIONS

          If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

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          For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

SPECIAL RULES FOR AFTER-TAX RETIREMENT ANNUITIES

          If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

          In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

          Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

          Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

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          Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

          Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

          Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

           Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

          Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

          Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

FEDERAL ESTATE TAXES

          While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX

          Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

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 ANNUITY PURCHASES BY RESIDENTS OF PUERTO RICO

          The Internal Revenue Service has announced that income received by residents of Puerto Rico under annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

ANNUITY PURCHASES BY NONRESIDENT ALIENS

          The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

SPECIAL RULES FOR WITHDRAWALS TO PAY ADVISORY FEES

          If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

          However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA Contract will be treated as taxable distributions.

FOREIGN TAX CREDIT

          Foreign Tax Credit. The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA will receive a foreign tax credit, which may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Internal Revenue Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be

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 available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

POSSIBLE TAX LAW CHANGES

          Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

          We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

GENERAL MATTERS

MAKING CHOICES AND CHANGES

          You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

          You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

          To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the

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TIAA-CREF Web Center at http://www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

          You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

          If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

HOUSEHOLDING

          To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

MISCELLANEOUS POLICIES

           Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of this contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

          If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

          Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

          Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

          Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Internal Revenue Code, we’ll refund them to your employer as long as

72  |  Prospectus TIAA Real Estate Account

we’re requested to do so (in writing) before you start receiving annuity income. Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

          Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

          Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

          Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

          Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTION

          The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, LLC (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

STATE REGULATION

          TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.

          TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

TIAA Real Estate Account Prospectus  |  73

LEGAL MATTERS

          All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by George W. Madison, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

EXPERTS

           PricewaterhouseCoopers, LLP (PwC), independent registered public accounting firm for the Account, has audited the Account’s financial statements at December 31, 2005, and for the year ended December 31, 2005, as set forth in their report. Ernst & Young LLP (“E&Y”), independent registered public accounting firm, has audited the Account’s financial statements at December 31, 2004, and for each of the two years in the period ended December 31, 2004, as set forth in their report.

          With respect to TIAA, PwC has audited TIAA’s statutory-basis financial statements at December 31, 2005, and for the year ended December 31, 2005, as set forth in their report.

          E&Y has audited TIAA’s statutory-basis financial statements at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, as set forth in their report (which contains an explanatory paragraph describing that TIAA presents its financial statements in conformity with accounting practices prescribed or permitted by the New York State Insurance Department, which practices differ from U.S. generally accepted accounting principles and that the effects of the variances between such bases of accounting on TIAA’s financial statements are not reasonably determinable but are presumed to be material, as described in Note 2 to the TIAA statutory-basis financial statements).

          Friedman LLP, independent auditors, have audited the statement of revenues and certain expenses of the following properties: (i) Windsor at Lenox Park for the year ended December 31, 2004; (ii) Lincoln Centre for the year ended December 31, 2004; (iii) Urban Centre for the year ended December 31, 2004; (iv) U.S. Bank Plaza for the year ended December 31, 2004; (v) Inverness Center for the year ended December 31, 2004; (vi) RREEF America Industrial Portfolio for the year ended December 31, 2004; (vii) 99 High Street for the year ended December 31, 2004; (viii) 8270 Greensboro Drive for the year ended December 31, 2004; (ix) The Reserve at Sugarloaf for the year ended December 31, 2004; (x) Suncrest Village for the year ended December 31, 2004; (xi) Palomino Park Apartments for the year ended December 31, 2004; (xii) Embarcadero Center West for the year ended December 31, 2004; and (xiii) 1 and 7 Westferry Circus for the year ended December 31, 2004.

          We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on the auditing firms’ respective reports, given on the authority of such firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

          The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the

74  |  Prospectus TIAA Real Estate Account

Account, at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (http://www.sec.gov).

OTHER REPORTS TO PARTICIPANTS

          TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

          Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

CUSTOMER COMPLAINTS

           Customer complaints may be directed to our Participant Relations Unit, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2776.

FINANCIAL STATEMENTS

          The financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited statutory-basis financial statements of TIAA follow. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

          The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

TIAA Real Estate Account Prospectus  |  75

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Audited Financial Statements:

77	Report of Management Responsibility
78	Report of the Audit Committee
80	Statements of Assets and Liabilities
81	Statements of Operations
82	Statements of Changes in Net Assets
83	Statements of Cash Flows
84	Notes to Financial Statements
92	Statement of Investments
101	Report of Independent Registered Public Accounting Firm

Proforma Condensed Financial Statements:
103	Proforma Condensed Statement of Assets and Liabilities
104	Proforma Condensed Statement of Operations
105	Notes to Proforma Condensed Financial Statements

Property Financial Statements:

Windsor at Lenox Park, Atlanta, Georgia
106	Independent Auditors’ Report
107	Statement of Revenues and Certain Expenses
107	Notes to Statement of Revenues and Certain Expenses

Lincoln Centre, Dallas, Texas
109	Independent Auditors’ Report
110	Statement of Revenues and Certain Expenses
110	Notes to Statement of Revenues and Certain Expenses

Urban Centre, Tampa, Florida
112	Independent Auditors’ Report
113	Statement of Revenues and Certain Expenses
113	Notes to Statement of Revenues and Certain Expenses

U.S. Bank Plaza, Sacramento, California
115	Independent Auditors’ Report
116	Statement of Revenues and Certain Expenses
116	Notes to Statement of Revenues and Certain Expenses

Inverness Center, Birmingham, Alabama
118	Independent Auditors’ Report
119	Statement of Revenues and Certain Expenses
119	Notes to Statement of Revenues and Certain Expenses

RREEF America Industrial Portfolio, Chicago, Illinois
121	Independent Auditors’ Report Statement of Revenues and Certain Expenses
122	Notes to Statement of Revenues and Certain Expenses

99 High Street, Boston, Massachusetts
124	Independent Auditors’ Report
125	Statement of Revenues and Certain Expenses
125	Notes to Statement of Revenues and Certain Expenses

8270 Greensboro Drive, Tysons Corner, Virginia
127	Independent Auditors’ Report
128	Statement of Revenues and Certain Expenses
128	Notes to Statement of Revenues and Certain Expenses

The Reserve at Sugarloaf, Atlanta, Georgia
130	Independent Auditors’ Report
131	Statement of Revenues and Certain Expenses
131	Notes to Statement of Revenues and Certain Expenses

Suncrest Village, Orlando, Florida
133	Independent Auditors’ Report
134	Statement of Revenues and Certain Expenses
134	Notes to Statement of Revenues and Certain Expenses

Palomino Park Apartments, Denver, Colorado
136	Independent Auditors’ Report
137	Statement of Revenues and Certain Expenses
137	Notes to Statement of Revenues and Certain Expenses

Embarcadero Center West, San Francisco, California
139	Independent Auditors’ Report
140	Statement of Revenues and Certain Expenses
140	Notes to Statement of Revenues and Certain Expenses

1 and 7 Westferry Circus, Canary Wharf, London, England
142	Independent Auditors’ Report
143	Statement of Revenues and Certain Expenses
143	Notes to Statement of Revenues and Certain Expenses

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
146	Condensed Statutory-Basis Financial Statements Information
148	Supplemental Information to Condensed Statutory-Basis Financial Statements

76  |  Prospectus TIAA Real Estate Account

Report of management responsibility

To the Participants of the TIAA Real Estate Account:

The accompanying financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with U.S. generally accepted accounting principles and have been presented fairly and objectively in accordance with such principles.

          TIAA has established and maintains a sound system of internal controls and disclosure controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide a continuing review of the internal controls and operations of the Account, and the chief audit executive regularly reports to the TIAA Audit Committee.

          The accompanying financial statements have been audited by an independent registered public accounting firm. To maintain auditor independence and avoid any conflict of interest, it continues to be the Account’s policy that any management advisory or consulting services be obtained from a firm other than the independent registered accounting firm. The report of the independent registered public accounting firm, which follows the statements of investments, expresses an independent opinion on the fairness of presentation of these financial statements.

          The Audit Committee of the TIAA Board of Trustees, consisting entirely of trustees who are not officers of TIAA, meets regularly with management, representatives of PricewaterhouseCoopers LLP and the internal audit group to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the Account’s financial statements by the independent registered public accounting firm, the New York State Insurance Department and other state insurance departments perform periodic examinations of the Account’s operations.

March 14, 2006

Herbert M. Allison, Jr.	Russell Noles
Chairman, President and	Vice President and
Chief Executive Officer	Acting Chief Financial Officer

TIAA Real Estate Account Prospectus  |  77

Report of the Audit committee

To the Participants of the TIAA Real Estate Account:

The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

          Management has the primary responsibility for the Account’s financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

          The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited financial statements with U.S. generally accepted accounting principles.

          The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Independence Standards Board.

78  |  Prospectus TIAA Real Estate Account

Report of the Audit committee	concluded

          Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Donald K. Peterson, Audit Committee Member
Leonard S. Simon, Audit Committee Member
David F. Swensen, Audit Committee Member
Paul R. Tregurtha, Audit Committee Member

March 14, 2006

TIAA Real Estate Account Prospectus  |  79

Statements of assets and liabilities | TIAA Real Estate Account

December 31,	2005	2004

ASSETS
Investments, at value:
Real estate properties
(cost: $7,386,769,868 and $5,315,565,355)	$7,977,600,751	$5,391,469,250
Real estate joint ventures and limited partnerships
(cost: $1,086,041,287 and $1,085,720,476)	1,418,583,542	1,288,715,399
Marketable securities:
Real estate related
(cost: $433,482,015 and $326,109,979)	448,662,598	369,744,168
Other
(cost: $1,640,676,190 and $676,124,265)	1,640,894,515	675,989,673

Total investments
(cost: $10,546,969,360 and $7,403,520,075)	11,485,741,406	7,725,918,490

Cash	1,211,370	—
Due from investment advisor	7,717,256	4,185,034
Other	190,756,381	113,876,400

TOTAL ASSETS	11,685,426,413	7,843,979,924

LIABILITIES
Mortgage notes payable—Note 5	973,502,186	499,479,256
Amounts due to bank	—	231,476
Payable for securities transactions	993,809	—
Accrued real estate property level expenses	145,789,277	84,959,882
Security deposits held	16,430,039	13,759,324

TOTAL LIABILITIES	1,136,715,311	598,429,938

NET ASSETS
Accumulation Fund	10,227,655,797	7,015,717,162
Annuity Fund	321,055,305	229,832,824

TOTAL NET ASSETS	$10,548,711,102	$7,245,549,986

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Notes 6 and 7	42,623,491	33,337,597

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 6	$239.95	$210.44

80 | Prospectus TIAA Real Estate Account	SEE NOTES TO FINANCIAL STATEMENTS

Statements of operations | TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

INVESTMENT INCOME
Real estate income, net:
Rental income	$618,633,580	$397,198,276	$361,616,650

Real estate property level expenses and taxes:
Operating expenses	150,501,136	100,991,997	87,238,469
Real estate taxes	88,014,264	55,946,418	49,440,101
Interest expense	40,028,630	830,361	—

Total real estate property level expenses and taxes	278,544,030	157,768,776	136,678,570

Real estate income—net	340,089,550	239,429,500	224,938,080
Income from joint ventures	63,580,501	57,275,242	31,989,569
Dividends	25,130,706	26,568,264	12,240,166
Interest	54,114,448	15,055,451	7,221,765

TOTAL INCOME	482,915,205	338,328,457	276,389,580

EXPENSES—NOTE 2:
Investment advisory charges	19,603,225	14,393,388	12,751,191
Administrative and distribution charges	27,130,406	16,372,446	14,786,580
Mortality and expense risk charges	6,196,549	4,093,858	2,916,880
Liquidity guarantee charges	3,170,017	1,868,733	1,199,414

TOTAL EXPENSES	56,100,197	36,728,425	31,654,065

INVESTMENT INCOME—NET	426,815,008	301,600,032	244,735,515

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS

Net realized gain (loss) on:
Real estate properties	84,764,142	13,827,432	32,598,548
Marketable securities	35,168,209	47,375,999	7,692,266

Total realized gain (loss) on investments	119,932,351	61,203,431	40,290,814

Net change in unrealized appreciation (depreciation) on:
Real estate properties	505,415,483	170,703,978	(37,639,368)
Real estate joint ventures and limited partnerships	168,723,129	161,584,369	23,914,271
Marketable securities	(28,100,691)	21,088,525	32,271,654

Net change in unrealized appreciation (depreciation) on investments	646,037,921	353,376,872	18,546,557

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS	765,970,272	414,580,303	58,837,371

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,192,785,280	$716,180,335	$303,572,886

SEE NOTES TO FINANCIAL STATEMENTS	TIAA Real Estate Account Prospectus | 81

Statements of changes in net assets | TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

FROM OPERATIONS
Investment income, net	$426,815,008	$301,600,032	$244,735,515
Net realized gain on investments	119,932,351	61,203,431	40,290,814
Net change in unrealized appreciation (depreciation) on investments	646,037,921	353,376,872	18,546,557

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	1,192,785,280	716,180,335	303,572,886

FROM PARTICIPANT TRANSACTIONS
Premiums	968,189,436	738,048,183	515,435,665
Net transfers from (to) TIAA	197,272,397	147,340,801	30,198,200
Net transfers from CREF Accounts	1,238,160,587	1,041,124,402	403,594,402
Annuity and other periodic payments	(44,487,142)	(30,761,316)	(22,213,682)
Withdrawals and death benefits	(248,759,442)	(159,804,580)	(113,153,870)

NET INCREASE IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	2,110,375,836	1,735,947,490	813,860,715

NET INCREASE IN NET ASSETS	3,303,161,116	2,452,127,825	1,117,433,601
NET ASSETS
Beginning of year	7,245,549,986	4,793,422,161	3,675,988,560

End of year	$10,548,711,102	$7,245,549,986	$4,793,422,161

82 | Prospectus TIAA Real Estate Account	SEE NOTES TO FINANCIAL STATEMENTS

Statements of cash flows | TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$1,192,785,280	$716,180,335	$303,572,886
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of real estate properties	(1,864,646,776)	(1,690,454,136)	(326,513,028)
Capital improvements on real estate properties	(83,150,771)	(37,811,864)	(26,697,465)
Proceeds from sale of real estate properties	511,500,399	113,765,000	187,225,000
Decrease (increase) in other investments	(1,313,788,390)	(648,107,782)	(958,290,679)
Increase in other assets	(80,412,203)	(30,270,749)	(19,808,324)
Increase (decrease) in amounts due from bank	(231,476)	(783,869)	1,015,345
Increase in accrued real estate property level expenses and taxes	60,829,395	25,445,331	18,678,441
Increase in security deposits held	2,670,715	621,654	1,419,425
Increase (decrease) in other liabilities	(1,162,347)	—	—
Net realized (gain) on investments	(119,932,351)	(13,827,432)	(32,598,548)
Unrealized (gain) loss on investments	(646,037,921)	(170,703,978)	37,639,368

NET CASH USED IN OPERATING ACTIVITIES	(2,341,576,446)	(1,735,947,490)	(814,357,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Premiums	968,189,436	738,048,183	515,435,665
Net transfers from (to) TIAA	197,272,397	147,340,801	30,198,200
Net transfers from CREF Accounts	1,238,160,587	1,041,124,402	403,594,402
Principal payments of mortgages	(173,361)	—	—
Proceeds from mortgage financing	232,585,341	—	—
Annuity and other periodic payments	(44,487,142)	(30,761,316)	(22,213,682)
Withdrawals and death benefits	(248,759,442)	(159,804,580)	(113,153,870)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,342,787,816	1,735,947,490	813,860,715

NET INCREASE (DECREASE) IN CASH	1,211,370	—	(496,864)
CASH
Beginning of year	—	—	496,864

End of year	$1,211,370	$—	$—

Supplemental disclosure: Cash paid for interest	$38,267,618	$121,408	$—

Non-cash activity: Debt assumed upon purchase of real estate	$211,400,000	$499,479,256	$—

SEE NOTES TO FINANCIAL STATEMENTS	TIAA Real Estate Account Prospectus | 83

Notes to financial statements | TIAA Real Estate Account

Note 1—Significant Accounting Policies

          The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account holds real estate properties directly and through wholly-owned subsidiaries. The Account also holds interests in joint ventures and limited partnerships that own real estate. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments. The financial statements were prepared in accordance with U.S. generally accepted accounting principles which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies of the Account.

          Basis of Presentation: The accompanying financial statements include the Account and those subsidiaries wholly-owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property’s value has changed materially and that such change is not reflected in the quarterly appraisal. The independent fiduciary must also approve an appraisal where a property’s value changed by 6% or more from the most recent annual appraisal. The independent fiduciary is appointed by a special subcommittee of TIAA’s Board of Trustees. TIAA’s appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. Real estate properties subject to a mortgage, including debt assumed in connection with the purchase of real estate, are generally valued as described; however, beginning in 2005, the value of the mortgage is appraised independently of the property and its fair value is reported separately, whereas, in 2004, any change in the fair value of the mortgage, including debt

84   |  Prospectus TIAA Real Estate Account

Notes to financial statements	continued

assumed in connection with the purchase of real estate, was shown as an adjustment to the real estate property value. The fair value of the outstanding mortgage could have a material affect on the equity investment value of the property. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. The Account continues to use the revised value to calculate the Account’s net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying entities, which value their real estate holdings and mortgage notes payable at fair value.

          Valuation of Marketable Securities: Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Debt securities, other than money market instruments, are valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Accumulation and Annuity Funds: The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment. The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments. The net increase or decrease in net assets from investment operations is apportioned between the Accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge that can be assessed, which is equal to 2.50% of average net assets per year. Accordingly, a small risk charge is paid by the Account to TIAA to assume these risks.

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily

TIAA Real Estate Account Prospectus  |  85

Notes to financial statements	continued

basis and such estimates are adjusted as soon as actual operating results are determined. The Account recognizes a gain to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A loss occurs when the cost-to-date exceeds the sales price. As the Account is marked-to-market and all properties are appraised quarterly, any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          The Account has limited partnership interests in various real estate funds (limited partnerships). The Account records its contributions as increases to the investments and distributions from the investments are treated as either income or return of capital as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded quarterly when the Account’s accounting records are compared to the financial statements of the limited partnerships.

          Income from joint ventures is recorded based on the Account’s proportional interest in the income earned by the joint venture that has been distributed from the joint venture to the Account.

          Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Mortgage Notes Payable: Commencing in 2005, the Account separately reports mortgage notes payable at estimated market value. Estimated market values are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchase price to the below or above market debt and amortizes the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of changes in foreign currency exchange rates on portfolio investments are included in the net realized and unrealized gains and losses on investments. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur

86  |  Prospectus TIAA Real Estate Account

Notes to financial statements	continued

no material federal income tax attributable to the net investment experience of the Account.

Note 2—Management Agreements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA’s Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are also subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          Distribution and administrative services for the Account are provided by TIAA-CREF Individual & Institutional Services, LLC (“Services”) pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.

          The services performed by TIAA and Services are provided at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account’s actual expenses. Any differences between actual expenses and the amounts paid are adjusted quarterly.

          TIAA also provides a liquidity guarantee to the Account, for an annual rate of 0.04% of net assets, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA also imposes a daily charge for bearing certain mortality and expense risks in connection with the contracts equivalent to an annual rate of 0.07% of net assets of the Account.

Note 3—Leases

          The Account’s real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2031. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

Years Ending December 31,

2006	$653,416,605
2007	611,538,186
2008	549,973,188
2009	491,561,855
2010	396,090,166
2011–2031	1,198,826,686

Total	$3,901,406,686

          Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

TIAA Real Estate Account Prospectus  |  87

Notes to financial statements	continued

Note 4—Investment in Joint Ventures

          The Account owns several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgage notes payable on the properties owned. The Account’s allocated portion of the mortgage notes payable is $468,664,313 and $345,136,785 at December 31, 2005 and 2004, respectively. The Accounts’ equity in the joint ventures at December 31, 2005 and 2004 was $1,222,036,564 and $1,257,893,004, respectively. A condensed summary of the financial position and results of operations of the joint ventures is shown below.

	December 31, 2005	December 31, 2004

Assets
Real estates properties, at value	$2,989,209,293	$2,760,426,300
Other assets	80,768,265	55,021,655

Total assets	$3,069,977,558	$2,815,447,955

Liabilities and Equity
Mortgage notes payable	$865,828,626	$618,773,569
Other liabilities	70,471,251	47,389,201

Total liabilities	936,299,877	666,162,770
Equity	2,133,677,681	2,149,285,185

Total liabilities and equity	$3,069,977,558	$2,815,447,955

	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003

Operating Revenues and Expenses
Revenues	$270,519,206	$250,697,181	$145,432,123
Expenses	142,782,169	122,017,640	77,571,384

Excess of revenues over expenses	$127,737,037	$128,679,541	$67,860,739

88   |  Prospectus TIAA Real Estate Account

Notes to financial statements	continued

Note 5—Mortgage Notes Payable

          At December 31, 2005 and 2004, the Account had outstanding mortgage balances on the properties as follows:

Property	Interest Rate Percentage		Amount 2005	Amount 2004	Due

50 Fremont	6.40 paid monthly	(d)	$135,000,000	$135,000,000	August 21, 2013
Ontario Industrial Portfolio	7.24 paid monthly	(a)	9,305,895	9,479,256	May 1, 2011
IDX Tower	6.40 paid monthly	(d)	145,000,000	145,000,000	August 21, 2013
1001 Pennsylvania Ave	6.40 paid monthly	(d)	210,000,000	210,000,000	August 21, 2013
99 High Street	5.5245 paid monthly	(b)	185,000,000	—	November 11, 2015
Reserve at Sugarloaf	5.49 paid monthly	(c)	26,400,000	—	June 1, 2013
Westferry Circus	5.4003 paid quarterly	(d)	230,429,185	—	November 15, 2012

Total maturities			$941,135,080	$499,479,256
Net unrealized loss			32,367,106

Total Mortgage Notes Payable			$973,502,186	$499,479,256

(a)	Principal payments due monthly with balloon payment of $8,127,115 due on May 1, 2011. The rate of 7.24% paid monthly is fixed. Debt was assumed at the time of acquisition.

(b)	Debt assumed in conjunction with property acquired in 2005 the mortgage was refinanced on October 21, 2005 at a fixed rate of 5.5245%.

(c)	Debt assumed in conjunction with property acquired in 2005 at a fixed rate of 5.49%.

(d)	The mortgage is interest only with balloon payment at maturity. The interest rate is fixed.

Principal on mortgage notes payable is due as follows:

Amount

2006	$186,862
2007	201,415
2008	215,163
2009	233,858
2010	252,070
Thereafter	940,045,712

Total maturities	941,135,080

TIAA Real Estate Account Prospectus  |  89

Notes to financial statements	continued

Note 6—Condensed Financial Information

          Selected condensed financial information for an Accumulation Unit of the Account is presented below.

	Years Ended December 31,

	2005	2004	2003	2002	2001

Per Accumulation Unit data:
Rental income	$15.604	$13.422	$15.584	$14.225	$14.862
Real estate property level expenses and taxes	7.026	5.331	5.890	4.819	4.754

Real estate income, net	8.578	8.091	9.694	9.406	10.108
Income from real estate joint ventures	1.604	1.935	1.379	0.807	0.130
Dividends and interest	1.998	1.406	0.839	1.249	1.950

Total income	12.180	11.432	11.912	11.462	12.188
Expense charges(1)	1.415	1.241	1.365	1.101	0.995

Investment income, net	10.765	10.191	10.547	10.361	11.193
Net realized and unrealized gain (loss) on investments	18.744	13.314	2.492	(4.621)	(1.239)

Net increase in Accumulation Unit Value	29.509	23.505	13.039	5.740	9.954
Accumulation Unit Value:
Beginning of year	210.444	186.939	173.900	168.160	158.206

End of year	$239.953	$210.444	$186.939	$173.900	$168.160

Total return	14.02%	12.57%	7.50%	3.41%	6.29%
Ratios to Average Net Assets:
Expenses(1)	0.63%	0.63%	0.76%	0.67%	0.61%
Investment income, net	4.82%	5.17%	5.87%	5.65%	6.81%
Portfolio turnover rate:
Real estate properties	6.72%	2.32%	5.12%	0.93%	4.61%
Securities	77.63%	143.47%	71.83%	52.08%	40.62%
Thousands of Accumulation Units outstanding at end of year	42,623	33,338	24,724	20,347	18,456
Net assets end of year (in thousands)	$10,548,711	$7,245,550	$4,793,422	$3,675,989	$3,213,667

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets exclude real estate property level expenses. If the real estate property level expenses were included, the expense charge per Accumulation Unit for the year ended December 31, 2005 would be $8.441 ($6.572, $7.255, $5.920 and $5.749 for the years ended December 31, 2004, 2003, 2002 and 2001, respectively), and the Ratio of Expenses to Average Net Assets for the year ended December 31, 2005 would be 3.78% (3.33%, 4.04%, 3.61% and 3.50% for the years ended December 31, 2004, 2003, 2002 and 2001, respectively).

90  |  Prospectus TIAA Real Estate Account

Notes to financial statements	concluded

Note 7—Accumulation Units

          Changes in the number of Accumulation Units outstanding were as follows:

	For the Years Ended December 31,

	2005	2004	2003

Accumulation Units:
Credited for premiums	4,335,121	3,746,093	2,860,354
Credited (cancelled) for transfers, net disbursements and amounts applied to the Annuity Fund	4,950,773	4,867,321	1,517,133
Outstanding:
Beginning of year	33,337,597	24,724,183	20,346,696

End of year	42,623,491	33,337,597	24,724,183

Note 8—Commitments

          During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 2005, the Account had two outstanding commitments to purchase a bulk distribution warehouse property for approximately $34.7 million (which has closed subsequent to December 31, 2005) and a mixed use project comprised of an office building and a retail component for a total net amount of $85 million. This property will be subject to approximately $112.7 million in debt. Subsequent to December 31, 2005, the Account placed approximately $153 million in debt on Lincoln Centre which was purchased in the 4th quarter of 2005.

          In addition, the Account has outstanding commitments to purchase interests in six limited partnerships and to purchase shares in a private real estate equity investment trusts, which total $366.7 million. As of December 31, 2005, $101.3 million remains to be funded under these commitments.

          Other than lawsuits in the ordinary course of business, that are expected to have no material impact, there are no lawsuits in which the Account is a party.

TIAA Real Estate Account Prospectus  |  91

TIAA Real Estate Account
Statement of investments	December 31, 2005 and 2004

	VALUE

LOCATION/DESCRIPTION	2005		2004

REAL ESTATE PROPERTIES—69.46% AND 69.78%
ALABAMA:
Inverness Center—Office building	$98,090,987		$—
ARIZONA:
Biltmore Commerce Center—Office building	—		34,104,182
Mountain RA Industrial Portfolio—Industrial building	5,754,652		5,513,947
CALIFORNIA:
3 Hutton Centre Drive—Office building	48,349,580		41,106,333
9 Hutton Centre—Office building	26,746,837		23,169,449
50 Fremont—Office building	373,010,003	(1)	323,264,602	(1)
88 Kearny Street—Office building	81,567,474		69,026,718
Cabot Industrial Portfolio—Industrial building	77,000,000		—
Capitol Place—Office building	48,000,000		42,400,000
Centerside I—Office building	66,000,000		65,037,900
Centre Pointe and Valley View—Industrial building	28,000,000		25,329,023
Eastgate Distribution Center—Industrial building	22,000,000		18,800,000
Embarcadero Center West—Office building	205,965,261		—
Kenwood Mews—Apartments	30,000,000		27,700,000
Larkspur Courts—Apartments	86,000,000		66,000,000
The Legacy at Westwood—Apartments	100,000,000		90,750,000
Northern CA RA Industrial Portfolio—Industrial building	62,325,024		59,169,642
Northpoint Commerce Center—Industrial building	—		46,000,000
Ontario Industrial Portfolio—Industrial building	230,000,000	(1)	187,079,256	(1)
Regents Court—Apartments	62,500,000		56,700,000
Southern CA RA Industrial Portfolio—Industrial building	89,017,793		89,097,299
U.S. Bank Plaza—Office building	159,000,000		—
Westcreek—Apartments	30,939,671		28,161,865
West Lake North Business Park—Office building	57,600,000		50,021,000
Westwood Marketplace—Shopping center	86,000,000		80,019,410
COLORADO:
The Lodge at Willow Creek—Apartments	34,600,000		32,201,274
The Market at Southpark—Shopping center	34,001,746		33,522,400
Monte Vista—Apartments	24,647,901		22,501,650
Palomino Park—Apartments	176,232,394		—
CONNECTICUT:
Ten & Twenty Westport Road—Office building	157,000,000		148,000,000
DELAWARE:
Mideast RA Industrial Portfolio—Industrial building	14,258,555		16,543,121
FLORIDA:
701 Brickell—Office building	201,173,724		177,000,000
4200 West Cypress Street—Office building	36,691,519		33,900,000
The Fairways of Carolina—Apartments	21,100,000		18,100,000
Golfview—Apartments	30,835,506		28,543,437
The Greens at Metrowest—Apartments	18,200,000		14,623,330
Maitland Promenade One—Office building	37,817,891		36,053,639
Plantation Grove—Shopping center	13,800,000		11,200,000
Pointe on Tampa Bay—Office building	44,711,876		40,551,310

92  |  Prospectus TIAA Real Estate Account

TIAA Real Estate Account
Statement of investments	December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

Quiet Waters at Coquina Lakes—Apartments	$20,912,293		$19,200,000
Royal St. George—Apartments	21,400,000		19,400,000
Sawgrass Office Portfolio—Office building	59,700,000		52,000,000
South Florida Apartment Portfolio—Apartments	56,400,000		47,700,000
Suncrest Village—Shopping center	16,400,000		—
Urban Centre—Office building	106,007,400		—
GEORGIA:
Alexan Buckhead—Apartments	34,800,000		37,500,000
Atlanta Industrial Portfolio—Industrial building	73,825,000		37,750,840
Reserve at Sugarloaf—Apartments	44,800,000	(1)	—
Glenridge Walk—Apartments	45,300,000		—
1050 Lenox Park—Apartments	71,000,000		—
Shawnee Ridge Industrial Portfolio—Industrial building	44,418,860		—
ILLINOIS:
Chicago CalEast Industrial Portfolio- Industrial building	74,622,731		42,000,000
Chicago Industrial Portfolio—Industrial building	72,000,000		70,002,239
Columbia Centre III—Office building	28,700,000		28,900,000
East North Central RA Industrial Portfolio- Industrial building	37,717,159		23,734,331
Oak Brook Regency Towers—Office building	73,400,000		68,400,000
Parkview Plaza—Office building	54,500,000		48,700,000
Rolling Meadows—Shopping center	—		15,750,000
KENTUCKY:
IDI Kentucky Portfolio—Industrial building	58,500,000		49,000,000
MARYLAND:
Corporate Boulevard—Office building	—		65,038,710
FEDEX Distribution Facility—Industrial building	8,500,000		8,200,000
GE Appliance East Coast Distribution Facility—Industrial building	46,470,475		—
MASSACHUSETTS:
99 High Street—Office building	276,266,900	(1)	—
Batterymarch Park II—Office building	11,472,283		10,700,000
Longwood Towers—Apartments	—		82,500,000
Needham Corporate Center—Office building	17,143,612		15,030,046
Northeast RA Industrial Portfolio—Industrial building	29,000,000		33,110,903
MICHIGAN:
Indian Creek—Apartments	—		18,825,000
MINNESOTA:
Interstate Crossing—Industrial building	—		7,300,000
River Road Distribution Center—Industrial building	—		4,600,000
NEVADA:
UPS Distribution Facility—Industrial building	15,000,000		12,900,000
NEW JERSEY:
10 Waterview Boulevard—Office building	27,500,000		26,400,000
371 Hoes Lane—Office building	11,700,000		10,666,570
Konica Photo Imaging Headquarters—Industrial building	25,300,000		21,200,000
Morris Corporate Center III—Office building	97,400,000		82,300,000
NJ CalEast Industrial Portfolio—Industrial building	42,000,000		39,300,000
Plainsboro Plaza—Shopping center	50,745,252		—

TIAA Real Estate Account Prospectus  |  93

TIAA Real Estate Account
Statement of investments	December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

South River Road Industrial—Industrial building	$55,000,000		$34,900,000
NEW YORK:
780 Third Avenue—Office building	230,000,000		197,000,000
The Colorado—Apartments	85,048,163		58,156,056
OHIO:
Bent Tree—Apartments	—		13,600,000
Columbus Portfolio—Office building	23,000,000		21,500,000
OREGON:
Five Centerpointe—Office building	—		14,500,000
PENNSYLVANIA:
Lincoln Woods—Apartments	35,528,316		31,472,870
TENNESSEE:
Memphis CalEast Industrial Portfolio—Industrial building	54,000,000		47,400,000
Summit Distribution Center—Industrial building	25,900,000		23,800,000
TEXAS:
Butterfield Industrial Park—Industrial building	4,618,955	(2)	4,600,000	(2)
Dallas Industrial Portfolio—Industrial building	146,000,000		138,500,000
Four Oaks Place—Office building	295,239,109		255,357,238
The Caruth—Apartments	61,200,000		—
The Legends at Chase Oaks—Apartments	28,499,971		27,051,851
Lincoln Centre—Office building	255,311,299		—
The Maroneal—Apartments	35,000,000		—
UNITED KINGDOM:
1 & 7 Westferry Circus—Office building	373,116,817	(1)	—
UTAH:
Landmark at Salt Lake City (Building #4)—Industrial building	14,700,000		12,500,000
VIRGINIA:
8270 Greensboro Drive—Office building	60,200,000		—
Ashford Meadows—Apartments	78,904,526		68,000,000
Fairgate at Ballston—Office building	35,300,000		28,500,017
Monument Place—Office building	53,000,000		37,000,000
One Virginia Square—Office building	47,000,000		42,500,000
WASHINGTON:
IDX Tower—Office building	370,000,000	(1)	347,978,282	(1)
Northwest RA Industrial Portfolio—Industrial building	19,700,000		19,438,852
Rainier Corporate Park—Industrial building	64,273,372		56,035,878
Regal Logistics Campus—Industrial building	63,103,879		—
WASHINGTON DC:
1001 Pennsylvania Avenue—Office building	502,993,710	(1)	466,424,940	(1)
1015 15th Street—Office building	73,121,166		59,000,134
1900 K Street—Office building	230,000,000		219,453,706
The Farragut Building—Office building	—		46,500,000
Mazza Gallerie—Shopping center	86,001,109		81,000,000

TOTAL REAL ESTATE PROPERTIES
(Cost $7,386,769,868 and $5,315,565,355)	7,977,600,751		5,391,469,250

94  |  Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

OTHER REAL ESTATE RELATED
INVESTMENTS—12.35% AND 16.68%

REAL ESTATE JOINT VENTURE—10.64% AND 16.28%
Teachers REA LLC, which owns
Cabot Industrial Portfolio (100% Account Interest)	$—		$60,600,000
Bisys Crossings I, LLC
BISYS Fund Services Building (96% Account Interest)	—		34,751,940
GA-Buckhead LLC
Prominence in Buckhead (75% Account Interest)	97,142,406		80,618,771
IL-161 Clark Street LLC
161 North Clark Street (75% Account Interest)	175,578,714		157,282,972
One Boston Place REIT
One Boston Place (50.25% Account Interest)	149,723,498		139,382,942
Storage Portfolio I, LLC
Storage Portfolio (3) (75% Account Interest)	63,237,298	(4)	50,430,399	(4)
CA-Treat Towers LP
Treat Towers (75% Account Interest)	93,964,192		88,524,364
Strategic Ind Portfolio I, LLC
IDI Nationwide Industrial Portfolio (3) (60% Account Interest)	66,871,766	(4)	64,041,442	(4)
CA-Colorado Center LP
Yahoo! Center (50% Account Interest)	138,531,366	(4)	222,702,820
Florida Mall Associates, Ltd.
The Florida Mall (50% Account Interest)	208,013,192	(4)	162,632,565	(4)
Teachers REA IV, LLC, which owns
Tyson’s Executive Plaza II (50% Account Interest)	34,032,806		27,894,742
West Dade Associates
Miami International Mall (50% Account Interest)	82,290,482	(4)	61,577,257	(4)
West Town Mall, LLC
West Town Mall (50% Account Interest)	112,650,844	(4)	107,452,790	(4)
TOTAL REAL ESTATE JOINT VENTURE
(Cost $888,034,873 and $1,060,788,631)	1,222,036,564		1,257,893,004

LIMITED PARTNERSHIPS—1.71% AND 0.40%
Cobalt Industrial REIT (10.00% Account Interest)	8,352,409		—
Colony Realty Partners LP (5.27% Account Interest)	13,481,704		—
Essex Apartment Value Fund, L.P. (10% Account Interest)	487,306		11,434,495
Heitman Value Partners, LP (8.43% Account Interest)	8,106,810		3,766,214
Lion Gables Apartment Fund, LP (18.45% Account Interest)	150,000,000		—
MONY/Transwestern Mezzanine Realty Partners II, LLC (16.67% Account Interest)	14,142,822		3,134,952
MONY/Transwestern Mezzanine Realty Partners, L.P.
(19.75% Account Interest)	1,975,927		12,486,734

TOTAL LIMITED PARTNERSHIP
(Cost $198,006,414 and $24,931,845)	196,546,978		30,822,395

TOTAL OTHER REAL ESTATE RELATED INVESTMENTS
(Cost $1,086,041,287 and $1,085,720,476)	1,418,583,542		1,288,715,399

TIAA Real Estate Account Prospectus  |  95

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	continued

SHARES			VALUE

2005	2004	ISSUER	2005	2004

MARKETABLE SECURITIES—18.19% AND 13.54%

REAL ESTATE RELATED—3.91% AND 4.79%

REAL ESTATE EQUITY SECURITIES—3.72% AND 4.25%

75,000	—	Aames Investment Corp	$484,500	$—
—	70,000	Acadia Realty Trust	—	1,141,000
550,000	550,000	Affordable Residential Communities	5,241,500	7,892,500
36,685	36,685	AMB Property Corp	1,803,801	1,481,707
40,000	446,100	American Campus Communities	992,000	10,032,789
919,000	—	American Financial Realty	11,028,000	—
—	140,000	Amli Residential Properties	—	4,480,000
450,000	46,000	Archstone—Smith Trust	18,850,500	1,761,800
150,000	232,900	Ashford Hospitality Trust	1,573,500	2,531,623
40,000	—	Avalonbay Communities Inc	3,570,000	—
150,000	—	Bimini Mortgage Management—A	1,357,500	—
—	150,000	Boston Properties Inc.	—	9,700,500
—	150,000	Brandywine Realty Trust	—	4,408,500
30,000	35,000	BRE Properties	1,364,400	1,410,850
270,000	—	Brookfield Properties	7,943,400	—
—	60,000	Capital Lease Funding Inc.	—	750,000
194,000	—	Carramerica Realty Corp	6,718,220	—
424,000	—	Cedar Shopping Centers Inc.	5,965,680	—
50,000	60,000	Centerpoint Properties Trust	2,474,000	2,873,400
280,000	—	Cogdell Spencer Inc.	4,729,200	—
—	143,000	Corporate Office Properties	—	4,197,050
976,000	—	Deerfield Triarc Capital Corp	13,371,200	—
380,000	434,000	Developers Diversified Realty	17,867,600	19,256,580
—	1,072,990	Digital Realty Trust Inc.	—	14,453,175
193,400	—	Duke Realty Corp.	6,459,560	—
1,087,000	—	ECC Capital Corp.	2,456,620	—
600,000	—	Education Realty Trust Inc	7,734,000	—
—	31,875	Equity Lifestyle Properties	—	1,139,532
—	147,518	Equity Office Properties Trust	—	4,295,724
180,000	180,000	Equity Residential	7,041,600	6,512,400
580,577	594,500	Extra Space Storage Inc.	8,940,886	7,924,685
—	413,873	Falcon Financial Investment	—	2,897,111
1,367,000	1,367,000	Feldman Mall Properties	16,417,670	17,784,670
111,600	—	First Potomac Realty Trust	2,968,560	—
110,000	110,000	General Growth Properties	5,168,900	3,977,600
—	75,000	Glenborough Realty Trust Inc.	—	1,596,000
404,800	912,000	GMH Communities Trust	6,278,448	12,859,200
348,700	38,818	Gramercy Capital Corp.	7,943,386	799,651
300,000	72,550	Great Wolf Resorts Inc.	3,093,000	1,620,767
—	75,000	HealthCare Realty Trust Inc.	—	3,052,500
562,000	350,000	Hersha Hospitality Trust	5,063,620	4,007,500
150,000	—	Highland Hospitality Corp.	1,657,500	—
60,000	—	Hilton Hotels Corp.	1,446,600	—

96  |  Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	continued

SHARES			VALUE

2005	2004	ISSUER	2005	2004

80,000	168,000	Home Properties Inc.	$3,264,000	$7,224,000
450,000	325,000	Homebanc Corp/Ga.	3,366,000	3,146,000
300,000	—	Host Marriott Corp.	5,685,000	—
—	74,257	Impac Mortgage Holdings Inc.	—	1,683,406
300,000	300,000	Interstate Hotels & Resorts	1,311,000	1,608,000
80,000	—	Istar Financial Inc	2,852,000	—
1,958,000	1,908,000	Jameson Inns Inc	4,209,700	3,758,760
100,000	—	JER Investors Trust Inc.	1,695,000	—
108,000	54,000	Kimco Realty Corp	3,464,640	3,131,460
426,000	324,443	Kite Realty Group Trust	6,590,220	4,957,489
300,000	—	KKR Financial Corp	7,197,000	—
200,000	—	Lasalle Hotel Properties	7,344,000	—
120,000	215,078	Lexington Corporate Properties Trust	2,556,000	4,856,461
1,266,660	1,266,660	Lodgian Inc	13,591,262	15,579,918
200,000	162,000	LTC Properties Inc	4,206,000	3,225,420
75,000	150,000	Macerich Company/The	5,035,500	9,420,000
400,000	30,420	Mack—Cali Realty Corp.	17,280,000	1,400,233
200,000	—	Medical Properties Trust Inc.	1,956,000	—
40,000	40,000	Mills Corp/The	1,677,600	2,550,400
100,000	150,000	Mission West Properties	974,000	1,596,000
331,200	—	Monmouth REIT—CLA	2,656,224	—
300,000	—	Mortgageit Holdings Inc	4,098,000	—
130,000	—	NewCastle Investment Corp	3,230,500	—
—	270,000	New York Mortgage Trust Inc	—	3,024,000
—	100,000	Northstar Realty Finance Cor	—	1,145,000
100,000	—	Novastar Financial Inc.	2,811,000	—
525,000	525,000	Origen Financial Inc.	3,738,000	3,927,000
328,100	70,700	Parkway Properties	13,169,934	3,588,025
—	75,000	Prentiss Properties Trust	—	2,865,000
400,000	200,000	Prologis Trust	18,688,000	8,666,000
30,000	—	Public Storage, Inc.	2,031,600	—
100,000	—	RAIT Investment Trust	2,592,000	—
—	507,000	Reckson Associates Realty Corp	—	16,634,670
236,000	45,000	Regency Centers Corp.	13,912,200	2,493,000
384,000	—	Republic Property Trust	4,608,000	—
305,721	255,900	Simon Property Group Inc.	23,427,400	16,549,053
350,000	—	Starwood Hotels & Resorts	22,351,000	—
303,820	303,820	Sunset Financial Resources	2,576,394	3,162,766
—	315,000	Sunstone Hotel Investors Inc.	—	6,545,700
111,200	268,200	Thomas Properties Group	1,391,112	3,416,868
50,000	1,500,000	Trizec Properties Inc.	1,146,000	28,380,000
100,000	100,000	United Dominion Realty Trust	2,344,000	2,480,000
95,000	77,558	Ventas Inc.	3,041,900	2,125,865
200,000	50,000	Vornado Realty Trust	16,694,000	3,806,500
944	—	Windrose Medical Properties	14,028	—

TOTAL REAL ESTATE EQUITY SECURITIES
(Cost $411,877,936 and $284,166,107)			426,781,565	327,785,808

TIAA Real Estate Account Prospectus  |  97

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	continued

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

COMMERCIAL MORTGAGE BACKED SECURITIES—0.19% AND 0.54%
$—	$10,000,000	Bear Stearns CMS 3.436% 05/14/16	$—	$10,006,950
—	10,000,000	COMM 2004 HTL1 A1 4.008% 07/15/16	—	10,013,820
10,000,000	10,000,000	GSMS 2001—Rock A2FL 4.680% 05/03/18	10,217,650	10,070,610
10,000,000	10,000,000	MSDWC 2001—280 A2F 4.710% 02/03/16	10,061,730	9,915,150
1,601,634	1,940,947	Trize 2001—TZHA A3FL 4.740% 03/15/13	1,601,653	1,951,830

TOTAL COMMERCIAL MORTGAGE BACKED SECURITIES
(Cost $21,604,079 and $41,943,872)			21,881,033	41,958,360

TOTAL REAL ESTATE RELATED
(Cost $433,482,015 and $326,109,979)			448,662,598	369,744,168

OTHER—14.28% AND 8.75%

COMMERCIAL PAPER—11.67% AND 4.51%

25,000,000	—	Abbey National North America LLC 4.330% 01/05/06	24,994,000	—
25,000,000	—	Abbey National PLC 4.280% 01/17/06	24,999,500	—
10,000,000	—	Alabama Power Co 4.250% 01/12/06	9,989,100	—
25,000,000	—	American Express Centurion Bank 4.310% 01/19/06	25,000,000	—
2,430,000	25,000,000	American Honda Finance, Corp 4.240% 01/09/06	2,428,250	24,981,667
10,000,000	—	Atlantis One Funding Corp 4.380% 02/24/06	9,936,500	—
25,000,000	—	Atlantis One Funding Corp 4.210% 02/08/06	24,890,750	—
25,000,000	—	Bank of Montreal 4.290% 01/26/06	24,999,500	—
30,000,000	—	Barclay’s Bank, PLC 4.420% 03/14/06	29,998,200	—
15,000,000	—	Barclay’s Bank, PLC 4.330% 08/30/06	14,999,400	—
18,040,000	—	Becton Dickinson & Co. 4.210% 01/24/06	17,994,719	—
13,100,000	10,000,000	Beta Finance, Inc 4.160% 01/12/06	13,085,590	9,991,445
11,000,000	15,000,000	Beta Finance, Inc 4.070% 01/17/06	10,981,190	14,980,050
—	18,100,000	BMW US Capital Corp 3.550% 10/06/05	—	18,077,073
20,000,000	—	Calyon 4.100% 01/19/06	19,997,800	—
10,000,000	—	Canadian Wheat Board (The) 4.320% 02/06/06	9,959,500	—
14,000,000	13,000,000	CC (USA), Inc 4.000% 01/13/06	13,982,920	12,988,878
40,000,000	3,100,000	Ciesco LP 4.280% 01/23/06	39,903,200	3,097,537
10,000,000	—	Ciesco LP 4.370% 02/24/06	9,936,500	—
37,000,000	—	Citigroup Funding Inc. 4.220% 01/20/06	36,925,260	—
13,000,000	—	Citigroup Funding Inc. 4.350% 02/21/06	12,923,560	—
24,150,000	—	Colgate-Palmolive Co 4.250% 01/06/06	24,141,306	—

15,000,000	25,000,000	Corporate Asset Funding Corp, Inc 4.270% 01/13/06	14,981,700	24,949,625
5,035,000	—	Corporate Asset Funding Corp, Inc 4.200% 01/23/06	5,022,815	—
16,000,000	—	Corporate Asset Funding Corp, Inc 4.210% 01/25/06	15,957,440	—
5,905,000	—	Corporate Asset Funding Corp, Inc 4.290% 01/31/06	5,884,982	—
2,020,000	—	Corporate Asset Funding Corp, Inc 4.360% 02/17/06	2,008,930	—
25,000,000	—	Deutsche Bank 4.270% 02/14/06	24,997,000	—
50,000,000	—	Dexia Bank 4.280% 01/30/06	49,998,000	—
8,000,000	—	Dorada Finance Inc 3.900% 01/23/06	7,980,640	—
20,000,000	—	Dorada Finance Inc 4.350% 02/27/06	19,865,600	—
21,500,000	—	Dorada Finance Inc 4.250% 02/16/06	21,384,975	—
13,000,000	—	Edison Asset Securitization, LLC 4.190% 01/17/06	12,977,770	—
20,000,000	—	Edison Asset Securitization, LLC 4.360% 02/22/06	19,877,800	—

98  |  Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	continued

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

$7,248,000	$—	Edison Asset Securitization, LLC 4.420% 04/07/06	$7,162,981	$—
20,000,000	—	FCAR Owner Trust I 4.340% 02/07/06	19,915,000	—
17,000,000	—	First Tennessee National Bank 4.330% 02/06/06	16,999,660	—
—	2,670,000	Fortune Brands 2.060% 01/11/05	—	2,668,205
21,590,000	—	General Electric Capital Corp 4.440% 04/28/06	21,282,342	—
25,000,000	—	General Electric Capital Corp 4.520% 06/28/06	24,435,000	—
35,000,000	—	Goldman Sachs Group, LP 4.280% 02/03/06	34,870,150	—
10,000,000	15,000,000	Govco Incorporated 4.080% 01/18/06	9,981,700	14,990,833
9,000,000	10,000,000	Govco Incorporated 4.390% 03/14/06	8,922,420	9,986,700
29,140,000	—	Govco Incorporated 4.040% 01/09/06	29,118,436	—
5,015,000	—	Grampian Funding LLC 4.320% 01/23/06	5,002,814	—
20,000,000	—	Grampian Funding LLC 4.040% 02/01/06	19,929,600	—
10,000,000	25,000,000	Greyhawk Funding LLC 4.000% 01/06/06	9,996,300	24,948,000
—	10,750,000	Harley— Davidson Funding Corp 2.230% 02/14/05	—	10,718,556
25,000,000	—	Harrier Finance Funding (US) LLC 3.930% 01/25/06	24,933,500	—
10,085,000	—	HBOS Treasury Srvcs Plc 4.200% 02/15/06	10,033,163	—
31,740,000	15,000,000	Kitty Hawk Funding Corp 4.300% 01/12/06	31,705,086	14,975,300
10,000,000	9,565,000	Kitty Hawk Funding Corp 3.890% 02/15/06	9,947,600	9,550,461
25,000,000	—	Links Finance L.L.C. 4.300% 02/10/06	24,884,750	—
25,000,000	—	Links Finance L.L.C. 4.380% 03/13/06	24,787,750	—
10,000,000	10,000,000	Paccar Financial Corp 4.020% 01/12/06	9,989,200	9,984,800
13,655,000	—	Paccar Financial Corp 4.360% 03/03/06	13,557,913	—
20,080,000	—	Park Avenue Receivables Corp 4.270% 01/27/06	20,021,166	—
10,000,000	—	Park Avenue Receivables Corp 4.290% 01/04/06	9,998,800	—
10,000,000	—	Preferred Receivables Funding Corp 4.130% 01/06/06	9,996,300	—
15,000,000	10,000,000	Private Export Funding Corporation 4.080% 02/13/06	14,926,500	9,992,667
5,000,000	—	Private Export Funding Corporation 4.440% 04/04/06	4,944,250	—
9,000,000	—	Private Export Funding Corporation 4.300% 03/09/06	8,929,260	—
19,150,000	—	Private Export Funding Corporation 4.170% 02/07/06	19,070,145	—
20,000,000	—	Proctor & Gamble 4.030% 01/10/06	19,983,200	—
3,500,000	—	Proctor & Gamble 4.090% 01/26/06	3,490,445	—
—	25,000,000	Rabobank USA Financial Corp 3.640% 11/28/05	—	24,946,375
50,000,000	—	Ranger Funding Company LLC 4.290% 01/17/06	49,914,500	—
17,000,000	—	Regions Bank (Alabama) 4.180% 01/30/06	16,998,130	—
—	23,135,000	Royal Bank of Canada 3.660% 11/08/05	—	23,108,626
—	16,430,000	Royal Bank of Scotland PLC 3.680% 11/16/05	—	16,393,690
540,000	2,000,000	Sherwin—Williams Co 4.070% 02/07/06	537,732	1,997,467
14,390,000	15,000,000	Sigma Finance Inc 4.030% 01/12/06	14,374,171	14,965,875
8,000,000	—	Sigma Finance Inc 4.390% 03/08/06	7,937,120	—
5,000,000	—	Sigma Finance Inc 3.940% 03/01/06	4,965,150	—
17,000,000	—	Sigma Finance Inc 4.220% 01/31/06	16,942,370	—
5,575,000	—	Sigma Finance Inc 4.340% 02/27/06	5,537,536	—
6,030,000	—	Societe Generale North America, Inc 4.400% 03/20/06	5,974,283	—
27,600,000	—	Swedish Export Credit Corp 4.260% 01/18/06	27,550,596	—
15,000,000	—	Toyota Motor Credit Corp 4.300% 10/10/06	15,000,900	—
—	25,000,000	Toronto Dominion Bank 3.160% 09/14/05	—	24,977,213
24,000,000	25,000,000	UBS Finance, (Delaware) Inc 4.310% 02/10/06	23,891,280	24,990,500

TIAA Real Estate Account Prospectus  |  99

Statement of investments	TIAA Real Estate Account
	December 31, 2005 and 2004	concluded

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

$3,120,000	$—	UBS Finance, (Delaware) Inc 4.440% 04/19/006	$3,079,190	$—
25,000,000	—	Variable Funding Capital Corporation 4.000% 01/05/06	24,993,750	—
5,010,000	—	Washington Gas Light Co 4.330% 01/09/06	5,006,393	—
20,000,000	—	Wells Fargo 4.320% 02/09/06	19,999,600	—
19,460,000	—	Yorktown Capital, LLC 4.19% 01/04/06	19,457,665	—
2,625,000	—	Yorktown Capital, LLC 4.280% 02/10/06	2,611,893	—
4,066,000	—	Yorktown Capital, LLC 4.350% 01/06/06	4,064,496	—

TOTAL COMMERCIAL PAPER
(Cost $1,340,511,661 and $348,329,276)			1,340,656,583	348,261,543

GOVERNMENT AGENCY BONDS—2.61% AND 4.24%

—	9,380,000	Federal Farm Credit Banks 1.780% 03/15/05	—	9,334,882
—	8,603,000	Federal Farm Credit Banks 1.220% 01/07/05	—	8,599,403
7,030,000	7,860,000	Federal Home Loan Banks 3.400% 01/03/06	7,027,383	7,798,928
—	18,000,000	Federal Home Loan Banks 3.380% 10/11/05	—	17,992,475
—	22,825,000	Federal Home Loan Banks 3.590% 10/12/05	—	22,795,841
—	20,700,000	Federal Home Loan Banks 3.640% 11/04/05	—	20,636,761
—	11,245,000	Federal Home Loan Banks 3.230% 09/02/05	—	11,227,214
—	8,510,000	Federal Home Loan Banks 2.950% 07/01/05	—	8,471,280
30,000,000	20,000,000	Federal Home Loan Mortgage Corp 3.910% 01/03/06	30,000,000	19,995,222
18,000,000	15,000,000	Federal Home Loan Mortgage Corp 4.210% 02/09/06	17,922,240	14,993,546
50,000,000	15,540,000	Federal Home Loan Mortgage Corp 4.210% 01/31/06	49,839,500	15,516,366
3,840,000	—	Federal Home Loan Mortgage Corp 3.740% 01/09/06	3,837,351	—
37,615,000	22,280,000	Federal National Mortgage Association 4.150% 01/10/06	37,584,908	22,094,408
23,940,000	50,000,000	Federal National Mortgage Association 4.240% 02/23/06	23,797,557	49,942,208
46,555,000	25,000,000	Federal National Mortgage Association 4.100% 01/11/06	46,512,169	24,980,590
29,320,000	31,925,000	Federal National Mortgage Association 4.200% 02/02/06	29,217,380	31,919,281
1,766,000	32,184,000	Federal National Mortgage Association 3.960% 02/15/06	1,757,135	32,174,390
50,000,000	9,270,000	Federal National Mortgage Association 4.240% 02/17/06	49,737,500	9,255,335
3,015,000	—	Federal National Mortgage Association 4.110% 02/01/06	3,004,809	—

TOTAL GOVERNMENT AGENCY BONDS
(Cost $300,164,529 and $327,794,989)			300,237,932	327,728,130

TOTAL OTHER
(Cost $1,640,676,190 and $676,124,265)			1,640,894,515	675,989,673

TOTAL MARKETABLE SECURITIES
(Cost $2,074,158,205 and $1,002,234,244)			2,089,557,113	1,045,733,841

TOTAL INVESTMENTS—100.00%
(Cost $10,546,969,360 and $7,403,520,075)			$11,485,741,406	$7,725,918,490

(1)	The investment has a mortgage payable outstanding, as indicated in Note 5.
(2)	Leasehold interest only.
(3)	Located throughout the U.S.
(4)	The market value reflects the Account’s interest in the joint venture, net of any debt.

100  |  Prospectus TIAA Real Estate Account

Report of Independent Registered Public Accounting Firm

To the Participants of the TIAA Real Estate Account and the
Board of Trustees of Teachers Insurance and Annuity Association of America:

          In our opinion, the accompanying statements of assets and liabilities, including the statement of investments, and the related statements of operations, changes in net assets and cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account (the “Account”) at December 31, 2005, the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 14, 2006

TIAA Real Estate Account  Prospectus  |  101

Report of Independent Registered Public Accounting Firm

To the Participants of the TIAA Real Estate Account and the
Board of Trustees of Teachers Insurance and Annuity Association of America:

          We have audited the accompanying statement of assets and liabilities of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”), including the statement of investments, as of December 31, 2004, and the related statements of operations, changes in net assets and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of TIAA’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Account at December 31, 2004, and the results of its operations, changes in its net assets and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
New York, New York
April 14, 2005

102  |  Prospectus  TIAA Real Estate Account

Proforma Condensed Statement of Assets and Liabilities (Unaudited)

TIAA Real Estate Account

For the Year Ended December 31, 2005

	Historical	Adjustments		Proforma

ASSETS
Real estate, and other real estate-related investments	$9,396,184,293	$34,692,647	(a)	$9,430,876,940
Marketable securities	2,089,557,113	—		2,089,557,113
Other	199,685,007	—		199,685,007

TOTAL ASSETS	11,685,426,413	34,692,647		11,720,119,060

Mortgage notes payable	973,502,186	34,692,647	(a)	1,008,194,833
Payable for securities transactions	993,809	—		993,809
Accrued real estate property level expenses and taxes	145,789,277	—		145,789,277
Security deposits held	16,430,039	—		16,430,039

TOTAL LIABILITIES	1,136,715,311	34,692,647		1,171,407,958

NET ASSETS	$10,548,711,102	$—		$10,548,711,102

TIAA Real Estate Account  Prospectus  |   103

Proforma Condensed Statement of Operations (Unaudited)

TIAA Real Estate Account

For the Year Ended December 31, 2005

	Historical	Adjustments		Proforma

Rental income	$618,633,580	$138,006,406	(b)	$756,639,986

Operating expenses	150,501,136	34,662,461	(b)	185,163,597
Real estate taxes	88,014,264	19,747,623	(b)	107,761,887
Interest expense	40,028,630	52,378,626	(b)	92,407,256

Total real estate property expenses and taxes	278,544,030	106,788,710		385,332,740

Real estate income, net	340,089,550	31,217,696		371,307,246
Income from real estate joint ventures	63,580,501	—		63,580,501
Interest and dividends	79,245,154	—		79,245,154

TOTAL INCOME, NET	482,915,205	31,217,696		514,132,901
EXPENSES	56,100,197	11,062,591	(c)	67,162,788

INVESTMENT INCOME, NET	426,815,008	20,155,105		446,970,113
REALIZED AND UNREALIZED GAINS	765,970,272	—		765,970,272

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,192,785,280	$20,155,105		$1,212,940,385

104   |  Prospectus  TIAA Real Estate Account

Notes to Proforma Condensed Financial Statements (Unaudited)

TIAA Real Estate Account

Note 1—Purpose and Assumptions

          As required by the Securities and Exchange Commission under Regulation S-X Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account (“Account”) have been prepared because the Account has made significant purchases of real estate properties during the period from January 1, 2005 through the date of this prospectus. During 2005, the Account purchased 24 properties: eight office properties, eight industrial properties, six apartment properties and two retail properties. During the period from January 1, 2006 through the date of this prospectus, the Account purchased one industrial property. Information regarding some of these properties is included under “Recent Property Purchases and Sales” on page 27.

          Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming the real estate property purchased during the period from January 1, 2006 through the date of this prospectus were purchased as of December 31, 2005. The proforma condensed statement of operations for the year ended December 31, 2005 has been prepared assuming real estate properties purchased during the period from January 1, 2005 through the date of this prospectus were purchased as of January 1, 2005.

Note 2—Proforma Adjustments

          The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

Proforma Condensed Statement of Assets and Liabilities:

(a) To record the cost of the property purchased during the period from January 1, 2006 through the date of this prospectus, assuming such property was purchased on December 31, 2005.

Proforma Condensed Statement of Operations:

(b)

To record the rental income and real estate property level expenses of the real estate properties purchased during the period from January 1, 2005 through the date of this prospectus, assuming such properties were owned for the year ended December 31, 2005 and were purchased with a short-term loan.

(c)

To record additional investment advisory charges which would have been incurred during the period presented, assuming the real estate properties purchased during the period from January 1, 2005 through the date of this prospectus had been purchased as of January 1, 2005.

TIAA Real Estate Account  Prospectus  |   105

PROPERTY FINANCIAL STATEMENTS

Windsor at Lenox Park, Atlanta, Georgia

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Windsor at Lenox Park - Atlanta, Georgia (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

August 4, 2005

106  |  Prospectus  TIAA Real Estate Account

Windsor at Lenox Park, Atlanta, Georgia

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Six Months Ended June 30, 2005 (Unaudited)

REVENUES
Rental income, net of vacancies and concessions	$5,066,349	$2,521,061
Other income	488,751	248,144

	5,555,100	2,769,205

OPERATING EXPENSES
Administrative	263,901	138,664
Marketing	311,683	158,389
Maintenance	496,280	236,435
Utilities	172,212	83,359
Real estate taxes	531,822	303,504
Insurance	86,090	28,173
Management fees	194,847	98,151
Other	30,684	6,100

	2,087,519	1,052,775

Net operating income	$3,467,581	$1,716,430

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property is an apartment complex comprised of 407 units in 17 buildings located in Atlanta, Georgia, totaling approximately 410,000 square feet. At July 18, 2005, 384 units were rented.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the six months ended June 30, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account  Prospectus  |  107

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income is recognized as earned in accordance with lease agreements.

108  |  Prospectus  TIAA Real Estate Account

Lincoln Centre, Dallas, Texas

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property known as Lincoln Centre, Dallas, Texas (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

November 18, 2005

TIAA Real Estate Account  Prospectus  |  109

Lincoln Centre, Dallas, Texas

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Ten Months Ended October 31, 2005 (Unaudited)

REVENUES
Rental income	$19,880,302	$19,697,430
FASB Statement No. 13 accrual	1,469,664	1,757,748
Recoveries	160,821	148,721
Parking and garage income	135,636	143,953
Other income	797,469	792,855

	22,443,892	22,540,707

CERTAIN EXPENSES
Utilities	2,196,115	2,037,039
Repairs and maintenance	2,091,316	1,584,016
Security	1,047,386	877,054
Janitorial and cleaning	854,280	915,551
Insurance	466,835	325,317
Management fees	256,220	249,379
Real estate taxes	3,707,814	3,456,884
Other operating expenses	2,721,933	2,564,890

	13,341,899	12,010,130

Excess of revenues over certain expenses	$9,101,993	$10,530,577

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, known as Lincoln Centre, Dallas, Texas, contains approximately 1.6 million square feet of commercial office space. At October 31, 2005, the Property was approximately 86% occupied. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the ten months ended October 31, 2005 is unaudited. However, in the opinion of management, all

110  |  Prospectus  TIAA Real Estate Account

adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 are as follows:

Year Ending December 31,

2005	$24,388,000
2006	26,816,000
2007	25,525,000
2008	21,692,000
2009	17,308,000
Thereafter	72,948,000

$188,677,000

TIAA Real Estate Account  Prospectus  |  111

Urban Centre, Tampa, Florida

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at Urban Centre, Tampa, Florida (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

June 28, 2005

112  |  Prospectus  TIAA Real Estate Account

Urban Centre, Tampa, Florida

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Four Months Ended April 30, 2005 (Unaudited)

REVENUES
Base rents	$8,910,411	$2,784,057
FASB Statement No. 13 accrual	174,946	251,936
Recovery income	297,840	52,742
Percentage/overage rent	82,889	44,939
Parking	63,987	24,798
Other income	139,734	168,642

	9,669,807	3,327,114

CERTAIN EXPENSES
Cleaning	384,106	135,458
Building repairs and maintenance	561,010	109,036
Landscaping	61,623	22,393
Security	230,039	74,497
Fire/life safety	29,493	6,592
Utilities	993,027	324,945
Management fees	234,305	72,056
General and administrative	686,660	229,772
Real estate taxes	1,239,245	429,004
Insurance	564,863	172,529
Non operating expenses	135,891	35,499

	5,120,262	1,611,781

Excess of revenues over certain expenses	$4,549,545	$1,715,333

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, located in Tampa, Florida, contains approximately 158,000 square feet of commercial space. The Property is comprised of two office buildings, One Urban Centre and Two Urban Centre. The buildings contain approximately 549,000 square feet of commercial space, which is currently 90% leased to over 100 tenants. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses

TIAA Real Estate Account  Prospectus  |  113

excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the four months ended April 30, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 (and additional major leases entered into from January 1, 2005 through June 28, 2005) are as follows:

Year Ending December 31,

2005	$9,469,000
2006	9,796,000
2007	8,547,000
2008	6,839,000
2009	5,710,000
Thereafter	10,175,000

$50,536,000

114  |  Prospectus  TIAA Real Estate Account

U.S. Bank Plaza, Sacramento, California

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property known as U.S. Bank Plaza, Sacramento, California (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

July 13, 2005

TIAA Real Estate Account  Prospectus  |  115

U.S. Bank Plaza, Sacramento, California

STATEMENT OF REVENUES AND CERTAIN EXPENSES

(In thousands)	Year Ended December 31, 2004 (Audited)	Five Months Ended May 31, 2005 (Unaudited)

REVENUES
Rental income	$10,939	$4,717
Recoveries	966	431
Garage	2,424	1,093
Other income	95	19

	14,424	6,260

CERTAIN EXPENSES
Operating expenses	2,768	1,177
Management fees	241	108
Insurance	219	137
Real estate taxes	1,068	552
Garage	686	312
Nonrecoverable costs	285	72

	5,267	2,358

Excess of revenues over certain expenses	$9,157	$3,902

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, known as U.S. Bank Plaza, consists of a 25-story office building containing approximately 463,000 square feet of commercial and retail space based on rentable square footage and 801 parking spaces, located at 980 9th Street, and a five-level structure containing approximately 19,000 square feet of office, retail, and storage space and 358 parking spaces, located at 1010 8th Street, both in Sacramento, California. At May 31, 2005, the buildings were 91% and 78% leased to tenants. The three largest tenants occupy approximately 37% of the space and account for 42% of the annual rental income. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

116  |  Prospectus  TIAA Real Estate Account

          The statement of revenues and certain expenses for the five months ended May 31, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term and includes amortization of acquired in-place “above and below” market leases in accordance with SFAS No. 141. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 are as follows:

Year Ending December 31,	Amount (In Thousands)

2005	$11,653
2006	11,433
2007	9,139
2008	6,019
2009	4,589
Thereafter	7,875

$50,708

4 – Related Party Transactions

          The Property is managed by an affiliate of the current owner. Management fees paid to the affiliate for the year ended December 31, 2004 and five months ended May 31, 2005 were approximately $241,000 and $108,000, respectively.

TIAA Real Estate Account  Prospectus  |  117

Inverness Center, Birmingham, Alabama

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at Inverness Center, Birmingham, Alabama (the “Property”), as described in Note 1, for the year ended December 15, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 15, 2004, in conformity with accounting principles generally accepted in the United States of America.

May 19, 2005

118  |  Prospectus  TIAA Real Estate Account

Inverness Center, Birmingham, Alabama

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Three Months Ended March 15, 2005 (Unaudited)

REVENUES
Rental income	$11,304,925	$2,734,178
FASB Statement No. 13 accrual	(80,159)	50,205
Recoveries	1,086,214	296,833
Other income	152,722	53,817

	12,463,702	3,135,033

Certain expenses
Operating expenses	3,313,734	663,822
Management fees	274,982	52,614
Insurance	222,361	58,693
Real estate taxes	1,096,541	260,715

	4,907,618	1,035,844

Excess of revenues over certain expenses	$7,556,084	$2,099,189

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, located in Birmingham, Alabama, contains approximately 904,000 square feet of office space in seven buildings and, at March 15, 2005, was 97% leased. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of leasing and marketing expenses, interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the three months ended March 15, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account  Prospectus  |  119

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenant

          One tenant leases three buildings, approximately 49% of the Property’s square footage. Rent from this tenant represented approximately 42% and 37% of total revenues for the year ended December 15, 2004 and the three months ended March 15, 2005, respectively. Beginning mid-year 2004, pursuant to the lease agreement, this tenant began managing certain aspects of the three buildings and directly paying the related expenses.

4 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 15, 2004 are as follows:

Year Ending December 15,

2005	$11,106,000
2006	9,640,000
2007	9,305,000
2008	8,244,000
2009	7,525,000
Thereafter	46,952,000

$92,772,000

120  |  Prospectus  TIAA Real Estate Account

RREEF America Industrial Portfolio, Chicago, Illinois

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the RREEF America Industrial Portfolio - Chicago, Illinois (the “Properties”), as described in Note 1, for the year ended December 31, 2003. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Properties’ revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

July 28, 2004

TIAA Real Estate Account  Prospectus  |  121

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

RREEF AMERICA INDUSTRIAL PORTFOLIO - CHICAGO, ILLINOIS

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31,2003 (Audited)	Five Months Ended May 31, 2004 (Unaudited)

Revenues
Rental income	$2,266,350	$961,653
FASB Statement No. 13 accrual (reversal)	141,691	(20,055)
Recoveries	463,824	200,805
Other income	3,839	-

	2,875,704	1,142,403

Certain expenses
Common area maintenance	145,486	72,099
Utilities	57,062	40,172
Taxes, licenses and fees	404,253	163,385
Insurance	46,112	18,122
General and administrative	17,631	1,183
Repairs and maintenance	69,879	9,349
Promotions and marketing	320	—
Management fees	26,236	13,701
Professional fees	25,780	3,922
Other operating expenses	73,299	(1,197)

	866,058	320,736

Excess of revenues over certain expenses	$2,009,646	$821,667

The accompanying notes are an integral part of this financial statement.

TIAA Real Estate Account  Prospectus  |

RREEF America Industrial Portfolio, Chicago, Illinois

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Properties consist of 10 industrial buildings located in Chicago, Illinois totaling approximately 613,000 square feet. As of June 29, 2004, the Properties were approximately 80% leased.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Properties.

          The statement of revenues and certain expenses for the five months ended May 31, 2004 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenants

          Two tenants lease approximately 13% and 11%, respectively, of the Properties’ square footage. Rent from these tenants represented approximately 18% and 7%, respectively, of total revenues for the year ended December 31, 2003, and 15% and 13%, respectively, of total revenues for the five months ended May 31, 2004.

122  |  Prospectus  TIAA Real Estate Account

4 – Transactions with Related Parties

          An affiliate of the owner is entitled to an annual fee based on gross receipts for services in connection with management of the Properties. Management fees of approximately $66,000 and $30,000 were incurred for the year ended December 31, 2003 and the five months ended May 31, 2004, respectively. Included in common area maintenance expense are management fees of approximately $40,000 for the year ended December 31, 2003 and $16,000 for the five months ended December 31, 2003.

5 – Operating Leases

          Space in the Properties is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2003 (and additional leases entered into from January 1, 2004 to May 31, 2004) are as follows:

Year Ending December 31,

2004	$2,139,000
2005	2,516,000
2006	2,351,000
2007	1,935,000
2008	1,220,000
Thereafter	552,000

$10,713,000

TIAA Real Estate Account  Prospectus  |  123

99 High Street, Boston, Massachusetts

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at 99 High Street in Boston, Massachusetts (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

April 12, 2005

124  |  Prospectus  TIAA Real Estate Account

99 High Street, Boston, Massachusetts

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Two Months Ended February 28, 2005 (Unaudited)

REVENUES
Rental income	$21,676,111	$4,020,690
Free rent income	(2,925,660)	(786,784)
FASB Statement No. 13 accrual	3,326,340	747,147
Recoveries	1,553,775	318,770
Other income	745,662	129,615

	24,376,228	4,429,438

Certain expenses
General and administrative	656,512	165,525
Management fees	165,322	25,193
Utilities	2,053,490	426,883
Repairs	308,446	28,278
Maintenance	1,850,290	367,729
Taxes	4,977,874	867,452
Insurance	204,327	32,994
Nonreimbursement expenses	231,214	32,234

	10,447,475	1,946,288

Excess of revenues over certain expenses	$13,928,753	$2,483,150

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, located at 99 High Street, Boston, Massachusetts, contains 731,204 square feet of commercial office space in a 32-story office building. The current owner of the Property is W/W High Street, L.L.C. At February 28, 2005, the overall occupancy of the Property was approximately 92%.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the two months ended February 28, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the

TIAA Real Estate Account  Prospectus  |  125

fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenants

          Three tenants lease approximately 44% of the Property’s square footage. Rent from these tenants represented approximately 60% of total revenues for the year ended December 31, 2004.

4 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 (and additional leases entered into from January 1, 2005 through February 28, 2005) are as follows:

Year Ending December 31,

2005	$19,540,000
2006	19,593,000
2007	20,785,000
2008	18,599,000
2009	15,615,000
Thereafter	44,976,000

$139,108,000

126  |  Prospectus  TIAA Real Estate Account

8270 Greensboro Drive, Tysons Corner, Virginia

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at 8270 Greensboro Drive, Tysons Corner, Virginia (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

April 12, 2005

TIAA Real Estate Account  Prospectus  |  127

8270 Greensboro Drive, Tysons Corner, Virginia

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Two Months Ended February 28, 2005 (Unaudited)

REVENUES
Rental income	$5,268,242	$893,503
FASB Statement No. 13 accrual	107,400	8,700
Recoveries	134,133	40,267
Parking income	144,050	30,966
Lease termination fees	127,419	—
Other income	23,340	5,659

	5,804,584	979,095

CERTAIN EXPENSES
Operating expenses	793,631	166,848
Management fees	126,609	21,906
Insurance	36,393	5,274
Real estate taxes	411,779	93,667
Other taxes and licenses	14,256	2,480

	1,382,668	290,175

Excess of revenues over certain expenses	$4,421,916	$688,920

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, located in Tysons Corner, Virginia, contains approximately 158,000 square feet of commercial space. At February 28, 2005, the Property was 100% leased to 12 tenants. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the two months ended February 28, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

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2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenants

          Three tenants lease approximately 52% of the Property’s square footage. Rent from these tenants represented approximately 51% of total revenues for the year ended December 31, 2004 and for the two months ended February 28, 2005.

4 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 are as follows:

Year Ending December 31,

2005	$5,292,000
2006	4,902,000
2007	4,547,000
2008	3,953,000
2009	4,052,000
Thereafter	3,222,000

$25,968,000

5 – Related Party Transaction

          The current owner of the Property also owns the adjoining property, on which a sports and health club (“S&H”) is located. There is an agreement with S&H providing for the use of 106 parking spaces in the garage. The S&H members pay one dollar to park for up to three hours, and S&H pays the greater of 18% of the annual costs to operate the garage or $25,000 increased by 3% a year. The parking income is net of the net revenue paid to S&H of approximately $53,000 and $10,000 for the year ended December 31, 2004 and the two months ended February 28, 2005, respectively.

TIAA Real Estate Account  Prospectus  |  129

The Reserve at Sugarloaf, Atlanta, Georgia

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of The Reserve at Sugarloaf - Atlanta, Georgia (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

April 12, 2005

130  |  Prospectus  TIAA Real Estate Account

The Reserve at Sugarloaf, Atlanta, Georgia

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Two Months Ended February 28, 2005 (Unaudited)

REVENUES
Rental income	$3,555,117	$588,429
Other income	270,027	43,052

	3,825,144	631,481

CERTAIN EXPENSES
Selling, general and administrative expenses	434,580	71,148
Management fees	133,930	21,927
Repairs and maintenance	300,998	48,384
Utilities	212,323	35,768
Property taxes	319,226	54,166

	1,401,057	231,393

Excess of revenues over certain expenses	$2,424,087	$400,088

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property is a garden apartment complex comprised of 333 units in 23 buildings located in Atlanta, Georgia, totaling approximately 406,000 square feet. At March 9, 2005, the Property was approximately 91% leased.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the two months ended February 28, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account  Prospectus  |  131

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income is recognized as earned in accordance with lease agreements.

3 – Transactions with Related Parties

          An affiliate of the owner is entitled to an annual fee based on gross receipts for services in connection with management of the Property. Management fees of approximately $134,000 and $22,000 were incurred for the year ended December 31, 2004 and the two months ended February 28, 2005, respectively.

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Suncrest Village, Orlando, Florida

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at Suncrest Village, Orlando, Florida (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

April 15, 2005

TIAA Real Estate Account  Prospectus  |  133

Suncrest Village, Orlando, Florida

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Two Months Ended February 28, 2005 (Unaudited)

REVENUES
Rental income	$1,042,302	$177,801
FASB Statement No. 13 accrual	45,214	8,400
Recoveries	300,368	37,873
Other income	39,410	4,703

	1,427,294	228,777

CERTAIN EXPENSES
Operating expenses	250,494	19,988
Insurance	29,622	5,150
Real estate taxes	120,348	20,694
Management fees	41,234	6,760
Other	6,442	1,005

	448,140	53,597

Excess of revenues over certain expenses	$979,154	$175,180

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property, located in Orlando, Florida, contains approximately 92,000 square feet of commercial space. At February 28, 2005, the Property was approximately 99% leased to 28 tenants. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the two months ended February 28, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

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2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenants

          Two tenants lease approximately 46% and 11%, respectively, of the Property’s square footage. Rent from these tenants represented approximately 26% and 11%, respectively, of total revenues for the year ended December 31, 2004 and for the two months ended February 28, 2005.

4 - Transactions with Related Parties

          The Property is managed by Osprey Capital, Inc., doing business as Case Pomeroy Properties. The Property and the management company are wholly owned subsidiaries of the same company. Management fees of approximately $41,000 and $7,000 were incurred for the year ended December 31, 2004 and the two months ended February 28, 2005, respectively.

5 – Operating Leases

          Space in the Property is rented to tenants under various operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 are as follows:

Year Ending December 31,

2005	$1,024,000
2006	981,000
2007	832,000
2008	525,000
2009	462,000
Thereafter	3,056,000

$6,880,000

TIAA Real Estate Account  Prospectus  |  135

Palomino Park Apartments, Denver, Colorado

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Palomino Park Apartments, Denver - Colorado (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

September 23, 2005

136  |  Prospectus  TIAA Real Estate Account

Palomino Park Apartments, Denver, Colorado

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Seven Months Ended July 31, 2005 (Unaudited)

REVENUES
Rental income, net of vacancies and concessions	$12,431,744	$7,269,995
Other income	1,210,878	743,355

	13,642,622	8,013,350

CERTAIN EXPENSES
Salaries and payroll	1,078,165	667,930
Administrative	137,042	75,748
Marketing	301,302	175,810
Maintenance	727,683	468,276
Utilities	583,017	409,278
Real estate taxes	1,068,808	659,106
Insurance	378,012	203,874
Management fees	262,715	153,683
Facility fees	447,114	277,430

	4,983,858	3,091,135

Excess of revenues over certain expenses	$8,658,764	$4,922,215

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organization and Basis of Presentation

          The Property is an apartment complex comprised of 1,184 units in 3 buildings located in Denver, Colorado, totaling approximately 1,298,000 square feet. At August 16, 2005, 1,075 units were rented.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the seven months ended July 31, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account  Prospectus  |  137

2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income is recognized as earned in accordance with lease agreements.

3 – RELATED PARTY TRANSACTIONS

          The Property’s cable and telecommunication services are provided by Palomino Telecom LLC (“Telecom”), a subsidiary of Wellsford Real Properties, Inc., (owner of the Property) under a contract which requires Telecom to pay a fee to the Property. Total cable fee income for the Property for the year ended December 31, 2004 and the seven months ended July 31, 2005 was $128,042 and $48,402, respectively.

138  |  Prospectus  TIAA Real Estate Account

Embarcadero Center West, San Francisco, California

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at Embarcadero Center West, San Francisco, California (the “Property”), as described in Note 1, for the year ended December 31, 2004. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

November 2, 2005

TIAA Real Estate Account  Prospectus  |  139

Embarcadero Center West, San Francisco, California

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2004 (Audited)	Nine Months Ended September 30, 2005 (Unaudited)

REVENUES
Rental income	$16,257,397	$11,316,215
FASB Statement No. 13 accrual	359,527	(49,691)
Recoveries	1,086,118	339,700
Real estate tax abatements	57,715	102,163
Other income	161,782	127,981

	17,922,539	11,836,368

CERTAIN EXPENSES
Operating expenses	4,526,233	3,369,584
Management fees	520,100	349,442
Insurance	610,324	404,109
Real estate taxes	1,754,612	1,357,171
Other taxes and licenses	1,576	12,790

	7,412,845	5,493,096

Excess of revenues over certain expenses	$10,509,694	$6,343,272

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organizaton and Basis of Presentation

          The Property, located in San Francisco, California, contains approximately 472,000 square feet of commercial space. At September 30, 2005, the Property was 84% leased to 15 tenants. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the nine months ended September 30, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the

140  |  Prospectus  TIAA Real Estate Account

fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3 – Major Tenants

          Five tenants lease approximately 77% of the Property’s occupied square footage. Rent from these tenants represented approximately 76% of total revenues for the year ended December 31, 2004.

4 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2004 are as follows:

Year Ending December 31,

2005	$15,053,000
2006	15,965,000
2007	13,712,000
2008	13,546,000
2009	13,501,000
Thereafter	35,860,000

$107,637,000

5 – Related Party Transactions

          Management fees, which are paid to an affiliate, were $520,100 and $349,442 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.

TIAA Real Estate Account  Prospectus  |  141

1 and 7 Westferry Circus, Canary Wharf, London, England

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at 1 and 7 Westferry Circus, Canary Wharf, London, England (the “Property”), as described in Note 1, for the twelve months ended June 30, 2005. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the twelve months ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

November 10, 2005

142  |  Prospectus  TIAA Real Estate Account

1 and 7 Westferry Circus, Canary Wharf, London, England

STATEMENT OF REVENUES AND CERTAIN EXPENSES (IN THOUSANDS)

	Twelve Months Ended June 30, 2005 (Audited)	Three Months Ended September 30, 2005 (Unaudited)

REVENUES
Rental income	$22,715	$5,715
FASB Statement No. 13 adjustment	(112)	(27)
Turnover rents	81	1
Storage	42	10
Building service charges	4,538	1,086
Estate service charges	1,501	355
Loading dock and car park service charges	32	8
Insurance charges	1,052	236
Promotional fund	37	9
Expense recoveries from tenants	117	1

	30,003	7,394

CERTAIN EXPENSES
Estate service charges	1,501	355
Staff costs	380	48
Administrative expenses	177	54
Promotional fund	37	9
Insurance	1,052	236
Security	1,457	342
Cleaning and refuse	284	59
Utilities	455	135
Repairs and maintenance	1,306	229
Management fee	404	87

	7,053	1,554

Excess of revenues over certain expenses	$22,950	$5,840

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 – Organizaton and Basis of Presentation

          The Property consists of two attached buildings located at 1 and 7 Westferry Circus, Canary Wharf, London, England that contain approximately 214,000 and 172,000 square feet of commercial space, respectively. The buildings are located in the Canary Wharf Estate (“Estate”). At September 30, 2005, 1 Westferry Circus was 100% leased to 3 tenants and 7 Westferry Circus was 100% leased to 10 tenants. A tenant leasing approximately 33% of 1 Westferry Circus has

TIAA Real Estate Account  Prospectus  |  143

subsequently vacated the premises. The tenant leases contain provisions for additional rent based on building operating expenses and the Property’s allocable share of expenses incurred by the Estate.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The accompanying financial statement has been converted from English pounds to U.S. dollars using the Federal Reserve Board’s average exchange rates for the twelve months ended June 30, 2005 and the three months ended September 30, 2005 of 1.8596 and 1.7767, respectively. The conversion rate used for the minimum future rents in Note 4 is 1.7696.

          As of December 31, 2004, the Property owner converted its reporting period from the fiscal year ended June 30 to December 31. Accordingly, the statement of revenues and certain expenses for the twelve months ended June 30, 2005 is not intended to present the fiscal year end reporting period for the property.

          The statement of revenues and certain expenses for the three months ended September 30, 2005 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2 – Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled and specified rent increases is recognized on a straight-line basis over the lease term. Service charges for expenses are billed as incurred or on an estimated basis as set forth in the lease agreements.

144  |  Prospectus  TIAA Real Estate Account

3 – Major Tenants

          Three tenants leased approximately 90% of the Property’s square footage. Rent from these tenants represented approximately 83% of total revenues for the twelve months ended June 30, 2005 and for the three months ended September 30, 2005.

4 – Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at November 10, 2005, the date of this report, are as follows:

Twelve Months Ending June 30,	Amount In Thousands

2006	$21,138
2007	22,764
2008	21,473
2009	18,550
2010	18,054
Thereafter	112,039

$214,018

5 – Related Party Transactions

          The current owner and manager of the Property also owns and manages the adjoining properties within the Estate and accordingly there are various expenses, which are shared on an allocable basis.

TIAA Real Estate Account  Prospectus  |  145

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CONDENSED STATUTORY-BASIS FINANCIAL STATEMENTS INFORMATION

          (The following condensed statutory-basis financial statements information has been derived from audited statutory-basis financial statements which are available upon request.)

TIAA CONDENSED STATUTORY-BASIS BALANCE SHEETS

(in millions)*

	(UNAUDITED)
December 31,	2005	2004

ASSETS
Bonds	$121,863	$114,776
Mortgages	24,353	24,293
Real estate	1,618	1,707
Preferred stocks	1,295	1,288
Common stocks	3,813	3,722
Other long-term investments	6,700	5,648
Cash, cash equivalents and short-term investments	824	447
Investment income due and accrued	1,458	1,374
Separate account assets	11,651	8,310
Deferred federal income tax asset	963	1,024
Other assets	395	975

TOTAL ASSETS	$174,933	$163,564

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance and annuities	$137,038	$130,798
Liability for deposit-type contracts	416	414
Contract claims	295	273
Dividends due to policyholders	2,180	2,214
Federal income taxes	1,215	674
Asset valuation reserve	3,049	2,744
Interest maintenance reserve	796	806
Separate account liabilities	11,651	8,310
Securities lending collateral	3,460	3,544
Other liabilities	1,641	2,610

TOTAL LIABILITIES	161,741	152,387

Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000paid-in capital)	3	3
Contingency Reserves:
For investment losses, annuity and insurance mortality, and other risks	13,189	11,174

TOTAL CAPITAL AND CONTINGENCY RESERVES	13,192	11,177

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	174,933	$163,564

* Except par value of common stock and paid-in capital

146  |  Prospectus  TIAA Real Estate Account

Teachers Insurance and Annuity Association of America	continued

TIAA CONDENSED STATUTORY-BASIS STATEMENTS OF OPERATIONS

(in millions)

	(UNAUDITED)
For the Years Ended December 31,	2005	2004

REVENUES
Insurance and annuity premiums and other considerations	$10,863	$9,482
Annuity dividend additions	2,065	2,392
Net investment income	9,985	9,454

TOTAL REVENUES	$22,913	$21,328

EXPENSES
Policy and contract benefits	$7,962	$6,832
Dividends to policyholders	3,860	4,113
Increase in policy and contract reserves	6,243	6,431
Operating expenses	458	433
Transfers to separate accounts, net	2,072	1,732
Other, net	117	121

TOTAL EXPENSES	$20,712	$19,662

Income before federal income tax and net realized capital (losses)	$2,201	$1,666
Federal income tax expense	526	572
Net realized capital (losses) less capital gains tax, after transfers to the interest maintanance reserve	297	(554)

NET INCOME	$1,972	$540

TIAA Real Estate Account  Prospectus  |  147

Teachers Insurance and Annuity Association of America	continued

SUPPLEMENTAL INFORMATION TO CONDENSED STATUTORY-BASIS FINANCIAL STATEMENTS

          Basis of Presentation: Teachers Insurance and Annuity Association of America’s statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State Insurance Department; a comprehensive basis of accounting that differs from U.S. generally accepted accounting principles.

          Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; preferred stocks in NAIC designations 1, 2 and 3 are stated at amortized cost; preferred stocks at NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value; unaffiliated common stocks at fair value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or fair value. For loan-backed bonds and structured securities, the carrying value is determined using actual and anticipated cash flows under the prospective method for interest-only securities, securities for which other than temporary impairment had been recognized, or securities whose expected future cashflows are lower than the expected cashflows at the time of acquisition. The retrospective method is used for all other loan-backed and structured securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost and directly-owned real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell. Investments in non-insurance subsidiaries and affiliates are stated at the value of the entities audited GAAP equity. Investment in insurance affiliates are based on the underlying statutory equity. Investments in joint ventures, partnerships and limited liability companies are stated at TIAA’s equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are stated at market value. Investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of impairments which are considered to be other than temporary, which are determined on an individual basis. Depreciation of real estate investments is generally computed over a forty-year period on the straight-line method.

          Reclassifications: These financial statements report asset classes and related income in the same categories as prescribed for the NAIC annual statement. Certain prior year amounts in the financial statements have been reclassified to conform to the 2005 presentation. These reclassifications did not affect the total assets, liabilities, net income or contingency reserves previously reported.

148  |  Prospectus  TIAA Real Estate Account

Teachers Insurance and Annuity Association of America	continued

Additional Asset Information:

	2005	2004

As a percentage of total bond investments:
Below investment grade bonds	6.2%	7.0%
As a percentage of total mortgage investments:
Total mortgage investments in California	21.8%	20.8%
Total mortgage investments in office buildings	38.0%	41.1%
Total mortgage investments in shopping centers	32.0%	29.2%
As a percentage of total real estate investments:
Total real estate investments in Florida	19.1%	20.0%
Total real estate investments in office buildings	63.7%	70.9%

          Derivative Instruments: TIAA has filed a Derivatives Use Plan with the New York State Insurance Department (the “Department”). This plan details TIAA’s derivative policy objectives, strategies, controls, and restrictions. TIAA uses derivative instruments for hedging, income generation, and asset replication purposes. TIAA enters into derivatives directly with counterparties of high credit quality. At December 31, 2005 and 2004, TIAA held derivative contracts with a total notional value of approximately $5,894 and $4,267, respectively.

          Policy and Contract Reserves: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions. For retained assets, an accumulation account issued from the proceeds of life insurance policies reserves held are equal to the total current account balances of all account holders.

TIAA Real Estate Account  Prospectus  |  149

Teachers Insurance and Annuity Association of America	concluded

          At December 31, TIAA’s general account annuity reserves had the following characteristics (in millions):

	2005		2004

	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
At book value without adjustment	24,536	17.9%	22,974	17.6%
At market value	0	0%	0	0%
Not subject to discretionary withdrawal	112,379	82.1%	107,770	82.4%

Total annuity reserves and deposit liabilities	136,915	100.0%	130,744	100.0%
Reconciliation to total policy & contract reserves shown on the balance sheet:
Reserves on other life policies & contracts	527		468
Reserves on accident & health policies	12		0

Total policy and contract reserves	137,454		131,212

          Federal income taxes: By charter, TIAA is a Stock Life Company that operates on a non-profit basis and was largely exempt from federal income taxation under the Internal Revenue Code until 1998 when federal legislation changed its taxable status.

          TIAA’s 1998 and 1999 tax returns representing the first years for which TIAA’s entire business operations were subject to federal income taxation, have been audited by the Internal Revenue Service (“IRS”). In April 2004, the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $1.1 billion for the 1998 and 1999 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain of TIAA’s tax-basis annuity reserves.

          TIAA’s management has filed a protest to the IRS’ adjustments and believes that its tax positions are supported by substantial authority. Although the final resolution of the IRS’ asserted adjustments is uncertain, management’s current best estimate of the probable loss from this dispute with the IRS, given the current status of the tax claim, requires TIAA to establish a contingent tax provision of $1.2 billion as of December 31, 2005.

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APPENDIX A — MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, their ages, and their principal occupations, are as follows:

TRUSTEES

Name	Age	Principal Occupations During Past 5 Years

Elizabeth E. Bailey	67

John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, CSX Corporation and Altria Group, Inc. and National Bureau of Economic Research. Honorary Trustee, the Brookings Institute.

Robert C. Clark	62

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School. Director, Collins & Aikman Corporation, Time Warner, Inc. and Omnicom Group.

Edward M. Hundert, M.D.	49

President, Professor of Biomedical Ethics, Professor of Cognitive Science, Case Western Reserve University. Formerly, Dean, 2000-2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997-2002. Member of BioEnterprise and the Cleveland Orchestra. Board Member, Rock and Roll of Fame, the Greater Cleveland Partnership and Nortech.

Marjorie Fine Knowles	66	Professor of Law, Georgia State University College of Law.

Donald K. Peterson	56	Chairman and Chief Executive Officer, Avaya Inc. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies. Chairman, Board of Trustees, Worcester Polytechnic Institute.

Sidney A. Ribeau	58	President, Bowling Green University. Director, The Andersons, Convergys and Worthington Industries.

Leonard S. Simon	69

Former Vice Chairman, Charter One Financial, Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, Rochester Community Savings Bank. Director, Landmark Technology Partners, Inc. and Integrated Nano-Technologies, LLC.

David F. Swensen	52	Chief Investment Officer, Yale University. Trustee, Brookings Institution, Carnegie Institution of Washington, Wesleyan University, and Hopkins School.

Ronald L. Thompson	56	Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company. Director, Interstate Bakeries Ralston Purina, Ryerson Tull, Inc. and Washington University in St. Louis.

Marta Tienda	55

Maurice P. During ‘22 Professor of Demographic Studies, Princeton University. Director, Office of Population Research, Princeton University, 1998-2002. Director, Corporation of Brown University, the Princeton Healthcare System, Federal Reserve Bank of New York, Sloan Foundation, Jacobs Foundation and Hispanic Business Incorporated.

TIAA Real Estate Account  Prospectus  |  151

TRUSTEES (continued)

Name	Age	Principal Occupations During Past 5 Years

Paul R. Tregurtha	70

Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Vice Chairman, Interlake Steamship Company and Lakes Shipping Company; Formerly, Chairman, Meridian Aggregates, L.P. Director, FPL Group, Inc.

Rosalie J. Wolf	64

Managing Partner, Botanica Capital Partners LLC. Formerly, Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC; formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust and Sanford C. Bernstein Fund, Inc.

OFFICER-TRUSTEES

Name	Age	Principal Occupations During Past 5 Years

Herbert M. Allison, Jr.	62

Chairman, President and Chief Executive Officer, TIAA. President and Chief Executive Officer, CREF. Formerly, President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997–1999 and President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 2000–2002.

OTHER OFFICERS

Name	Age	Principal Occupations During Past 5 Years

Gary Chinery	56	Vice President and Treasurer, TIAA and CREF.

E. Laverne Jones	57	Vice President and Corporate Secretary, TIAA and CREF.

Russell Noles	47	Vice President and Acting Chief Financial Officer, TIAA and CREF.

John Somers	62	Head of Fixed Income and Real Estate Investments, TIAA and CREF.

PORTFOLIO MANAGEMENT TEAM

Name	Age	Principal Occupations During Past 5 Years

Thomas Garbutt	47	Managing Director — Real Estate Equities.

Philip J. McAndrews	47	Managing Director — Portfolio Management.

Margaret A. Brandwein	59	Managing Director — TIAA Real Estate Account.

152  |  Prospectus  TIAA Real Estate Account

APPENDIX B — SPECIAL TERMS

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

TIAA Real Estate Account  Prospectus  |  153

Valuation Day: Any day the NYSE is open for trading, as well as, for certain contracts, the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. eastern time.

Valuation Period: The time from the end of one valuation day to the end of the next.

154  |  Prospectus  TIAA Real Estate Account

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

SEC Registration Fees	$642,000
Costs of printing and engraving	$500,000	*
Legal fees	$10,000	*
Accounting fees	$10,000	*

TOTAL	$1,162,200

* - Approximate

Item 14.      Indemnification of Directors and Officers.

            Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15.      Recent Sales of Unregistered Securities.

       None.

Item 16.      Exhibits and Financial Statement Schedules.

(a)       Exhibits

(1)	Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as amended) [1] and the Amendment thereto *

(3)	(A)	Charter of TIAA (as amended) [5]

	(B)	Bylaws of TIAA (as amended) [5]

(4)	(A)	Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Contract Endorsements [2] , Keogh Contract ,1, Retirement Select and Retirement Select Plus Contracts and Endorsements [4] and Retirement Choice and Retirement Choice Plus Contracts[6]

	(B)	Forms of Income-Paying Contracts[2]

(5)	Opinion and Consent of George W. Madison, Esquire*

(10)	(A)	Independent Fiduciary Agreement by and among TIAA, the Registrant, and The Real Estate Research Corporation[7]

	(B)	Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account (Agreement assigned to The Bank of New York, January, 1996) [2]

(23)	(A)	Opinion and Consent of George W. Madison, Esquire (filed as Exhibit 5)

	(B)	Consent of Sutherland Asbill & Brennan LLP*

	(C)	Consent of PricewaterhouseCoopers LLP*

	(D)	Consents of Ernst & Young LLP*

	(E)	Consent of Friedman LLP*

1 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 6 to the Account's previous Registration Statement on Form S-1, filed April 26, 2000 (File No. 333-22809).

2 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

3 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's Registration Statement on Form S-1 filed April 29, 2003 (File No. 333-83964).

4 - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account's Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

5 - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account's Registration Statement on Form S-1 filed December 21, 2004 (File No. 333-121493).

6 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 1 to the Account's Registration Statement on Form S-1 filed April 29, 2005 (File No. 333-121493).

7 - Previously filed and incorporated herein by reference to the Annual Report of the Account filed on March 15, 2006 (File No. 033-92990).

* - Filed herewith.

(b)  Financial Statement Schedules

            All Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17.      Undertakings.

            The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) To provide the full financial statements of TIAA promptly upon written or oral request.

              (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

              (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

              Following are the full audited financial statements of TIAA.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

INDEX OF AUDITED STATUTORY - BASIS FINANCIAL STATEMENTS

DECEMBER 31, 2005

REPORT OF MANAGEMENT RESPONSIBILITY

April 19, 2006

To the Policyholders of
     Teachers Insurance and Annuity
     Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the acting Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying statutory-basis financial statements of TIAA for the year ended December 31, 2005 and Ernst & Young LLP for prior year ended December 31, 2004. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting services are obtained from a firm other than the independent audit firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent accounting firm and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Herbert M. Allison, Jr. Chairman, President and Chief Executive Officer Russell G. Noles Vice President and Acting Chief Financial Officer

2

REPORT OF THE AUDIT COMMITTEE

To the Policyholders of
     Teachers Insurance and Annuity
     Association of America:

The Audit Committee (“Committee”) oversees the financial reporting process of Teachers Insurance and Annuity Association of America (“TIAA”) on behalf of TIAA’s Board of Trustees. The Committee is a standing committee of the Board of Trustees and operates in accordance with a formal written charter (copies are available upon request) that describes the Committee’s responsibilities.

Management has the primary responsibility for TIAA’s financial statements, the development and maintenance of an effective system of internal controls over financial reporting, operations, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent audit firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. The Committee has direct responsibility for the appointment, compensation and oversight of the external financial audit firm. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than the tenth year of service.

The Committee reviewed and discussed the accompanying audited statutory-basis financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the statutory-basis financial statements. The Committee has also discussed the audited statutory-basis financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the 2005 audited statutory-basis financial statements with statutory accounting principles.

The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and acceptability of the accounting principles as applied in the financial reporting practices followed by TIAA, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management, and the Board has received a written disclosure regarding such independence, as required by the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited statutory-basis financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Donald K. Peterson, Audit Committee Member
Leonard S. Simon, Audit Committee Member
David F. Swensen, Audit Committee Member
Paul R. Tregurtha, Audit Committee Member

April 19, 2006

3

Report of Independent Auditors

To the Board of Trustees of
Teachers Insurance and Annuity
Association of America:

We have audited the accompanying statutory statements of admitted assets, liabilities and surplus of Teachers Insurance and Annuity Association of America (the "Company") as of December 31, 2005, and the related statutory basis statements of operations, changes in capital and contingency reserves, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended December 31, 2004, which are prepared on the basis of accounting described in Note 2, were audited by other independent auditors whose report dated April 20, 2005, expressed an adverse opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles in the United States of America, and expressed an unqualified opinion on the fair presentation of the financial statements in conformity with the basis of accounting described in Note 2.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the 2005 financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company at December 31, 2005, or the results of its operations or its cash flows for the year then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2005, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on January 1, 2005, the Company adopted Statement of Statutory Accounting Principles No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 19, 2006

4

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY
RESERVES
(Dollars in millions, except share data)

	December 31,

	2005	2004

ASSETS
Bonds	$121,863	$114,776
Mortgages	24,353	24,293
Real estate	1,618	1,707
Preferred stocks	1,295	1,288
Common stocks	3,813	3,722
Other long-term investments	6,700	5,648
Cash, cash equivalents and short-term investments	824	447
Investment income due and accrued	1,458	1,374
Separate account assets	11,651	8,310
Deferred federal income tax asset	963	1,024
Other assets	395	975

TOTAL ASSETS	$174,933	$163,564

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance and annuities	$137,038	$130,798
Liability for deposit-type contracts	416	414
Contract claims	295	273
Dividends due to policyholders	2,180	2,214
Federal income taxes	1,215	674
Asset valuation reserve	3,049	2,744
Interest maintenance reserve	796	806
Separate account liabilities	11,651	8,310
Securities lending collateral	3,460	3,544
Other liabilities	1,641	2,610

TOTAL LIABILITIES	161,741	152,387

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and
outstanding and $550,000 paid-in capital)	3	3
Contingency Reserves:
For investment losses, annuity and insurance mortality, and other risks	13,189	11,174

TOTAL CAPITAL AND CONTINGENCY RESERVES	13,192	11,177

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$174,933	$163,564

See notes to statutory - basis financial statements.

5

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF OPERATIONS
(Dollars in millions)

	For the Years Ended December 31,
	2005	2004

REVENUES
Insurance and annuity premiums and other considerations	$10,863	$9,482
Annuity dividend additions	2,065	2,392
Net investment income	9,985	9,454

TOTAL REVENUES	$22,913	$21,328

EXPENSES
Policy and contract benefits	$7,962	$6,832
Dividends to policyholders	3,860	4,113
Increase in policy and contract reserves	6,243	6,431
Operating expenses, net	458	433
Transfers to separate accounts, net	2,072	1,732
Other, net	117	121

TOTAL EXPENSES	$20,712	$19,662

Income before federal income taxes and net realized capital gains
(losses)	$2,201	$1,666

Federal income tax expense	526	572

Net realized capital gains (losses) less capital gains taxes, after
transfers to interest maintenance reserve	297	(554)

NET INCOME	$1,972	$540

See notes to statutory - basis financial statements.

6

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES
(Dollars in millions)
	For the Years Ended December 31,

	2005	2004

CHANGES IN CAPITAL AND CONTINGENCY RESERVES

Net income	$1,972	$540
Net unrealized capital gains on investments	497	751
Change in the asset valuation reserve	(305)	(455)
Change in net deferred federal income tax asset	110	267

Change in non-admitted assets:
Deferred federal income tax asset	(171)	(136)
Other	(107)	6
Cumulative effect of change in accounting principle	55	---
Change in contingency reserves as a result of reinsurance	(17)	(17)
Other, net	(19)	(20)

NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES	2,015	936

CAPITAL AND CONTINGENCY RESERVES AT BEGINNING OF YEAR	11,177	10,241

CAPITAL AND CONTINGENCY RESERVES AT END OF YEAR	$13,192	$11,177

See notes to statutory - basis financial statements.

7

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CASH FLOW
(Dollars in millions)
	For the Years Ended December 31,

	2005	2004

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$10,860	$9,493
Miscellaneous income	72	195
Net investment income	9,932	9,393

Total Receipts	20,864	19,081

Policy and contract benefits	7,954	6,830
Dividends paid to policyholders	1,830	1,844
Operating expenses	591	740
Federal income tax (benefit)	(15)	(68)
Net transfers to separate accounts	2,068	1,727

Total Disbursements	12,428	11,073

Net cash from operations	8,436	8,008

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	17,386	20,595
Stocks	1,307	1,148
Mortgages and real estate	4,840	4,056
Miscellaneous proceeds	1,980	1,230
Cost of investments acquired:
Bonds	24,832	28,550
Stocks	1,276	1,542
Mortgages and real estate	4,544	4,699
Miscellaneous applications	2,532	1,959

Net cash from investments	(7,671)	(9,721)

CASH FROM FINANCING AND OTHER
Net deposits on deposit-type contracts funds	(9)	---
Other cash provided (applied)	(379)	1,077

Net cash from financing and other	(388)	1,077

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM
INVESTMENTS	377	(636)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS,
BEGINNING OF YEAR	447	1,083

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS,
END OF YEAR	$824	$447

See notes to statutory - basis financial statements.

8

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS
(Dollars in millions)

DECEMBER 31, 2005

Note 1 – Organization

Teachers Insurance and Annuity Association of America ("TIAA" or the “Company”) was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its primary purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for their employees and their families and by counseling these organizations and their employees on benefit plans and other measures of economic security. TIAA has 2,500 shares of class A common stock authorized, issued and outstanding. All of the outstanding shares of the Company are collectively held by the TIAA Board of Overseers, a nonprofit corporation created to hold the stock of TIAA. By charter, the Company operates without profit to its sole shareholder. As a result, all contingency reserves are held as special surplus funds solely to provide benefits in furtherance of the Company’s charter. Unless approved by the New York State Insurance Department (the "Department"), dividends to the shareholder are limited by New York State Insurance Law to the lesser of ten percent of surplus as of the prior year end or the prior year’s net gain from operations, excluding realized gains. TIAA generally has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 2 – Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the Department, a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables (in millions).

	2005	2004

Net Income, New York SAP	$1,972	$540
Difference in Reserves for:
Term Conversions	---	1
Deferred and Payout Annuities issued after 2000	395	413

Net Income, NAIC SAP	$2,367	$954

Contingency Reserves, New York SAP	$13,192	$11,174
Difference in Reserves for:
Term Conversions	8	8
Deferred and Payout Annuities issued after 2000	2,521	2,126

Contingency Reserves, NAIC SAP	$15,721	$13,308

9

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 2 – Significant Accounting Policies – (continued)

Reconciliations of Net Income and Contingency Reserves: Subsequent to the filing of its New York SAP financial statements, the Company made the following adjustments to the Statutory-Basis financial statements. Reconciliations of TIAA’s net income and contingency reserves between the New York SAP as originally filed and these audited financial statements are shown below (in millions):

		Contingency
	Net Income	Reserves

New York SAP – as filed	$2,001	$13,220

Adjustment to Net Investment Income	(14)	(14)
Release of Unrealized Gain	---	(5)
Adjustment to Federal Income Taxes	5	5
Reclassification – Unrealized to Realized Capital Losses	(20)	---
Minimum Liability for Benefit Obligations	---	(17)

Audited Financial Statements	$1,972	$13,189

Application of Accounting Pronouncements: In 2004, the Company adopted the statutory accounting guidance contained in SSAP No. 87, Capitalization Policy and INT 04-17: Impact of Medicare Modernization Act on Postretirement Benefits. These accounting changes were implemented as a change in accounting principle in order to conform to the provisions of the NAIC SAP, as adopted by the Department. These changes were effective as of January 1, 2004 and had no material effect on the Company’s financial statements. Note 11 contains additional information about the Medicare Modernization Act.

Beginning January 1, 2005, the Company implemented SSAP No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46. As a result of this new guidance, the Company now records its equity investment in its investment subsidiaries based on audited GAAP equity. Previous statutory accounting guidance required the insurer to make statutory adjustments to convert GAAP equity to a statutory equity basis. As a consequence of this change, prepaid expenses and leasing commissions recorded as assets under GAAP, for investment subsidiaries that contain real estate, are now admitted and included on the balance sheet and is the primary effect of the implementation of SSAP No. 88. This is recorded as a $54.5 million increase to the Company’s net admitted assets and aggregate write-ins for special surplus funds.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board ("FASB") requires that financial statements that are intended to be in conformity with GAAP follow all applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP as having been prepared in accordance with GAAP. The differences between GAAP and NAIC SAP would have a material effect on the Company’s financial statements and the primary differences can be summarized as follows:

Under GAAP:
  The asset valuation reserve (“AVR”) is eliminated as a reserve and the credit-related realized gains and losses are reported in the statement of income on a pretax basis as incurred;

  The interest maintenance reserve (“IMR”) is eliminated and the realized gains and losses resulting from changes in interest rates are reported as a component of net income rather than being accumulated in and subsequently amortized into investment income over the remaining life of the investment sold;

  Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

10

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005
Note 2 – Significant Accounting Policies – (continued)
  Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

  Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred. Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

  Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s equity in the audited GAAP equity or statutory surplus of the subsidiaries;

  Investments in bonds considered to be “available for sale” are carried at fair value rather than amortized cost;

  State taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable, rather than being limited by quantitative limitations;

  For purposes of calculating the defined benefit and the post-retirement benefit obligations, active participants not currently vested would also be included in determining the liability;

  Annuities that do not incorporate significant insurance risk are classified as investment contracts and are not accounted for as insurance contracts;

  Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item;

  Loan-backed and structured securities that are determined to have an other-than-temporary impairment are written down to fair value and not to the sum of undiscounted estimated future cash flows;

  Certain reinsurance transactions are accounted for as reinsurance for statutory purposes and as financing transactions under GAAP, and assets and liabilities are reported net of reinsurance for statutory purposes and gross of reinsurance for GAAP;

  For purposes of calculating pension and post-retirement benefit obligations, active participants not currently vested would also be included in determining the liabilities.

The effects of these differences, while not determined, are presumed to be material.

Accounting Policies:

The preparation of the Company's statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date of the financial statements. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary. An impairment in an investment is considered to have occurred if an event or change in circumstance indicates that the carrying value of the asset may not be recoverable or the receipt of contractual payments of principal and interest may not occur when scheduled. When an impairment has been determined to have occurred, the investment is written down to fair value except for loan-backed and structured securities, which are written down to the sum of their undiscounted expected future cash flows. Management considers all available evidence to evaluate the potential impairment of its investments. Unless evidence exists indicating a decline in the fair value of an investment below carrying value is temporary, a write-down is recognized as a realized loss.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) that are not in default are stated at amortized cost using the interest method. Short-term investments in default are stated at the lower of amortized cost or market value. Cash and cash equivalents include cash on hand, amounts due from banks, and short term highly liquid investments with original maturity of three months or less.

11

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 2 – Significant Accounting Policies – (continued)

Bonds: Bonds not backed by loans and not in default are stated at amortized cost using the interest method. Bonds not backed by loans that are in default are valued at the lower of amortized cost or fair value determined by quoted market prices or an independent pricing service. For other-than-temporary impairments, the cost basis of bonds is written down to fair value, recognized as realized losses.

Loan-Backed Securities and Structured Securities: Included within bonds are loan-backed securities. Loan-backed securities and structured securities not in default, are stated at amortized cost. The prospective approach is used in determining the carrying amount of interest-only securities, securities for which an other-than-temporary impairment has been recognized or securities whose expected future cash flows are lower than the expected cash flows estimated at the time of acquisition. The retrospective approach, which uses actual and expected future cash flows, is applied when determining amount of all other loan-backed and structured securities. Estimated future cash flows and expected repayment periods are used in calculating amortization for loan-backed and structured securities. Loan-backed and structured securities in default are valued at the lower of amortized cost or undiscounted estimated future cash flows. Prepayment assumptions for loaned backed securities and structured securities are obtained from external data services or internal estimates.

Common Stock: Unaffiliated common stocks are stated at fair value.

Preferred Stock: Preferred stocks of relatively high quality in NAIC designations 1, 2 and 3 are stated at amortized cost. Lower quality preferred stocks in NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value.

Restricted Common and Preferred Stocks: The Company does not have any restricted common or preferred stock.

Repurchase Agreements: The Company does not have any repurchase agreements outstanding.

Mortgages: Mortgages are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains or losses. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

Real Estate: Real estate occupied by the Company and real estate held for the production of income are carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When TIAA determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances and a realized loss is recorded.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory net assets; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Limited Partnerships and Limited Liability Companies: Investments in limited partnerships and limited liability companies are carried at the underlying GAAP equity of the respective entity’s audited financial statements. An unrealized loss is deemed to be other-than-temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

Contract Loans: Contract loans are stated at outstanding principal balances.

12

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 2 – Significant Accounting Policies – (continued)

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. The Company’s investments in the TIAA-CREF Mutual Funds (“Retail Funds”), TIAA-CREF Institutional Mutual Funds (“Institutional Funds”), and TIAA-CREF Life Funds, which are included in Common Stocks in the accompanying balance sheets, are stated at fair value.

Securities Lending: The Company has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral and requires a minimum of 102 percent of the fair value of the loaned securities. When securities are loaned, the Company receives additional income on the collateral and continues to receive income on the loaned securities. The Company may bear the risk of delay in recovery of, or loss of rights in, the loaned securities should a borrower of securities fail to return the securities in a timely manner. In order to minimize this risk, the Company monitors the credit quality of its counterparties.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments, are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details TIAA’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company uses derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards and interest rate cap contracts. See Note 7.

Non-Admitted Assets: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets in accordance with New York SAP, based on delinquencies, defaults, and other statutory criteria, and cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled $118 million and $110 million at December 31, 2005 and 2004, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as the deferred federal income tax (“DFIT”) asset, furniture and fixtures, and various receivables, are also designated as non-admitted assets. The non-admitted portion of the DFIT asset was $3,177 million and $3,006 million at December 31, 2005 and 2004, respectively. The other non-admitted assets were $261 million and $217 million at 2005 and 2004, respectively. Included in the 2004 non-admitted amount is $54.5 million associated with the recording of the Company’s equity in its investment subsidiaries. In 2005 the Company implemented SSAP 88 and this amount became admitted. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing equipment (“EDP”), computer software, furniture and equipment that qualify for capitalization are depreciated using the straight-line method over 3 years. Office alterations and leasehold tenant improvements that qualify for capitalization are depreciated over 5 years and the remaining life of the lease, respectively.

13

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 2 – Significant Accounting Policies – (concluded)

Accumulated depreciation of EDP equipment and computer software was $241 million and $204 million at December 31, 2005 and 2004, respectively. Related depreciation expenses allocated to TIAA in 2005 and 2004 were $16 million and $14 million, respectively. Accumulated depreciation of all furniture and equipment and leasehold improvements, which is non-admitted, was $228 million and $185 million at December 31, 2005 and 2004, respectively. Related depreciation expenses allocated to TIAA in 2005 and 2004 were $17 million and $5 million, respectively. In 2004, the Company adopted higher capitalization thresholds, starting at $1 million, and more uniform amortization periods as a part of implementing statutory guidance effective in 2004.

Premium Revenue: Premiums are recognized as income over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred in connection with acquiring new insurance business are charged to operations as incurred.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest mortality and other risks insured. Such reserves are designed to be sufficient for contractual benefits guaranteed under policy and contract provisions.

Reserves for deposit-type funds, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees ("Board") in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Asset Valuation Reserve: The AVR, which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate, other invested assets and derivatives. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components primarily based on factors applied to asset classes, and insurance companies may also establish additional reserves for any component; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves. No voluntary contributions were made in either 2005 or 2004.

Interest Maintenance Reserve: The IMR is a reserve required by NAIC SAP which accumulates realized interest rate-related capital gains and losses on sales of debt securities and mortgages, as defined by NAIC SAP. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Reclassifications: These financial statements report asset classes and related income in the same categories as prescribed for the NAIC annual statement. Certain prior year amounts in the financial statements have been reclassified to conform to the 2005 presentation. These reclassifications did not affect the total assets, liabilities, net income or contingency reserves previously reported.

14

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments

The disclosures below provide information grouped within the following asset categories: A) bonds, preferred and common stocks; B) mortgage investments; C) real estate investments; D) investment subsidiaries and affiliates; and E) other long term investments.

A. Bonds, Preferred Stocks, and Common Stocks:

The amortized cost and estimated fair values, and unrealized gains and losses of long-term bonds, preferred stocks, and common stocks at December 31, are shown below (in millions):

		Gross Unrealized		Estimated

	Cost**	Gains	Losses	Fair Value

2005
U.S. Government	$966	$33	$(6)	$993
All Other Governments	1,011	128	(2)	1,137
States, Territories & Possessions	964	201	(1)	1,164
Political Subdivisions of States,
Territories & Possessions	19	4	---	23
Special Rev. & Special Assessment,
Non-guaranteed Agencies & Govt.	23,514	544	(306)	23,752
Public Utilities	4,860	323	(38)	5,145
Industrial & Miscellaneous	90,529	3,303	(1,051)	92,781

Total Bonds	121,863	4,536	(1,404)	124,995
Preferred Stocks	1,324	32	(50)	1,306
Common Stocks Unaffiliated	245	87	(32)	300
Common Stocks Affiliated***	3,513	---	---	3,513

Total Bonds and Stocks	$126,945	$4,655	$(1,486)	$130,114

2004
U.S. Government	$1,326	$83	$(1)	$1,408
All Other Governments	1,002	106	(1)	1,107
States, Territories & Possessions	964	200	(5)	1,159
Political Subdivisions of States,
Territories & Possessions	18	4	---	22
Special Rev. & Special Assessment,
Non-guaranteed Agencies & Govt.	23,118	846	(165)	23,799
Public Utilities	4,667	427	(17)	5,077
Industrial & Miscellaneous	83,681	5,053	(627)	88,107

Total Bonds	114,776	6,719	(816)	120,679
Preferred Stocks	1,297	85	(24)	1,358
Common Stocks Unaffiliated	302	111	(3)	410
Common Stocks Affiliated***	3,312	---	---	3,312

Total Bonds and Stocks	$119,687	$6,915	$(843)	$125,759

**Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments. At December 31, 2005 and 2004, preferred stock non-admitted assets were $29 million and $10 million, respectively.

***Also reported in Note 3D Subsidiaries and Affiliates.

15

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

Impairment Review Process

All securities are subjected to TIAA’s process for identifying other-than-temporary impairments. The quarterly impairment identification process utilizes, but is not limited to, a screening process based on declines in fair value of more than 20%. The Company writes down securities that it deems to have an other-than-temporary impairment to fair value in the period the securities are deemed to be impaired, based on management's case-by-case evaluation of the decline in fair value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the extent to which and the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; and (g) the potential for impairments in certain economically-depressed geographic locations. Where an impairment is considered to be other-than-temporary, the Company recognizes a write-down as an investment loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Unrealized Losses on Bonds, Preferred Stocks and Common Stocks

The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

		Gross	Estimated
		Unrealized	Fair
	Cost**	Loss	Value

December 31, 2005
Less than twelve months:
Bonds	$41,291	$(899)	$40,392
Preferred Stocks	464	(36)	428
Common Stocks	28	(10)	18

Total less than twelve months	41,783	(945)	40,838

Twelve months or more:
Bonds	9,237	(505)	8,732
Preferred Stocks	113	(14)	99
Common Stocks	36	(22)	14

Total twelve months or more	9,386	(541)	8,845

Total – All bonds, preferred & common stocks	$51,169	$(1,486)	$49,683

**Amortized cost for bonds and original cost for stocks net of cumulative reported other-than-temporary impairments.

16

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

 DECEMBER 31, 2005

Note 3 – Investments – (continued)

		Gross	Estimated
		Unrealized	Fair
	Cost**	Loss	Value

December 31, 2004
Less than twelve months:
Bonds	$16,378	$(350)	$16,028
Preferred Stocks	218	(24)	194
Common Stocks	56	(2)	54

Total less than twelve months	16,652	(376)	16,276

Twelve months or more:
Bonds	8,556	(467)	8,089
Preferred Stocks	20	---	20
Common Stocks	30	(1)	29

Total twelve months or more	8,606	(468)	8,138

Total – All bonds, preferred & common stocks	$25,258	$(844)	$24,414

**Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments.

For 2005, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in asset-backed securities (30%), mortgage-backed securities (20%), manufacturing (17%), finance (14%), services (4%), and other securities (15%). The preceding percentages were calculated as a percentage of the gross unrealized loss. The Company held twenty-four securities where each had a gross unrealized loss greater than $5 million at December 31, 2005. Eleven of these securities represented 100% of the gross unrealized loss on securities where the estimated fair value declined and remained below cost by 20% or more for twelve months or greater. Seven of these securities were asset-backed securities and the estimated future cash flows supported the carrying value of each security.

For 2004, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in asset-backed securities (33%), mortgage-backed securities (25%), manufacturing (9%), finance (9%), government (9%), and other securities (15%). The preceding percentages were calculated as a percentage of the gross unrealized loss. The Company held seventeen securities where each had a gross unrealized loss greater than $5 million at December 31, 2004. Ten of these securities represented 100% of the gross unrealized loss on securities where the estimated fair value declined and remained below cost by 20% or more for twelve months or greater. All ten securities were asset-backed securities and the estimated future cash flows supported the carrying value of each security.

17

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

Scheduled Maturities for Bonds

The statutory carrying values and estimated fair values of long-term bond investments at December 31, 2005, by contractual maturity, are shown below (in millions):

	Carrying	Estimated
	Value	Fair Value

Due in one year or less	$1,409	$1,418
Due after one year through five years	9,487	9,794
Due after five years through ten years	24,447	25,020
Due after ten years	28,516	30,395

Subtotal	63,859	66,627
Residential mortgage-backed securities	29,060	29,195
Commercial mortgage-backed securities	17,139	17,407
Asset-backed securities	11,805	11,766

Total	$121,863	$124,995

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

Included in the preceding table are long-term bonds in or near default with an original par amount of $2,695 million that have been written down to a statutory carrying value of $972 million. The bonds are categorized based on contractual maturity as follows: $16 million due in one year or less, $78 million due after one year through five years, $220 million due after five years through ten years, $379 million due after ten years, $274 million of asset-backed securities and $5 million of commercial mortgage-backed securities.

Bond Credit Quality and Diversification

At December 31, 2005 and 2004, 93.8% and 93.0%, respectively, of the long-term bond portfolio was comprised of investment grade securities. The carrying values of long-term bond investments were diversified by industry classification at December 31 as follows:

	2005	2004

Residential mortgage-backed securities	23.9%	24.2%
Commercial mortgage-backed securities	14.1	13.1
Finance and financial services	12.4	12.3
Manufacturing	10.4	11.2
Asset-backed securities	9.7	9.9
Public utilities	6.4	5.7
Communications	4.5	4.6
Government	4.2	4.1
Oil and gas	3.4	3.8
Real estate investment trusts	2.7	2.3
Retail and wholesale trade	2.1	2.2
Other	6.2	6.6

Total	100.0%	100.0%

18

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

Bond and Equity - Other Disclosures

During 2005 and 2004, the Company acquired bonds and stocks through troubled debt restructurings with the book value aggregating $68 million and $75 million, of which $57 million and $21 million were acquired through non-monetary transactions, respectively. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the carrying value of the assets given up if lower. If the fair value is less than the carrying value of the assets given up, the required writedown is recognized as realized capital loss. During 2005 and 2004, the Company also acquired bonds and stocks through exchanges aggregating $2,134 million and $2,226 million, of which $1 million and $20 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at their fair value or at the book value if lower unless the exchange was as a result of restricted 144A's exchanged for unrestricted securities, which are accounted for at book value.

Debt securities of $8 million and $7 million at December 31, 2005 and 2004, respectively, were on deposit with governmental authorities or trustees, as required by law.

The carrying values and estimated fair values of securities loaned, and the associated cash collateral received were as follows (in millions):

	Carrying	Fair	Cash
	Value	Value	Collateral

December 31, 2005	$3,250	$3,364	$3,460
December 31, 2004	$3,275	$3,441	$3,544

For the years ended December 31, 2005 and 2004, the income generated from securities lending was $8 million and $9 million, respectively. For the years ended December 31, 2005 and 2004, the carrying amount of bonds and stocks denominated in a foreign currency was $3,195 million and $2,362 million, respectively. Bonds that totaled $1,024 million and $569 million at December 31, 2005 and 2004, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

The Company uses a third party proprietary system in determining the market value of its loan-backed securities. In 2005, the Company changed from the retrospective method to the prospective method due to negative yields on specific structured securities totaling $84 million. The Company also changed its accounting to the prospective method for loan-backed securities whose expected cash flows fell substantially below those expected at the time of acquisition.

B. Mortgage Investments:

The Company issues mortgages that are principally collateralized by commercial real estate. The maximum percentage of any one loan to the value of the security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 80% for commercial loans. The coupon rates for commercial mortgages acquired during 2005 ranged from 4.55% to 8.50% .

The Company also issues mezzanine real estate loans, which are secured by a pledge of direct or indirect equity interests in an entity that owns real estate. The coupon rate for mezzanine real estate loans acquired during 2005 ranged from 5.28% to 6.07% .

For the years ended December 31, 2005 and 2004, the carrying value of mezzanine real estate loans was $637 million and $345 million, respectively.

19

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

Mortgage Impairment Review Process

The Company monitors the effects of current and expected market conditions and other factors on the collectibility of mortgages to identify and quantify any impairment in value. Any impairment is classified as either temporary, for which, a recovery is anticipated, or other-than-temporary. Mortgages with impaired values at December 31, 2005 and 2004 have been written down to net realizable values based upon independent appraisals of the collateral, as shown in the table below. For impaired mortgages where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2005		2004

Investment in impaired mortgages, with temporary allowances for
credit losses (at net carried value plus accrued interest)	$	---	$185
Related temporary allowances for credit losses		---	(30)
Investment in impaired mortgages, net of other-than-temporary
impairment losses recognized		92	358
Related write-downs for other-than-temporary impairments		(3)	(142)
Average investments in impaired mortgages		380	669
Interest income recognized on impaired mortgages during the period		21	57
Interest income recognized on a cash basis during the period		24	61

The activity affecting the allowance for credit losses on mortgages was as follows (in millions):

	2005		2004

Balance at the beginning of the year		$30	$132
Provisions for losses charged against contingency reserves		---	55
Write-downs for other-than-temporary impaired assets charged against the allowance		(23)	(132)
Recoveries of amounts previously charged off		(7)	(25)

Balance at the end of the year	$	---	$30

At December 31, 2005 and 2004, the aggregate carrying values of mortgages with restructured or modified terms were $197 million and $237 million, respectively. For the years ended December 31, 2005 and 2004, the investment income earned on such mortgages was $11 million and $16 million, respectively, which would have been approximately $17 million and $22 million, respectively, if they had performed in accordance with their original terms. When restructuring mortgages, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Due and accrued income on any mortgage in default for more than eighteen months is non-admitted. Cash received on impaired mortgages that are performing according to their contractual terms is applied in accordance with those terms. For mortgages in process of foreclosure, cash received is initially held in suspense and applied as return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. At December 31, 2005 and 2004, the carrying values of mortgages held with interest more than 180 days past due, excluding accrued interest, were $0 and $34 million, respectively. Total interest due on mortgages with interest more than 180 days past due was $0 and $10 million, respectively. During 2005, the Company did not reduce the interest rate of outstanding loans.

20

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Mortgage Diversification

At December 31, the carrying values of mortgage investments were diversified by property type and geographic region as follows:

	2005	2004

Property Type
Office buildings	38.0%	41.1%
Shopping centers	32.0	29.2
Industrial buildings	13.0	11.7
Mixed-use projects	7.1	7.6
Apartments	6.0	5.9
Hotel	3.2	3.7
Other	0.7	0.8

Total	100.0%	100.0%

	2005	2004

Geographic Region
Pacific	28.6%	27.4%
South Atlantic	23.7	23.5
North Central	15.4	15.3
Middle Atlantic	10.8	11.7
South Central	9.0	8.5
Mountain	6.0	6.8
New England	4.4	4.5
Other	2.1	2.3

Total	100.0%	100.0%

At December 31, 2005 and 2004, approximately 21.8% and 20.8% of the mortgage portfolio, respectively, was invested in California and was included in the Pacific region shown above.

Scheduled Mortgage Maturities

At December 31, 2005, contractual maturities for mortgages were as follows (in millions):

Carrying Value

Due in one year or less	$1,429
Due after one year through five years	9,392
Due after five years through ten years	12,116
Due after ten years	1,416

Total	$24,353

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

Mortgage - Other Disclosures

Mortgages that totaled $240 million and $571 million at December 31, 2005 and 2004, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

21

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

For the years ended December 31, 2005 and 2004, the carrying value of mortgages denominated in foreign currency was $433 million and $537 million, respectively.

C. Real Estate Investments:

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on the realizability of real estate investments to identify and quantify any impairment in value. Other-than-temporary impairments on directly owned real estate investments for the years ended December 31, 2005 and 2004 were $11 million and $1 million, respectively, and these amounts are included in the impairment table in Note 4. The 2005 other-than-temporary impairments were recorded on properties that were not expected to be held until recovery. At December 31, 2005 and 2004, TIAA’s directly owned real estate investments of $1,618 million and $1,707 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $188 million and $143 million, respectively.

Real Estate Diversification

At December 31, the carrying values of real estate investments were diversified by property type and geographic region as follows:

	2005	2004

Property Type
Office buildings	63.7%	70.9%
Mixed-use projects	15.8	15.3
Industrial buildings	17.1	8.9
Apartments	1.7	3.3
Land held for future development	1.5	1.5
Income-producing land underlying improved real estate	0.2	0.1

Total	100.0%	100.0%

	2005	2004

Geographic Region
South Atlantic	45.0%	44.7%
North Central	14.2	19.0
Pacific	11.0	10.6
Mountain	9.1	2.0
South Central	9.0	8.3
Other	8.1	0.0
Middle Atlantic	3.6	15.4

Total	100.0%	100.0%

At December 31, 2005 and 2004, approximately 19.1% and 20.0% of the real estate portfolio, respectively, was invested in Florida and was included in the South Atlantic region shown above.

22

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

Real Estate - Other Disclosures

Depreciation expense on directly owned real estate investments for the years ended December 31, 2005 and 2004, was $53 million and $52 million, respectively; the amount of accumulated depreciation at December 31, 2005 and 2004 was $245 million and $275 million, respectively.

For the years ended December 31, 2005 and 2004, the amount of real estate property acquired via the assumption of debt or in satisfaction of debt was $113 million and $0.

The Company does not engage in retail land sales operations.

D. Subsidiaries and Affiliates:

TIAA’s investment subsidiaries and affiliates, which have been created for legal or other business reasons, are primarily involved in real estate and securities investment activities for the Company. The larger investment subsidiaries and affiliates are ND Properties, Inc, TIAA Realty, Inc, WRC Properties, Inc, and 485 Properties, LLC. The Company’s share of net carrying values of investment subsidiaries and affiliates at December 31, 2005 and 2004 was $4,549 million and $4,488 million, respectively. To conform to the NAIC Annual Statement presentation, the carrying value of these entities is reported as affiliated common stock or as other long-term investments. Other-than-temporary impairments of investment subsidiaries and affiliates for the years ended December 31, 2005 and 2004 were $94 million and $65 million, respectively. Most of the 2005 other-than-temporary impairments relate to real estate investments that were impaired and/or reclassified to Held for Sale, and that were written down $85 million to an external appraisal value or estimated net sales price. Included in TIAA’s net investment income is income distributed from investment subsidiaries and affiliates of $286 million and $217 million for the years ended December 31, 2005, and 2004, respectively. As of December 31, 2005 and 2004, the net amount due from investment subsidiaries and affiliates was $20 million and $92 million, respectively. For the years ended December 31, 2005 and 2004, the capital contributions were $915 million and $870 million, and return of capital was $(1,209) million and $(719) million, respectively.

TIAA’s only insurance subsidiary is TIAA-CREF Life, which became a direct wholly-owned subsidiary of TIAA as of December 31, 2005. At December 31, 2005 and 2004, the carrying value of the Company’s equity in TIAA-CREF Life was approximately $321 million and $300 million, respectively. There was no impairment of the insurance subsidiary for the year ended December 31, 2005. No income from the insurance subsidiary was included in TIAA’s net investment income for the years ended December 31, 2005 and 2004, respectively. The company had net amounts due from the insurance subsidiary of $2 million and $6 million as of December 31, 2005 and 2004, respectively.

TIAA’s operating subsidiaries primarily consist of TIAA-CREF Tuition Financing, Inc. (“TFI”), Teachers Personal Investors Services (“TPIS”) and Teachers Advisors, Inc. (“Advisors”) which are wholly-owned subsidiaries of TIAA-CREF Enterprises, Inc. (“Enterprises”) a wholly-owned subsidiary of TIAA, TIAA-CREF Trust Company, FSB (“Trust”), TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), and TIAA Global Markets, Inc. (“TGM”), TIAA Advisory Services, LLC (“TAS”), and TIAA Realty Capital Management, LLC (“TRCM”) which are wholly-owned subsidiaries of TIAA Financial Services, LLC (“TFS”) a wholly-owned subsidiary of TIAA.

The Company’s share of net carrying values of unconsolidated operating subsidiaries at December 31, 2005 and 2004 was $799 million and $714 million, respectively. To conform to the NAIC Annual Statement presentation, the carrying value of these entities is reported as affiliated common stock or as other long-term investments. Other-than-temporary impairments of operating subsidiaries for the years ended December 31, 2005 and 2004 were $53 million and $11 million, respectively. The 2005 other-than-temporary impairments were a result of a decline in equity value of three subsidiaries for which the carrying value is not expected to be recovered. Included in TIAA’s net investment income is income distributed from operating subsidiaries of $7 million and $5 million for the years ended December 31, 2005 and 2004, respectively. The Company had net amounts due from operating subsidiaries of $84 million and $7 million, as of December 31, 2005 and 2004, respectively. For the years ended December 31, 2005 and 2004, the capital contributions were $35 million and $595 million and return of capital was $(0) million and $(5) million, respectively.

23

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (continued)

During 2005, the ownership of certain subsidiaries was realigned within TIAA. The fair value of assets transferred was $554 million with a recorded deferred gain of $150 million.

TIAA provides a $750 million uncommitted and unsecured 364-day revolving line of credit to TGM. No principal or interest was outstanding as of December 31, 2005 and 2004. As of December 31, 2005 there were five drawdowns totaling $16 millions that were repaid by December 31, 2005. In October 2004, TIAA extended a $100 million committed and unsecured 364-day revolving line of credit to TCAM. In 2005, there were eleven drawdowns totaling $233.5 million. For the year ended December 31, 2005, outstanding principal plus accrued interest totaled $27 million.

Mutual Funds: As of December 31, 2005 and 2004, TIAA’s investments in affiliated mutual funds totaled approximately $468 million and $440 million, respectively. These amounts are reported in the caption “Common Stocks” in the accompanying balance sheets.

E. Other Long-Term Investments:

The components of TIAA’s carrying value in other long-term investments at December 31, 2005 and 2004 were (in millions):

	2005	2004

Unaffiliated Other Invested Assets	$3,323	$2,365
Affiliated Other Invested Assets	2,631	2,630
Other Assets	729	653

Total other long-term investments	$6,683	$5,648

Unaffiliated other invested assets are limited partnership investments in private equity funds and joint ventures. Affiliated other invested assets are subsidiaries and affiliates. Other assets consist primarily of contract loans, securities receivables, and derivatives. For the years ended December 31, 2005 and 2004, other-than-temporary impairments in other long-term investments for which the carrying value is not expected to be recovered were $73 million and $428 million.

For the years ended December 31, 2005 and 2004, other long-term investments denominated in foreign currency were $661 million and $531 million, respectively.

F. Commitments:

The outstanding obligation for future investments at December 31, 2005, is shown below by asset category (in millions):

					Total
	2006	2007		In later years	Commitments

Bonds	$80	$	---	$7	$87
Mortgages	1,760		139	---	1,899
Real estate	36		60	5	101
Preferred stocks	---		---	---	---
Common stocks	318		6	28	352
Other long-term investments	1,324		692	951	2,967

Total	$3,518		$897	$991	$5,406

24

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 3 – Investments – (concluded)

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

In addition to the amounts in the above table, the Company is a limited partner in the Hines Development Fund Limited Partnership (the “Development Fund”) whose primary focus is the development and redevelopment of real estate projects in Western Europe. Each of the limited partners made a specified commitment to the fund; TIAA committed 130 million Euros. The limited partners’ commitments are pledged as collateral to facilitate the financing of the activities of the fund by third parties through equity lines of credit. The limited partners do not anticipate funding their commitments but remain committed to do so should it become necessary for the Development Fund to make cash capital calls.

Note 4 – Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31, were as follows (in millions):

	2005	2004

Bonds	$7,519	$7,160
Mortgages	1,799	1,796
Real estate	278	293
Stocks	400	269
Other long-term investments	411	214
Cash, cash equivalents and short-term investments	23	35
Other	3	3

Total gross investment income	10,433	9,770

Less securities lending payments	(126)	(48)
Less investment expenses	(455)	(440)

Net investment income before amortization of net IMR gains	9,852	9,282
Plus amortization of net IMR gains	133	172

Net investment income	$9,985	$9,454

Due and accrued income excluded from net investment income is as follows: Bonds in or near default or that are over 90 days past due; Preferred Stocks that are over 90 days past due and with a NAIC designation of 4, 5 or 6; Common Stocks Affiliated related to real estate with rents over 90 days past due; Mortgages with amounts greater than the excess of property value over the unpaid principal balance and on mortgages in default more than eighteen months; and Real Estate relating to rent in arrears for more than 90 days. The total due and accrued income excluded from net investment income was $2 million and $14 million during 2005 and 2004, respectively.

25

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 4 – Investment Income and Capital Gains and Losses – (continued)

Future rental income expected to be received during the next five years under existing real estate leases (including subsidiaries and affiliates) in effect as of December 31, 2005 (in millions).

	2006	2007	2008	2008	2010

Future rental income	$436	$400	$351	$296	$254

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and writedowns of investments for the years ended December 31, were as follows (in millions):

	2005	2004

Bonds	$64	$198
Mortgages	6	(74)
Real estate	283	13
Stocks	112	159
Other long-term investments	(39)	(485)
Cash, cash equivalents and short-term investments	(5)	2

Total before capital gains taxes and transfers to the IMR	421	(187)
Transfers to IMR	(124)	(367)
Capital gains taxes (See Note 10)	---	---

Net realized capital gains (losses) less capital gains taxes,
after transfers to the IMR	$297	$(554)

Write-downs of investments resulting from other-than-temporary impairments, included in the preceding table, were as follows for the years ended December 31 (in millions):
	2005	2004

Other-than-temporary impairments:
Bonds	$214	$277
Mortgages	20	105
Real estate	11	1
Stocks	121	46
Other long-term investments	93	428

Total	$459	$857

The Company did not have any restructured mortgages during 2005, therefore there were no related losses recognized. During 2004, the Company recognized losses in the amount of $18 million on mortgages whose terms were restructured, which are included in the preceding table.

Proceeds from sales of long-term bond investments during 2005, and 2004 were $5,354 million and $6,196 million respectively. Gross gains of $262 million and $448 million and gross losses, excluding impairments considered to be other-than-temporary, of $76 million and $41 million were realized on these sales during 2005 and 2004, respectively.

26

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 4 – Investment Income and Capital Gains and Losses – (concluded)

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments for the years ended December 31, were as follows (in millions):

	2005	2004

Bonds	$(317)	$170
Mortgages	12	78
Real estate	---	---
Stocks	60	74
Other long-term investments	741	427
Cash, cash equivalents & short-term investments	1	2

Total	$497	$751

Note 5 – Securitizations

When the Company sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities/Qualified Special Purpose Entities, (“SPEs/QSPEs”), that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs/QSPEs since 2002. Advisory, a downstream subsidiary of TIAA, provides investment advisory services for most assets securitized by the Company.

The following table summarizes the Company’s retained interests in securitized financial assets from transactions originated since 1999 (in millions):

					Sensitivity Analysis of Key
					Assumptions used for Fair Value

Issue		Carrying	Estimated		10%	20%
Year	Type of Collateral	Value	Fair Value		Adverse	Adverse

1999	Mortgages	$306	$319	(a)	$(2)	$(4)
2000	Bonds	$46	$65	(b)	$(5)	$(10)
2001	Bonds	$305	$340	(c)	$(3)	$(6)
2002	Bonds	$27	$25	(d)	$(1)	$(2)

The key assumptions applied to the fair values of the retained interests on December 31, 2005 were as follows:
a)	The tranches are valued utilizing a discounted cash flow methodology. The key assumptions in the valuation is the current interpolated Treasury rate based on projected remaining average life of 1.49 years plus AAA CMBS credit spreads or swaps providing the discount factors. The AAA credit spread is supported by a pledge of the retained interest of each mortgage as the first loss position. A 10% and 20% inflation in the interpolated treasury rate results in discount yields ranging from 5.38% to 6.04%.

27

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 5 – Securitizations – (concluded)

b)	The key assumption for the Class C Note is that fair value is conservatively estimated to equal book value. Fair value for Residual Interest was calculated by discounting the future cash flows of Residual Trust Interest at a discount factor of 11%.

c)	The tranches were valued using an independent third-party pricing service, except in the case of the Class LR security, which was valued based upon a discounted cash flow analysis. Cash flows were estimated assuming a 0 CPY prepayment scenario, except in the case of the interest-only Class X, for which a 100 CPY prepayment scenario was assumed. The key assumption in each security valuation was the credit spread over the applicable interpolated Treasury rate based on the projected remaining average life of the respective securities. Prior to the 10% and 20% inflations, spreads to interpolated Treasury rates for the securities ranged from 0.67% to 13.62%, resulting in discount yields ranging from 5.03% to 18.04%.

d)	The tranche was valued based upon a discounted cash flow analysis. Cash flows were estimated assuming a 0 CPY prepayment scenario. The key assumption in the security valuation was the credit spread over the interpolated Treasury rate based on the projected remaining average life. Prior to the 10% and 20% inflations, the spread to interpolated Treasury rate was 11.61%, and the discount rate was 16.00%.

Note 6 – Disclosures About Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables were determined by the Company using market information available as of December 31, 2005 and 2004 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	Carrying	Estimated
	Value	Fair Value
December 31, 2005
Assets	(In Millions)
Bonds	121,863	124,995
Mortgages	24,353	25,221
Common stocks	3,813	3,813
Preferred stocks	1,295	1,306
Cash, cash equivalents and short-term investments	824	824
Contract loans	638	638
Derivative Financial Instruments	82	77
Separate account assets	11,651	11,651

Liabilities
Teachers Personal Annuity-Fixed Account	2,132	2,132
Liability for deposit-type contracts	416	416
Derivative Financial Instruments	(374)	(549)
Separate account liabilities	11,651	11,651

28

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

 DECEMBER 31, 2005

Note 6 – Disclosures About Fair Value of Financial Instruments – (continued)

December 31, 2004
Assets
Bonds	114,776	120,679
Mortgages	24,293	25,830
Common stocks	3,722	3,722
Preferred stocks	1,288	1,358
Cash, cash equivalents and short-term investments	447	447
Policy loans	566	566
Derivative Financial Instruments	7	32
Separate account assets	8,310	8,310

Liabilities
Teachers Personal Annuity-Fixed Account	2,160	2,160
Liability for deposit-type contracts	414	414
Derivative Financial Instruments	(619)	(785)
Separate account liabilities	8,310	8,310

Bonds: The fair values for publicly traded long-term bond investments were determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values were determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, were as follows (in millions):

	2005		2004

	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Publicly traded bonds	$92,179	$94,216	$83,300	$87,446
Privately placed bonds	29,684	30,779	31,476	33,233

Total bonds	$121,863	$124,995	$114,776	$120,679

Mortgages: The fair values of mortgages were generally determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

Common Stocks, Cash, Cash Equivalents, Short-Term Investments and Contract Loans: The carrying values were considered reasonable estimates of their fair values.

Preferred Stocks: The fair values of preferred stocks were determined using quoted market prices or valuations from the NAIC.

Teachers Personal Annuity - Fixed Account: The carrying values of the liabilities were considered reasonable estimates of their fair values.

Commitments to Extend Credit or Purchase Investments: TIAA generally does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

29

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 6 – Disclosures About Fair Value of Financial Instruments – (concluded)

Insurance and Annuity Contracts: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity -Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

Deposit-type contracts: For deposit-type contracts the fair value approximates the carrying value of the contract.

Derivative Financial Instruments: The fair values of interest rate cap contracts and credit default swap contracts are estimated by external parties and are reviewed internally for reasonableness based on anticipated interest rates, estimated future cash flows, and anticipated credit market conditions. The fair values of foreign currency swap and forward contracts and interest rate swap contracts are estimated internally based on estimated future cash flows, anticipated foreign exchange relationships and anticipated interest rates and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

Note 7 – Derivative Financial Instruments

The Company uses derivative instruments for hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated AA or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. The Company does not require cash collateral on derivative instruments. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. The changes in the carrying value of foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value from the date they ceased to be effective according to accounting guidance. At December 31, 2005, the net unrealized losses from a foreign currency swap contract that do not qualify for hedge accounting treatment was $48 million.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. A foreign exchange premium/(discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. At December 31, 2005, the net unrealized loss from foreign currency forward contracts that do not qualify for hedge accounting treatment was $3 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate

30

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 7 – Derivative Financial Instruments – (continued)

cash flows. These contracts are entered into as a fair value hedge in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value. At December 31, 2005, the net unrealized loss from interest rate swap contracts that do not qualify for hedge accounting treatment was $3 million.

Interest Rate Cap Contracts: TIAA purchases interest rate cap contracts to hedge against the market risk of a rising interest rate environment as part of the Company’s asset and liability management program for certain interest sensitive products. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. Interest rate cap contracts are carried at fair value. There are no interest rate caps outstanding as of December 31, 2005.

Credit Default Swap Contracts: As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes (sells) credit default swaps to earn a premium by essentially issuing “insurance” to the buyer of default protection. This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counter-party risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The Company also purchases credit default swaps to hedge against unexpected credit events on selective investments in the TIAA portfolio. These swap contracts qualify as fair value hedges and the premium payment to the counterparty is expensed. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value. At December 31, 2005, the net unrealized loss from credit default swap contracts that do not qualify for hedge accounting treatment was $4 million.

31

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 7 – Derivative Financial Instruments – (concluded)

During 2005, the average fair value of derivatives used for other than hedging purposes, which are the credit default swaps used in replication synthetic asset transactions was $3 million in assets. As of December 31, 2005 the net fair value of these derivatives was $2 million, which included $6 million of assets and $4 million of liabilities.

		2005			2004

				(In Millions)
			Carrying	Estimated		Carrying	Estimated
		Notional	Value	FV	Notional	Value	FV

Foreign currency swap contracts	Assets	1,128	75	51	36	6	6
	Liabilities	1,979	(342)	(507)	2,531	(556)	(703)

	Subtotal	3,107	(267)	(456)	2,567	(550)	(697)

Foreign currency forward contracts	Assets	138	6	6	7	1	1
	Liabilities	156	(23)	(26)	236	(63)	(67)

	Subtotal	294	(17)	(20)	243	(62)	(66)

Interest rate swap contracts	Assets	357	---	13	264	---	21
	Liabilities	409	(2)	(6)	458	---	(6)

	Subtotal	766	(2)	7	722	---	15

Interest rate cap contracts	Assets	---	---	---	74	---	---
	Liabilities	---	---	---	---	---	---

	Subtotal	---	---	---	74	---	---

Credit default swap contracts	Assets	398	1	7	194	---	4
	Liabilities	1,329	(7)	(10)	467	---	(9)

	Subtotal	1,727	(6)	(3)	661	---	(5)

Total Derivatives	Assets	2,021	82	77	575	7	32
	Liabilities	3,873	(374)	(549)	3,692	(619)	(785)

	Total	5,894	(292)	(472)	4,267	(612)	(753)

Note 8 – Separate Accounts

The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly traded securities to maintain adequate liquidity.

32

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 8 – Separate Accounts – (concluded)

Other than the guarantees disclosed in Note 15, the Company does not make any guarantees to policyholders on its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are generally carried at fair value (directly held real estate is carried at appraised value).

Information regarding separate accounts of the Company for the years ended December 31, is as follows (in millions):

	Non-guaranteed Separate
	Accounts

	2005	2004

Premiums and considerations	$2,946	$2,339

Reserves:
For accounts with assets at:
Fair value	11,475	8,161
Amortized cost	---	---

Total reserves	$11,475	$8,161

By withdrawal characteristics:
At fair value	$11,475	$8,161

Total reserves	$11,475	$8,161

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in millions):

	2005	2004

Transfers as reported in the Summary of Operations of the Separate Accounts
Statement:
Transfers to Separate Accounts	$3,089		$2,472
Transfers from Separate Accounts	1,018		740

Net transfers to or (from) Separate Accounts	$2,071		$1,732

Reconciling Adjustments:
Fund transfer exchange gain/loss	$1	$	---

Transfers as reported in the Summary of Operations of the Life, Accident & Health
Annual Statement	$2,072		$1,732

Note 9 – Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating subsidiaries. The Company has allocated expenses of $981 million to its various subsidiaries and affiliates during 2005. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

Services necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at cost by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, LLC ("Services"), which provide investment advisory, administrative and distribution services for CREF at an at-cost basis. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal

33

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 9 – Management Agreements – (concluded)

Underwriting and Administrative Services Agreement between CREF and Services. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $729 million and $673 million in 2005 and 2004, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

Advisors provides investment advisory services for VA-1, the Retail Funds, the Institutional Funds, the Life Funds and other separately managed portfolios in accordance with investment management agreements. TPIS and Services distribute variable annuity contracts for VA-1 as well as registered securities for the Retail Funds, the Institutional Funds, the TIAA-CREF Life separate accounts and TFI.

All services necessary for the operation of REA are provided at cost by TIAA and Services. TIAA provides investment management services for REA. Distribution and administrative services are provided in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to REA’s actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

Note 10 – Federal Income Taxes

By charter, TIAA is a Stock Life Company that operates on a non-profit basis and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its subsidiary affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due to (receivable from) TIAA’s subsidiaries for federal income taxes were $(16) million and $8 million at December 31, 2005 and 2004, respectively. The affiliates that file a consolidated federal income tax return with TIAA are as follows:

TIAA-CREF Life Insurance Company
TIAA-CREF Enterprises, Inc.
Dan Properties, Inc.
JV Georgia One, Inc
Teachers Michigan Properties, Inc.
JV Minnesota One, Inc.
JV North Carolina One, Inc.
JWL Properties, Inc.
Liberty Place Retail, Inc.
MOA Enterprises, Inc.
ND Properties, Inc.
Savannah Teachers Properties, Inc.
TCT Holdings, Inc.
Teachers Advisors, Inc.
Teachers Boca Properties II, Inc.
Teachers Pennsylvania Realty, Inc.
Teachers Personal Investors Service, Inc.	TIAA Fund Equities, Inc.
T-Investment Properties Corp.
T-Land Corp.
WRC Properties, Inc.
Rouse-Teachers Holding Co., Inc.
Rouse-Teachers Land Holdings, Inc.
TIAA-CREF Tuition Financing, Inc.
TIAA-CREF Trust Company, FSB
T114 Properties, Inc.
ETC Repackaging, Inc.
MOA Investors I, Inc.
730 Texas Forest Holdings, Inc.
TIAA Global Markets, Inc.
T-C Sports Co., Inc.
730 Texas Forest Holdings II, Inc.
TIAA Board of Overseers

34

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 10 – Federal Income Taxes – (continued)

TIAA reported a loss on its 2004 federal tax return and expects to report a tax loss for 2005 as a result of net operating losses primarily due to deductions for intangible assets and increases in policy and contract reserves. These reserve increases will reverse over time, thereby increasing TIAA’s taxable income in future years.

The provision for federal income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before taxes. The significant items causing the difference are as follows (in millions):

	For the Years Ended
	December 31,

	2005	2004

Net gain from operations	$2,201	$1,666
Statutory rate	35%	35%

Tax at statutory rate	$770	$583

Investment items	(139)	(176)
Consolidation and dividends from subsidiaries	(121)	(89)
Amortization of interest maintenance reserve	(47)	(60)
Adjustment to policyholder dividend liability	(12)	(43)
Accrual of contingent tax provision	564	629
Net operating loss carry forward utilized	(482)	(234)
Other	(7)	(38)

Federal income tax expense	$526	$572

Effective tax rate	23.9%	34.3%

The components of the Company’s net deferred tax asset were as follows (in millions):

	2005	2004

Gross deferred tax assets	$4,141	$4,031
Gross deferred tax liabilities	(1)	(1)
Deferred tax assets, non-admitted	(3,177)	(3,006)

Net deferred tax asset, admitted	$963	$1,024

The Company’s gross deferred tax assets were primarily attributable to differences between tax basis and statutory basis reserves and the provision for policyholder dividends payable in the following year. Gross deferred tax liabilities were primarily due to investment income due and accrued. The Company has no deferred tax liabilities that have not been recognized.

At December 31, 2005, the Company's gross deferred tax asset of $4,141 million did not include any benefit from Net Operating Loss (“NOL”) carry forwards. Consistent with prior years, however, TIAA's federal income tax return for 2005 will include a significant NOL carry forward as a result of tax deductions related to intangible assets. The NOL carry forward on TIAA’s 2005 federal income tax return is estimated to approximate $12.4 billion. These potential benefits from intangible asset tax deductions were not recognized as a benefit, because they were not eligible to be recorded for statutory financial statement purposes and, therefore, were not considered in the Company’s gross deferred tax asset calculation. The Department concurred with this interpretation by the Company. The NOL carry forward for tax purposes expires between 2013 and 2020. The Company did not incur federal income taxes in the current or preceding years that would be available for recoupment in the event of future net losses.

35

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 10 – Federal Income Taxes – (concluded)

TIAA’s 1998 and 1999 tax returns representing the first years for which TIAA’s entire business operations were subject to federal income taxation, have been audited by the Internal Revenue Service (“IRS”). In April 2004, the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $1.1 billion for the 1998 and 1999 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain of TIAA’s tax-basis annuity reserves.

Should the IRS fully prevail in connection with its proposed adjustments, and by applying the same rationale to tax years subsequent to 1999, additional tax and interest due for the tax years 1998-2005 would amount to approximately $3.3 billion, of which $1.2 billion has already been accrued as of December 31, 2005. Of the $3.3 billion in potential taxes due, $3 billion would result from reserve deductions taken by the Company in earlier years that the IRS would instead spread throughout the annuitants’ payout periods, resulting in timing differences. The remaining $300 million would cause a permanent adjustment to the Company’s taxes. Should TIAA fully prevail, no tax will be due for 1998-2005, and the Company’s NOL as of December 31, 2005 would be $1.4 billion, before consideration of intangible asset deductions, and $12.4 billion when intangible deductions are included.

The Company’s management filed a protest to the IRS’ adjustments in 2004, and entered into discussions with the IRS Appeals Division during 2005. The Company believes that its tax positions are supported by substantial authority, and will continue to contest these adjustments through IRS appeals and judicial procedures, as needed. The Company’s management believes that it will ultimately prevail to a significant degree. Nonetheless, the Company’s management believes that the circumstances surrounding the tax claim by the IRS meet the conditions that require the Company to establish a loss contingency for federal income taxes covering the years 1998-2005.

Although the final resolution of the IRS’ asserted adjustments is uncertain, management’s current best estimate of the probable loss from this dispute with the IRS, given the current status of the tax claim, requires the Company to establish a contingent tax provision of $564 million as of December 31, 2005 in addition to the reserve of $629 million established as of December 31, 2004. The establishment of this contingent tax provision resulted in a charge against the Company’s 2004 and 2005 operations and resulted in a total tax accrual as of December 31, 2005 of $1.2 billion.

Note 11 – Pension Plan and Postretirement Benefits

Retirement Plans, Deferred Compensation, Post Employment Benefits and other Post Retirement Benefit Plans

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $28 million, and $29 million 2005 and 2004, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

36

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 11 – Pension Plan and Postretirement Benefits – (continued)

In addition to the pension plan, the Company provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. As of December 31, 2005, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Postretirement Benefits

	12/31/2005	12/31/2004

Change in benefit obligation
Benefit obligation at beginning of period	$113	$81
Eligibility cost	3	3
Interest cost	5	5
Actuarial (gains) and losses	(14)	14
Benefits paid	(5)	(5)
Plan amendments	---	---
Special termination benefits	---	15

Benefit obligation at end of period	$102	$113

Fair value of assets	---	---

Funded status	$(102)	$(113)

Unrecognized initial transition obligation	5	6
Unrecognized net (gain) or loss	13	27

Accrued postretirement benefit cost	$(84)	$(80)

TIAA is expecting to receive a 28% federal subsidy for plan prescription benefits arising from the Medicare Prescription Drug Act of 2003 (The Act). The obligation for postretirement benefits for 2005 includes a $16 million reduction resulting from The Act subsidy. The postretirement benefit obligation for non-vested employees was approximately $55 million at December 31, 2005 and approximately $55 million at December 31, 2004. TIAA allocates benefit expenses to certain subsidiaries based upon salaries. The cost of postretirement benefits reflected in the accompanying statements of operations was approximately $3 million, and $4 million for 2005 and 2004, respectively. The cost of postretirement benefits for 2005 includes a $2 million reduction resulting from The Act subsidy. In addition to these postretirement benefits, the statement of operations also includes special termination benefits related to a reduction in workforce of approximately $0 and $7 million for 2005 and 2004, respectively.

The net periodic postretirement (benefit) cost for the years ended December 31 includes the following components (in millions):

	Postretirement Benefits

	2005	2004

Components of net periodic cost
Eligibility cost	$3	$3
Interest cost	5	5
Amortization of transition obligation	1	1
Recognition of net (gain) or loss	---	---

Net periodic cost	$9	$9

37

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 11 – Pension Plan and Postretirement Benefits – (continued)

The assumptions used by the Company to calculate the benefit cost and obligation in the year are as follows:

	Postretirement Benefits

	2005	2004

Weighted-average assumption
Discount rate for benefit costs	5.75%	6.25%
Discount rate for benefit obligations	5.50%	5.75%
Rate of increase in compensation levels	4.00%	4.00%
Medical cost trend rates	5.00-10.00%	5.00-9.00%
Immediate Rate	10.00%	9.00%
Ultimate Rate	5.00%	5.00%
Year Ultimate Rate Reached	2011	2009
Ultimate medical care cost trend rate after a five year gradual decrease	5.00%	5.00%
Dental cost trend rate	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase and decrease in assumed medical cost trend rates would have the following effects (in millions):

	Postretirement Benefits

	2005	2004

One percentage point increase
Increase in postretirement benefit obligation	$10	$12
Increase in eligibility and interest cost	$1	$1

One percentage point decrease
(Decrease) in postretirement benefit obligation	$(9)	$(9)
(Decrease) in eligibility and interest cost	$(1)	$(1)

Estimated Future Benefit Payments

The following benefit payments are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2006	6
2007	6
2008	7
2009	7
2010	7
Total for 2011-2015	43

Medicare Part D Subsidy Receipts
2006	---
2007	---
2008	---
2009	---
2010	1
Total for 2011-2015	5

The Company also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustees’ or member’s separation from the Board.

38

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 11 – Pension Plan and Postretirement Benefits – (concluded)

The Company also provides an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.

The SERP provides a retirement benefit payable at normal retirement calculated as 3% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years. This amount is reduced by the benefit arising from the basic TIAA defined contribution annuity contracts. The measurement date of the SERP liability is December 31, 2005.

As of December 31, 2005, the accumulated benefit obligation totaled $48 million. The Company had an accrued pension cost of $31 million and an accrued additional minimum liability of $17 million. As of December 31, 2005, the projected benefit obligation for non-vested employees totaled $3 million.

The plan obligations were determined based upon a discount rate of 5.50% and a rate of compensation increase of 5.0% . In accordance with Statement No. 89, only vested obligations are reflected in the funded status.

The obligations of TIAA under this Plan are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable. During 2005, the SERP expense totaled $11 million.

Future benefits expected to be paid by the plan are as follows (in millions):

1-1-2006 to 12-31-2006	$3	*
1-1-2007 to 12-31-2007	$3
1-1-2008 to 12-31-2008	$3
1-1-2009 to 12-31-2009	$3
1-1-2010 to 12-31-2010	$3
1-1-2011 to 12-31-2015	$17

* Includes any payments for prior periods not recorded prior to 1/1/2006.

Note 12 – Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are generally equal to the present value of guaranteed benefits. For most annuities, the present value calculation uses the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. For the Personal Annuity (“PA”), deferred annuity reserves in the general account are equal to the account balance plus the present value, at the maximum statutory valuation rate on an issue year basis, of excess interest guaranteed beyond the valuation date. In addition, a reserve is maintained in the general account for the PA’s Guaranteed Minimum Death Benefit (“GMDB”) provision. The reserve for the GMDB is calculated in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151 and was approximately $.3 million and $.4 million at December 31, 2005 and December 31, 2004, respectively.

For retained assets, an accumulation account issued from the proceeds of life insurance policies, reserves held are equal to the total current account balances of all account holders.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

39

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 12 – Policy and Contract Reserves – (continued)

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3%. Approximately 88% of annuity and supplementary contract reserves are based on the 1983 Table set back 9 or 10 years or the Annuity 2000 table set back 9, 10, or 12 years.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts and other liabilities without life or disability contingencies at December 31, are as follows (in millions):

	2005		2004

	Amount	Percent	Amount	Percent

Subject to Discretionary Withdrawal
At fair value	$11,475	7.7%	$8,161	5.9%
At book value without adjustment	24,536	16.5%	22,974	16.5%
Not subject to discretionary withdrawal	112,379	75.8%	107,770	77.6%

Total (gross)	148,390	100.0%	138,905	100.0%

Reinsurance ceded	---		---

Total (net)*	$148,390		$138,905

Annuity reserves and deposit-type contact funds and other liabilities without life or disability contingencies for the year ended December 31, are as follows (in millions):

	2005	2004

General Account:
Total annuities (excluding supplementary contracts with life)	$136,250	$130,078
Supplementary contracts with life contingencies	249	252
Deposit-type contracts	416	414

Subtotal	136,915	130,744
Separate Accounts:
Annuities	11,475	8,161

Total	$148,390	$138,905

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner's Reserve Valuation method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners' Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.0% . Term conversion reserves are based on TIAA term conversion mortality experience and 4.5% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $.2 million and $.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2005 and December 31, 2004, respectively. As of December 31, 2005 and December 31, 2004, TIAA had $2.7 billion and $1.35 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the

40

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 12 – Policy and Contract Reserves – (concluded)

standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $23.8 million and $6.3 million at December 31, 2005 and December 31, 2004, respectively.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 13 – Reinsurance

During 2005 and 2004, the Company entered into retrocession agreements with RGA Reinsurance Company. In accordance with these agreements, the Company assumed Credit Life, Credit A&H, Term Life and Whole Life liabilities through coinsurance funds withheld and a combination of coinsurance and modified coinsurance arrangements. The agreements aggregated $164 million and $32 million of assumed premiums at December 31, 2005 and 2004, respectively. Modified coinsurance reserves totaled $138 million and $3 million at December 31, 2005 and 2004, respectively. Increase in policy and contract reserves totaled $27 million and $28 million at December 31, 2005 and 2004, respectively. Funds withheld totaled $11 million at December 31, 2005.

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife will begin the process of offering the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in millions):

	For the Years Ended December 31,

	2005	2004

Insurance and annuity premiums	$38	$337
Policy and contract benefits	$109	$120
Increase in policy and contract reserves	$18	$194
Policy and contract reserves	$890	$909

Note 14 – Commercial Paper Program

TIAA began issuing commercial paper in May 1999 and currently has a maximum authorized program of $2 billion. The Company issued commercial paper twenty-six times during 2005 for a total of $2.5 billion. As of December 31, 2005 and 2004, the Company had no outstanding obligations.

The Company maintains a $1 billion committed and unsecured 5-year revolving line of credit with a group of banks to support the commercial paper program. This line of credit has not been utilized.

41

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(Dollars in millions)

DECEMBER 31, 2005

Note 15 – Contingencies and Guarantees

Subsidiary and Affiliate Guarantees:

TGM, an indirect wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM’s debt. As of December 31, 2005, TGM had $2,249 million of outstanding debt and accrued interest.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life's financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. The Company made no additional capital contributions to TIAA-CREF Life during 2004 under this agreement. TIAA-CREF Life maintains a $100 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2005, $30 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 3 bps per annum on the undrawn amount. During 2005, there were sixty-eight drawdowns totaling $216.4 million that were repaid by December 31, 2005. As of December 31, 2005, outstanding principal plus accrued interest was $0.

The Company provides guarantees to the CREF accounts, for which it is compensated, for certain mortality and expense risks, pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement. The Company also provides a $1 billion uncommitted line of credit to CREF, the Retail Funds and the Institutional Funds. Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of TIAA to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of TIAA, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1.75 billion committed credit facility that is maintained with a group of banks.

The Company has provided a letter of credit, not to exceed $1 million, for it’s subsidiary, TFI, in association with the State of California termination of their 529 Plan with the Company. The letter of credit is to be accessed only if TFI does not take all reasonable steps and render all assistance that may reasonably be required to facilitate a smooth transition of account data and information in its account management system.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, the Company’s general account will fund them by purchasing Accumulation Units in REA. The Company guarantees that participants will be able to redeem their Accumulation Units at the then current daily Accumulation Unit Value. No amounts have been accrued under these guarantees at year-end.

42

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (concluded)
(Dollars in millions)

DECEMBER 31, 2005

Note 15 – Contingencies and Guarantees – (concluded)

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2005, the future minimum lease payments are estimated as follows (in millions):

Year	2006	2007	2008	2009	2010	Thereafter	Total

Amount	$35	33	33	19	16	18	$154

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2005 and 2004 was approximately $24 million and $9 million, respectively.

TIAA transferred title to land and building located at 485 Lexington Avenue and 750 Third Avenue, New York, New York to 750-485 Fee Owner LLC, an entity formed by SL Green Corp, on July 28, 2004. TIAA has leased and continued to operate the properties after closing pursuant to a Master Lease, which expired on December 31, 2005. The deposit method of accounting required that the Company defer recognition of the gains from disposition of these properties until expiration of the lease. At December 31, 2005 the Company recognized the gain of $237 million on the sale.

The Company’s lease obligation under the Master Lease was $30 million and $32 million for the year 2005 and 2004, respectively. Sublease rental income was $14 million and $13 million for the years 2005 and 2004, respectively.

Other Contingencies and Guarantees:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is the opinion of TIAA’s management that such indemnities do not materially affect the Company's financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

Note 16 – Subsequent Events

In January 2006, TGM issued $500 million of senior notes due in 2011. This debt is rated AAA by Standard & Poor’s Rating Services, Aaa by Moody’s Investors Services, Inc., and AAA by Fitch Ratings, and is guaranteed by TIAA.

43

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

INDEX OF AUDITED STATUTORY - BASIS FINANCIAL STATEMENTS

DECEMBER 31, 2004

REPORT OF MANAGEMENT RESPONSIBILITY

March 31, 2005

To the Policyholders of
     Teachers Insurance and Annuity
     Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent registered public accounting firm of Ernst & Young LLP has audited the accompanying statutory-basis financial statements of TIAA. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting services are obtained from a firm other than the independent audit firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Herbert M. Allison, Jr.

/s/ Herbert M. Allison, Jr.

Chairman, President and
Chief Executive Officer

Elizabeth A. Monrad

/s/ Elizabeth A. Monrad

Executive Vice President and
Chief Financial Officer

2

REPORT OF THE AUDIT COMMITTEE

To the Policyholders of
     Teachers Insurance and Annuity
     Association of America:

The Audit Committee (“Committee”) oversees the financial reporting process of Teachers Insurance and Annuity Association of America (“TIAA”) on behalf of TIAA’s Board of Trustees. The Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) that describes the Committee’s responsibilities.

Management has the primary responsibility for TIAA’s financial statements, the development and maintenance of an effective system of internal controls over financial reporting, operations, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent audit firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. The Committee has direct responsibility for the appointment, compensation and oversight of the external financial audit firm. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than the tenth year of service.

The Committee reviewed and discussed the accompanying audited statutory-basis financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the statutory-basis financial statements. The Committee has also discussed the audited statutory-basis financial statements with Ernst & Young LLP, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of these audited statutory-basis financial statements with statutory accounting principles.

The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by TIAA, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors’ independence from management, and TIAA has received a written disclosure regarding such independence, as required by the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited statutory-basis financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Donald K. Peterson, Audit Committee Member
Leonard S. Simon, Audit Committee Member
David F. Swensen, Audit Committee Member
Paul R. Tregurtha, Audit Committee Member

April 20, 2005

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
     Teachers Insurance and Annuity
     Association of America:

We have audited the accompanying statutory-basis balance sheets of Teachers Insurance and Annuity Association of America (“TIAA”) as of December 31, 2004 and 2003, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flow for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of TIAA’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA presents its financial statements in conformity with accounting practices prescribed or permitted by the New York State Insurance Department, which practices differ from U.S. generally accepted accounting principles. The variances between such practices and U.S. generally accepted accounting principles are described in Note 2. The effects of these variances on TIAA’s financial statements are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of TIAA at December 31, 2004 and 2003, or the results of its operations or its cash flow for each of the three years in the period ended December 31, 2004.

However, in our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 2004 and 2003, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 2004 in conformity with accounting practices prescribed or permitted by the New York State Insurance Department.

As discussed in Note 2 to the financial statements, TIAA began to admit deferred federal income tax assets in 2002 in accordance with the Statement of Statutory Accounting Principles Number 10.

/s/ Ernst & Young LLP

New York, New York

April 20, 2005

4

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS BALANCE SHEETS
(dollars in thousands)*

	December 31,

	2004	2003

ASSETS
Bonds	$114,776,422	$106,505,812
Mortgages	24,293,328	23,689,539
Real estate	1,707,127	1,702,300
Preferred stocks	1,287,644	924,754
Common stocks	3,722,171	3,474,524
Other long-term investments	5,647,871	4,862,515
Cash, cash equivalents and short-term investments	447,444	1,082,871
Investment income due and accrued	1,373,863	1,356,407
Separate account assets	8,309,676	5,849,058
Deferred federal income tax asset	1,024,409	893,245
Other assets	974,399	905,744

TOTAL ASSETS	$163,564,354	$151,246,769

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves	$131,211,568	$124,777,130
Dividends declared for the following year	2,214,480	2,337,922
Asset valuation reserve	2,743,549	2,288,501
Interest maintenance reserve	805,961	610,882
Separate account liabilities	8,309,676	5,849,058
Securities lending collateral	3,544,223	2,985,776
Other liabilities	3,557,497	2,156,038

TOTAL LIABILITIES	152,386,954	141,005,307

Capital (2,500 shares of $1,000 par value common stock
issued and outstanding and $550,000 paid-in capital)	3,050	3,050
Contingency Reserves:
For investment losses, annuity and insurance mortality,
and other risks	11,174,350	10,238,412

TOTAL CAPITAL AND CONTINGENCY RESERVES	11,177,400	10,241,462

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$163,564,354	$151,246,769

* Except par value of common stock and paid-in capital

See notes to statutory - basis financial statements.

5

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF OPERATIONS
(dollars in thousands)

	For the Years Ended December 31,

	2004	2003	2002

REVENUES
Insurance and annuity premiums
and other considerations	$9,482,218	$8,896,091	$9,109,531
Annuity dividend additions	2,392,193	2,847,173	3,244,248
Net investment income	9,454,011	9,456,775	9,332,234

TOTAL REVENUES	$21,328,422	$21,200,039	$21,686,013

EXPENSES
Policy and contract benefits	$6,832,197	$6,128,748	$5,403,358
Dividends to policyholders	4,112,964	4,584,048	5,120,378
Increase in policy and contract reserves	6,431,002	7,848,807	9,495,679
Operating expenses	432,504	490,522	469,952
Transfers to separate accounts, net	1,732,422	839,172	309,186
Other, net	121,006	(8,446)	64,142

TOTAL EXPENSES	$19,662,095	$19,882,851	$20,862,695

Income before federal income taxes and net realized
capital (losses)	$1,666,327	$1,317,188	$823,318

Federal income tax expense (benefit)	$572,339	$16,715	$(20,855)

Net realized capital (losses) less capital gains taxes,
after transfers to the interest maintenance reserve	(553,531)	(786,139)	(1,816,327)

NET INCOME (LOSS)	$540,457	$514,334	$(972,154)

See notes to statutory - basis financial statements.

6

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES
(dollars in thousands)

	For the Years Ended December 31,

	2004	2003	2002

CHANGES IN CAPITAL AND CONTINGENCY RESERVES

Net income (loss)	$540,457	$514,334	$(972,154)
Net unrealized capital gains on investments	750,519	412,433	350,449
Change in the asset valuation reserve	(455,048)	(25,368)	356,328
Change in net deferred federal income tax asset	267,090	(348,300)	---
Cumulative effect of change in accounting principles:
Deferred federal income tax asset	---	---	4,111,351
Change in non-admitted assets:
Deferred federal income tax asset	(135,926)	404,863	(3,274,669)
Other	6,242	12,165	69,318
Change in contingency reserves as a result of reinsurance	(17,228)	(15,356)	62,739
Other, net	(20,168)	---	(67,754)

NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES	935,938	954,771	635,608

CAPITAL AND CONTINGENCY RESERVES
AT BEGINNING OF YEAR	10,241,462	9,286,691	8,651,083

CAPITAL AND CONTINGENCY RESERVES
AT END OF YEAR	$11,177,400	$10,241,462	$9,286,691

See notes to statutory - basis financial statements.

7

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CASH FLOW
(dollars in thousands)

	For the Years Ended December 31,
	2004	2003	2002

CASH FROM OPERATIONS

Insurance and annuity premiums and other considerations	$8,951,100	$8,356,531	$8,713,965
Annuity dividend additions	3,130,135	3,608,161	3,911,369
Net investment income	10,168,402	9,301,083	9,072,530

Total Receipts	22,249,637	21,265,775	21,697,864

Policy and contract benefits	6,830,347	6,089,641	5,412,664
Dividends paid to policyholders	4,236,407	4,706,536	5,086,897
Operating expenses	1,515,207	616,180	727,736
Federal income tax (benefit) expense	(67,802)	11,957	(6,556)
Net transfers to separate accounts	1,727,260	841,985	304,993

Total Disbursements	14,241,419	12,266,299	11,525,734

Net cash provided by operations	8,008,218	8,999,476	10,172,130

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	20,595,410	27,527,024	22,445,680
Stocks	1,147,555	2,760,608	2,843,494
Mortgage loans and real estate	4,056,032	3,831,679	2,226,724
Miscellaneous proceeds	1,230,379	1,046,513	342,711
Cost of investments acquired:
Bonds	28,549,575	37,010,555	32,728,434
Stocks	1,542,062	1,553,844	3,118,463
Mortgage loans and real estate	4,698,788	3,539,578	4,258,212
Miscellaneous applications	1,959,395	1,379,956	744,503

Net cash used in investments	(9,720,444)	(8,318,109)	(12,991,003)

CASH FROM FINANCING AND OTHER
Net deposits on deposit-type contracts funds	(452)	3,253	36,515
Other cash provided (applied)	1,077,251	(1,389,622)	1,677,327

Net cash provided by (used in) financing and other	1,076,799	(1,386,369)	1,713,842

NET CHANGE IN CASH, CASH EQUIVALENTS AND
SHORT-TERM INVESTMENTS	(635,427)	(705,002)	(1,105,031)

CASH, CASH EQUIVALENTS AND SHORT-TERM
INVESTMENTS, BEGINNING OF YEAR	1,082,871	1,787,873	2,892,904

CASH, CASH EQUIVALENTS AND SHORT-TERM
INVESTMENTS, END OF YEAR	$447,444	$1,082,871	$1,787,873

See notes to statutory - basis financial statements.

8

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS
(dollars in thousands)

DECEMBER 31, 2004

Note 1 – Organization

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its primary purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for their employees and their families and by counseling these organizations and their employees on benefit plans and other measures of economic security. TIAA has authorized and issued 2,500 shares of Class A common stock. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created to hold the stock of TIAA. By charter, TIAA operates without profit to its sole shareholder. As a result, all contingency reserves are held as special surplus funds solely to provide benefits in furtherance of TIAA’s charter. Unless approved by the New York State Insurance Department (the "Department"), dividends to the shareholder are limited by New York State Insurance Law to the lesser of ten percent of surplus as of the prior year end or the prior year’s net gain from operations, excluding realized gains. TIAA generally has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 2 – Significant Accounting Policies

Basis of Presentation:

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the Department, a comprehensive basis of accounting that differs from U.S. generally accepted accounting principles (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”). The Department allowed New York domiciled insurance companies to admit deferred federal income tax (“DFIT”) assets for purposes of their statutory-basis financial statements for years ending on or after December 31, 2002, in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 10 – Income Taxes. The effect of the change in accounting principle for DFIT in 2002 increased capital and contingency reserves by $836,682.

9

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 2 – Significant Accounting Policies – (continued)

The table below provides a reconciliation of TIAA’s net income (loss) and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because TIAA maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables.

	2004	2003	2002

Net Income (Loss), New York SAP	$540,457	$514,334	$(972,154)

Difference in Reserves for:
Term Conversions	687	535	6,429
Deferred and Payout Annuities issued after 2000	412,682	476,333	614,093

Net Income (Loss), NAIC SAP	$953,826	$991,202	$(351,632)

Contingency Reserves, New York SAP	$11,174,350	$10,238,412	$9,283,641

Difference in Reserves for:
Term Conversions	7,966	7,279	6,744
Deferred and Payout Annuities issued after 2000	2,125,553	1,712,871	1,236,537

Contingency Reserves, NAIC SAP	$13,307,869	$11,958,562	$10,526,922

In 2004, TIAA adopted the statutory accounting guidance contained in SSAP No. 87, Capitalization Policy and INT 04-17: Impact of Medicare Modernization Act on Postretirement Benefits. These accounting changes were implemented as a change in accounting principle in order to conform to the provisions of the NAIC SAP, as adopted by the Department. These changes were effective as of 2004 and had no material effect on TIAA's financial statements. Note 11 contains additional information about the Medicare Modernization Act.

Subsequent to the filing of the 2002 New York SAP financial statements, TIAA made certain revisions, primarily relating to the estimates of other than temporary impairments for invested assets. Reconciliation of TIAA’s net income and contingency reserves between the New York SAP as originally filed and the corresponding amounts reported in the Audited Financial Statements for 2002 are shown below:

		Contingency
	Net Loss	Reserves

2002 New York SAP – as filed	$(136,821)	$9,668,539

Adjustments to Invested Asset Valuations	(334,898)	(334,898)

Reclassification – Unrealized to Realized Capital Losses	(450,435)	---

Adjustments to Policy Reserves and Other Liabilities	(50,000)	(50,000)

Audited Financial Statements	$(972,154)	$9,283,641

10

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 2 – Significant Accounting Policies – (continued)

U.S. Generally Accepted Accounting Principles: The Financial Accounting Standards Board ("FASB") requires that financial statements that are intended to be in conformity with GAAP follow all applicable authoritative accounting pronouncements. As a result, TIAA cannot refer to financial statements prepared in accordance with NAIC SAP as having been prepared in accordance with GAAP. The differences between GAAP and NAIC SAP would have a material effect on TIAA’s financial statements and the primary differences can be summarized as follows:

Under GAAP:

  The formula-based asset valuation reserve (“AVR”) is eliminated as a reserve;
  The interest maintenance reserve (“IMR”) is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;
  Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;
  There are no non-admitted assets;
  Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred. Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;
  Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s equity in the net assets of the subsidiaries;
  Long-term bond investments considered to be “available for sale” are carried at fair value rather than at amortized cost;
  State taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable, rather than being limited by quantitative limitations;
  For purposes of calculating postretirement benefit obligations, active participants not currently vested would also be included in determining the liability;
  Annuities that do not incorporate significant insurance risk are classified as investment contracts and are not accounted for as insurance contracts;
  Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item;
  Loan-backed and structured securities that are determined to have an other-than-temporary impairment are written down to fair value and not to the sum of undiscounted estimated future cash flows.

Management believes that the effects of these differences, while not determined, would significantly increase TIAA’s total contingency reserves under GAAP as of December 31, 2004.

Accounting Policies:

The preparation of TIAA's statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by TIAA:

11

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 2 – Significant Accounting Policies – (continued)

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other than temporary. An impairment in an investment is considered to have occurred if an event or change in circumstance indicates that the carrying value of the asset may not be recoverable or the receipt of contractual payments of principal and interest may not occur when scheduled. When an impairment has been determined to have occurred, the investment is carried at fair value except for loan-backed and structured securities, which are valued at an amount equal to the sum of their undiscounted expected future cash flows. Management considers all available evidence to evaluate the potential impairment of its investments. Unless evidence exists indicating a decline in the fair value of an investment below carrying value is temporary, a writedown is recognized as a realized loss.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are stated at amortized cost. The interest method is used for amortizing short-term investments. Short-term investments in default are stated at the lower of amortized cost or fair value. Cash and cash equivalents includes cash on hand, amounts due from banks, and short term highly liquid investments with original maturity of three months or less.

Bonds: Bonds not backed by loans and not in default are stated at amortized cost. The interest method is used for amortizing bonds that are not backed by loans. Bonds not backed by loans that are in default are valued at the lower of amortized cost or fair value. For an other-than-temporary impairment, the cost basis of the bond is written down to its fair value and the amount of the write down is recognized as a realized loss.

Loan-Backed Bonds and Structured Securities: Loan-backed bonds and structured securities not in default are stated at amortized cost. The prospective approach is used in determining the carrying amount of interest only securities, securities for which an other-than-temporary impairment has been recognized or securities whose expected future cash flows are lower than the expected cash flows estimated at the time of acquisition. The retrospective approach is used to determine the carrying amount of all other loan-backed and structured securities. Estimated future cash flows and expected repayment periods are used in calculating amortization for loan-backed and structured securities. Loan-backed and structured securities in default are valued at the lower of amortized cost or undiscounted estimated future cash flows.

Common Stock: Unaffiliated common stocks are stated at fair value.

Preferred Stock: Preferred stocks of relatively high quality in NAIC designations 1, 2 and 3 are stated at amortized cost. Lower quality preferred stocks in NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value.

Mortgages: Mortgages are stated at amortized cost except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage loan over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains or losses. When an event occurs resulting in an impairment that is other than temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

Real Estate: Real estate occupied by TIAA and real estate held for the production of income are carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances and estimated costs to sell. TIAA utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When TIAA determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value, net of encumbrances. Write-downs are recorded as a realized loss.

12

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 2 – Significant Accounting Policies – (continued)

Wholly-Owned Subsidiaries, Limited Partnerships and Limited Liability Companies: Investments in wholly-owned subsidiaries, limited partnerships and limited liability companies are stated at TIAA's equity in the net admitted assets of the underlying entities. An unrealized loss is deemed to be other than temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

Policy Loans and Separate Accounts: Policy loans are stated at outstanding principal amounts. Separate account assets and liabilities are stated at fair value.

Seed Money Investments: Seed money investments in the TIAA-CREF Mutual Funds (“Retail Funds”), TIAA-CREF Institutional Mutual Funds (“Institutional Funds”), and TIAA-CREF Life Funds, which are included in Common Stocks in the accompanying balance sheets, are stated at fair value.

Securities Lending: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the fair value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to return the securities in a timely manner. In order to minimize this risk, TIAA monitors the credit quality of its counterparties.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments, are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Derivative Instruments: TIAA has filed a Derivatives Use Plan with the Department. This plan details TIAA’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by TIAA include foreign currency, interest rate and credit default swaps, foreign currency forwards and interest rate cap contracts. See Note 7.

Non-Admitted Assets: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets in accordance with New York SAP, based on delinquencies, defaults, and other statutory criteria, and cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled $110,376 and $90,615 at December 31, 2004 and 2003, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as the DFIT asset, furniture and fixtures, and various receivables, are also designated as non-admitted assets. The non-admitted portion of the DFIT asset was $3,005,732 and $2,869,806 at December 31, 2004 and 2003, respectively. The other non-admitted assets were $216,657 and $242,661 at 2004 and 2003, respectively. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

Furniture and Equipment: Electronic data processing equipment, software, furniture and equipment that qualify for capitalization are depreciated using the straight-line method over 3 years. Office alterations and leasehold tenant improvements that qualify for capitalization are depreciated over 5 years and the remaining life of the lease, respectively. Depreciation expenses charged to operations in 2004, 2003, and 2002 were $14,424, $29,258, and 18,521, respectively and included approximately $8,700 of accelerated depreciation on electronic data processing equipment in 2003. TIAA adopted higher capitalization thresholds, starting at $1,000, and more uniform amortization periods as a part of implementing statutory guidance effective in 2004.

13

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 2 – Significant Accounting Policies – (concluded)

Premium Revenue: Life premiums are recognized as income over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred in connection with acquiring new insurance business are charged to operations as incurred.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at rates ranging from 1.50% to 6.80% and averaging approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in October of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1. Policyholder dividends are recorded as a component of net income.

Asset Valuation Reserve: The AVR, which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate, other invested assets and derivatives. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components primarily based on factors applied to asset classes, and insurance companies may also establish additional reserves for any component; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves. In 2002, an additional reserve was established in the amount of $276,291. No voluntary contributions were made in either 2003 or 2004.

Interest Maintenance Reserve: The IMR is a reserve required by NAIC SAP which accumulates realized interest rate-related capital gains and losses on sales of debt securities and mortgage loans, as defined by NAIC SAP. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Reclassifications: These financial statements report asset classes and related income in the same categories as prescribed for the NAIC annual statement. Certain reclassifications have been made to prior year amounts in order to conform to this presentation. The principal reclassifications related to reporting net transfers and real estate. In prior years, transfers to and from the College Retirement Equities Fund (“CREF”) were reported net on the Statements of Operations and Statements of Cash Flow. CREF transfers have been reported as premiums and benefits on these statements to be more consistent with the Annual Statement presentation. In 2004, 2003 and 2002, CREF net transfers were $1,477,560, $894,344 and $2,168,251. In addition, this presentation reports real estate activities conducted through subsidiaries and other entities as affiliated equity, mortgages, or other long-term investments rather than as real estate.

14

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments

The disclosures below provide information grouped within the following asset categories: A) bonds, preferred and common stocks; B) mortgage loan investments; C) real estate investments; D) investment subsidiaries and affiliates; and E) other long term investments.

A. Bonds, Preferred Stocks, and Common Stocks:

The amortized cost and estimated fair values, and unrealized gains and losses of long-term bonds, preferred stocks, and common stocks at December 31, 2004 and 2003, are shown below:

		Gross	Gross
		Unrealized	Unrealized	Estimated
	Cost**	Gains	Losses	Fair Value

December 31, 2004
U.S. Government	$1,326,342	$83,358	$(1,268)	$1,408,432
All Other Governments	1,002,193	105,639	(1,001)	1,106,831
States, Territories & Possessions	964,357	199,877	(5,082)	1,159,152
Political Subdivisions of States,
Territories & Possessions	18,319	4,252	---	22,571
Special Rev. & Special Assessment,
Non-guaranteed Agencies & Govt	23,117,864	845,562	(164,457)	23,798,969
Public Utilities	4,667,045	426,737	(17,476)	5,076,306
Industrial & Miscellaneous	83,680,302	5,053,295	(627,095)	88,106,502

Total Bonds	114,776,422	6,718,720	(816,379)	120,678,763
Preferred Stocks	1,297,173	85,411	(24,681)	1,357,903
Common Stocks Unaffiliated	301,777	110,757	(2,583)	409,951
Common Stocks Affiliated***	3,312,220	---	---	3,312,220

Total Bonds and Stocks	$119,687,592	$6,914,888	$(843,643)	$125,758,837

December 31, 2003
U.S. Government	$2,086,153	$54,121	$(59,787)	$2,080,487
All Other Governments	885,568	88,294	(1,576)	972,286
States, Territories & Possessions	966,942	168,938	(11,101)	1,124,779
Political Subdivisions of States,
Territories & Possessions	18,292	4,174	---	22,466
Special Rev. & Special Assessment,
Non-guaranteed Agencies & Govt	21,156,415	869,013	(284,346)	21,741,082
Public Utilities	4,663,739	410,987	(40,782)	5,033,944
Industrial & Miscellaneous	76,728,703	4,945,216	(893,768)	80,780,151

Total Bonds	106,505,812	6,540,743	(1,291,360)	111,755,195
Preferred Stocks	928,302	61,717	(5,043)	984,976
Common Stocks Unaffiliated	373,540	87,790	(28,270)	433,060
Common Stocks Affiliated***	3,041,464	---	---	3,041,464

Total Bonds and Stocks	$110,849,118	$6,690,250	$(1,324,673)	$116,214,695

**
Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments. At December 31, 2004 and 2003, preferred stock non-admitted assets were $9,529 and $3,548, respectively.

***	Also reported in Note 3D Subsidiaries and Affiliates.

15

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

Impairment Review Process

All securities are subjected to TIAA’s process for identifying other-than-temporary impairments. The impairment identification process utilizes, but is not limited to, a screening process based on declines in fair value of more than 20% over a six-month period. TIAA writes down securities that it deems to have an other-than-temporary impairment to fair value in the period the securities are deemed to be impaired, based on management's case-by-case evaluation of the decline in fair value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the extent to which and the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of TIAA to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; and (g) the potential for impairments in certain economically-depressed geographic locations. Where an impairment is considered to be other than temporary, TIAA recognizes a write-down as an investment loss and adjusts the cost basis of the security accordingly. TIAA does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, TIAA continues to review the impaired security for appropriate valuation on an ongoing basis.

Unrealized Losses on Bonds, Preferred Stocks and Common Stocks

The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position for 2004 and 2003 are shown in the table below:

		Gross	Estimated
December 31, 2004		Unrealized	Fair
	Cost**	Loss	Value

Less than twelve months:
Bonds	$16,378,327	$(349,835)	$16,028,492
Preferred Stocks	217,793	(24,182)	193,611
Common Stocks	55,944	(1,614)	54,330

Total less than twelve months	16,652,064	(375,631)	16,276,433

Twelve months or more:
Bonds	8,555,534	(466,544)	8,088,990
Preferred Stocks	20,261	(499)	19,762
Common Stocks	30,530	(969)	29,561

Total twelve months or more	8,606,325	(468,012)	8,138,313

Total – All bonds, preferred & common stocks	$25,258,389	$(843,643)	$24,414,746

**Amortized cost for bonds and original cost for stocks net of cumulative reported other-than-temporary impairments.

16

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

		Gross	Estimated
December 31, 2003		Unrealized	Fair
	Cost**	Loss	Value

Less than twelve months:
Bonds	$22,859,121	$(1,027,782)	$21,831,339
Preferred Stocks	20,918	(115)	20,803
Common Stocks	12,757	(487)	12,270

Total less than twelve months	22,892,796	(1,028,384)	21,864,412

Twelve months or more:
Bonds	2,559,069	(263,578)	2,295,491
Preferred Stocks	79,904	(4,928)	74,976
Common Stocks	149,046	(27,783)	121,263

Total twelve months or more	2,788,019	(296,289)	2,491,730

Total – All bonds, preferred & common stocks	$25,680,815	$(1,324,673)	$24,356,142

**Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments.

For 2004, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in asset-backed securities (33%), mortgage-backed securities (25%), manufacturing (9%), finance (9%), government (9%), and other securities (15%). The preceding percentages were calculated as a percentage of the gross unrealized loss. TIAA held 17 securities where each had a gross unrealized loss greater than $5 million at December 31, 2004. Ten of these securities represented 100% of the gross unrealized loss on securities where the estimated fair value declined and remained below cost by 20% or more for twelve months or greater. All ten securities were asset-backed securities and the estimated future cash flows supported the carrying value of each security. TIAA believes that the estimated fair values of the asset-backed securities were temporarily depressed as a result of unusually strong negative market reaction to this sector.

For 2003, the categories of securities for which the estimated fair value declined and remained below cost for twelve months or greater were concentrated in asset-backed securities (64%), common stocks (9%), retail & wholesale trade (5%), government (5%), manufacturing (4%), public utilities (4%), and other securities (9%). The preceding percentages were calculated as a percentage of the gross unrealized loss. TIAA held 15 securities where each had a gross unrealized loss greater than $5 million at December 31, 2003. Twelve of these securities represented 100% of the gross unrealized loss on securities where the estimated fair value declined and remained below cost by 20% or more for twelve months or greater. Ten were asset-backed securities and the estimated future cash flows supported the carrying value of each security. The remaining two securities were common stock. TIAA believes that the estimated fair values of the asset-backed securities were temporarily depressed as a result of unusually strong negative market reaction to this sector.

17

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

Scheduled Maturities for Bonds

The statutory carrying values and estimated fair values of long-term bond investments at December 31, 2004, by contractual maturity, are shown below:

	Carrying	Estimated
	Value	Fair Value

Due in one year or less	$1,786,319	$1,806,863
Due after one year through five years	10,325,695	11,030,064
Due after five years through ten years	20,899,038	22,326,930
Due after ten years	27,553,879	29,735,505

Subtotal	60,564,931	64,899,362
Residential mortgage-backed securities	27,796,371	28,498,284
Commercial mortgage-backed securities	15,006,573	15,798,517
Asset-backed securities	11,408,547	11,482,600

Total	$114,776,422	$120,678,763

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

Included in the preceding table are long-term bonds in or near default with an original par amount of $2,496,222 that have been written down to a statutory carrying value of $674,450. The bonds are categorized based on contractual maturity as follows: $1,707 due in one year or less, $80,302 due after one year through five years, $82,075 due after five years through ten years, $54,826 due after ten years, $2,088 of residential mortgage-backed securities, $451,619 of asset-backed securities and $1,833 of commercial mortgage-backed securities.

Bond Credit Quality and Diversification

At December 31, 2004 and 2003, 93.0% and 91.6%, respectively, of the long-term bond portfolio was comprised of investment grade securities. The carrying values of long-term bond investments were diversified by industry classification at December 31 as follows:

	2004	2003

Residential mortgage-backed securities	24.2%	24.8%
Commercial mortgage-backed securities	13.1	12.4
Finance and financial services	12.3	11.0
Manufacturing	11.2	11.3
Asset-backed securities	9.9	10.6
Public utilities	5.7	5.9
Communications	4.6	4.8
Government	4.1	3.4
Oil and gas	3.8	3.7
Retail and wholesale trade	2.2	2.6
Real estate investment trusts	2.3	2.4
Other	6.6	7.1

Total	100.0%	100.0%

18

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

Bond and Equity - Other Disclosures

During 2004 and 2003, TIAA acquired bonds and stocks through debt restructurings and other non-cash transactions aggregating $2,300,853 and $2,313,755, respectively. Debt securities of $7,049 and $6,661 at December 31, 2004 and 2003, respectively, were on deposit with governmental authorities or trustees, as required by law.

The carrying values and estimated fair values of securities loaned, and the associated cash collateral received were as follows:

	Carrying Value	Fair Value	Cash Collateral

December 31, 2004	$3,275,396	$3,441,284	$3,544,223
December 31, 2003	$2,729,251	$2,833,478	$2,985,776

For the years ended December 31, 2004, 2003, and 2002, the income generated from securities lending was $8,751, $8,893 and $10,035, respectively. For the years ended December 31, 2004 and 2003, the carrying amount of bonds and stocks denominated in foreign currency was $2,362,382 and $2,015,602, respectively. Bonds that totaled $568,969 and $701,886 at December 31, 2004 and 2003, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

B. Mortgage Loan Investments:

TIAA makes mortgage loans that are principally collateralized by commercial real estate. The maximum percentage of any one loan to the value of the security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 80% for commercial loans. The coupon rates for commercial mortgage loans and mezzanine loans acquired during 2004 ranged from 4.06% to 8.78% and from 0.00% to 9.60%, respectively.

Mortgage Loan Impairment Review Process

TIAA monitors the effects of current and expected market conditions and other factors on the collectibility of mortgage loans to identify and quantify any impairment in value. Any impairment is classified as either temporary, for which a recovery is anticipated, or other than temporary. Mortgage loans with impaired values at December 31, 2004 and 2003 have been written down to net realizable values, as shown in the table below. For impaired mortgages where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below:

	2004	2003	2002

Investment in impaired mortgage loans, with temporary allowances
for credit losses (at net carried value plus accrued interest)	$184,644	$599,836	$399,852
Related temporary allowances for credit losses	(30,130)	(132,393)	(116,737)
Investment in impaired mortgage loans, net of other-than-temporary
impairment losses recognized	357,595	1,015,637	45,998
Related write-downs for other-than-temporary impairments	(142,289)	(132,754)	(90,329)
Average investments in impaired mortgage loans	888,575	980,612	751,027
Interest income recognized on impaired mortgage loans during the
period	38,094	55,917	30,632
Interest income recognized on a cash basis during the period	38,400	74,052	31,509

19

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

The activity affecting the allowance for credit losses on mortgage loans was as follows:

	2004	2003

Balance at the beginning of the year	$132,393	$116,737
Provisions for losses charged against contingency reserves	54,508	93,394
Write-downs for other-than-temporary impaired assets charged against the allowance	(132,100)	(30,639)
Recoveries of amounts previously charged off	(24,671)	(47,099)

Balance at the end of the year	$30,130	$132,393

At December 31, 2004 and 2003, the aggregate carrying values of mortgages with restructured or modified terms were $237,319 and $137,699, respectively. For the years ended December 31, 2004, 2003 and 2002, the investment income earned on such mortgages was $15,974, $6,415 and $26,281, respectively, which would have been approximately $21,733, $9,699 and $36,560, respectively, if they had performed in accordance with their original terms. During 2004, TIAA reduced the interest rate on outstanding loans as follows: $8,000 loan by 4.00%, $56,375 loan by 2.95% and $85,000 loan by 2.00% . When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, TIAA accrues interest income to the extent it is deemed collectible. Due and accrued income on any mortgage in default for more than eighteen months is non-admitted. At December 31, 2004 and 2003, the carrying values of mortgages held with interest more than 180 days past due, excluding accrued interest, were $33,730 and $32,785, respectively. Total interest due on mortgages with interest more than 180 days past due was $10,106 and $6,058, respectively.

Mortgage Loan Diversification

At December 31, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

	2004	2003

Property Type
Office buildings	41.1%	43.3%
Shopping centers	29.2	26.4
Industrial buildings	11.7	11.5
Mixed-use projects	7.6	7.6
Apartments	5.9	6.1
Hotel	3.7	3.9
Other	0.8	1.2

Total	100.0%	100.0%

	2004	2003

Geographic Region
Pacific	27.4%	25.6%
South Atlantic	23.5	22.1
North Central	15.3	18.0
Middle Atlantic	11.7	11.4
South Central	8.5	8.1
Mountain	6.8	6.6
New England	4.5	6.7
Other	2.3	1.5

Total	100.0%	100.0%

20

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

At December 31, 2004 and 2003, approximately 20.8% and 19.0% of the mortgage portfolio, respectively, was invested in California and was included in the Pacific region shown above.

Scheduled Mortgage Loan Maturities

At December 31, 2004, contractual maturities for mortgage loans were as follows:

Carrying Value

Due in one year or less	$1,228,318
Due after one year through five years	9,971,461
Due after five years through ten years	11,251,889
Due after ten years	1,841,660

Total	$24,293,328

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

Mortgage Loan - Other Disclosures

Mortgages that totaled $570,812 and $515,480 at December 31, 2004 and 2003, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2004 and 2003, the carrying value of mortgage loans denominated in foreign currency was $537,056 and $462,049 respectively.

C. Real Estate Investments:

TIAA makes investments in commercial real estate directly, through wholly-owned subsidiaries and through real estate limited partnerships. TIAA monitors the effects of current and expected market conditions and other factors on the realizability of real estate investments to identify and quantify any impairments in value. At December 31, 2004 and 2003, TIAA’s directly owned real estate investments of $1,707,127 and $1,702,300, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $143,329 and $144,754, respectively.

Real Estate Diversification

At December 31, the carrying values of real estate investments were diversified by property type and geographic region as follows:

	2004	2003

Property Type
Office buildings	70.9%	71.7%
Mixed-use projects	15.3	14.3
Industrial buildings	8.9	8.8
Apartments	3.3	3.3
Land held for future development	1.5	1.4
Income-producing land underlying improved real estate	0.1	0.4
Other	0.0	0.1

Total	100.0%	100.0%

21

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

	2004	2003

Geographic Region
South Atlantic	44.7%	44.3%
North Central	19.0	19.7
Middle Atlantic	15.4	14.6
Pacific	10.6	11.2
South Central	8.3	8.3
Mountain	2.0	1.9

Total	100.0%	100.0%

At December 31, 2004 and 2003, approximately 20.0% and 20.4% of the real estate portfolio, respectively, was invested in Florida and was included in the South Atlantic region shown above.

Real Estate - Other Disclosures

Depreciation expense on directly owned real estate investments for the years ended December 31, 2004, 2003 and 2002, was $52,219, $62,151 and $42,085, respectively; the amount of accumulated depreciation at December 31, 2004 and 2003 was $274,925 and $256,396, respectively.

During 2004 and 2003, TIAA did not acquire directly owned real estate via the assumption of debt or in satisfaction of debt.

D. Subsidiaries and Affiliates:

TIAA’s investment subsidiaries and affiliates, which have been created for legal or other business reasons, are primarily involved in real estate and securities investment activities for TIAA. The larger investment subsidiaries and affiliates are ND Properties, Inc, TIAA Realty, Inc, WRC Properties, Inc, and 485 Properties, LLC. For the year-ended 2004, ND Properties, Inc. acquired and sold real estate properties with a net carrying value of $471,219 and recognized a gain of $22,000. TIAA’s share of net carrying values of investment subsidiaries and affiliates at December 31, 2004 and 2003 was $4,488,029 and $4,240,849, respectively. To conform to the NAIC Annual Statement presentation, the carrying value of these entities is also reported in Note 3A as affiliated common stock or in Note 3E as other long-term investments. Other-than-temporary impairments of investment subsidiaries and affiliates for the years ended December 31, 2004 and 2003 were $65,403 and $84,118, respectively, and these amounts are included in the impairment table in Note 4. Net income from investment subsidiaries and affiliates was $217,374, $206,227 and $303,881 for the years ended December 31, 2004, 2003 and 2002, respectively. As of December 31, 2004 and 2003, the net amount due from investment subsidiaries and affiliates was $99,108 and $26,104, respectively. For the years ended December 31, 2004 and 2003, TIAA’s net capital contributions to investment subsidiaries and affiliates were $150,577 and ($255,318), respectively.

TIAA’s operating subsidiaries primarily consist of TIAA-CREF Enterprises, Inc., (“Enterprises”), TIAA-CREF Individual and Institutional Services LLC, TCT Holdings, Inc, TIAA Financial Services, LLC, (“TFS”), and TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), which are wholly-owned subsidiaries of TIAA. Enterprises wholly owns TIAA-CREF Life Insurance Company, Inc. (“TIAA-CREF Life”), Teachers Advisors, Inc., (“Advisors”) Teachers Personal Investors Services (“TPIS”), and TIAA-CREF Tuition Financing, Inc (“TFI”). TFS owns TIAA Global Markets, Inc. (“TGM”) TIAA Advisory Services, LLC, and TIAA Realty Capital Management, LLC.

TIAA’s share of net carrying values of unconsolidated operating subsidiaries at December 31, 2004 and 2003 was $1,014,185 and $450,022, respectively. To conform with the NAIC Annual Statement presentation, the carrying value of these entities is also reported in Note 3A as affiliated common stock or in Note 3E as other long-term investments. Other-than-temporary impairments of operating subsidiaries for the years ended December 31, 2004 and 2003 were $11,217 and $53,646, respectively, and such amounts are included in the impairment table in Note 4. Net loss from operating subsidiaries was ($23,602), ($13,246) and ($51,858) for the years ended December 31, 2004, 2003 and 2002, respectively. TIAA had net amounts due from operating subsidiaries of $13,227 and $41,775, as of December 31, 2004 and 2003,

22

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (continued)

respectively. For the years ended December 31, 2004 and 2003, TIAA’s net capital contributions to operating subsidiaries were $509,800 and $4,421, respectively.

TIAA provides a $750,000 uncommitted and unsecured 364-day revolving line of credit to TGM. No principal or interest was outstanding as of December 31, 2004 and 2003. For the year ended December 31, 2004, there were no borrowings under this credit facility. In October 2004, TIAA extended a $100,000 committed and unsecured 364-day revolving line of credit to TIAA-CREF Asset Management Core Property Fund. In 2004, there were two drawdowns totaling $27,000. For the year ended December 31, 2004, outstanding principal plus accrued interest was $27,076.

Mutual Funds: As of December 31, 2004 and 2003, TIAA’s investments in affiliated mutual funds totaled approximately $440,284 and $556,244, respectively. These amounts are reported in the caption “Common Stocks” in the accompanying balance sheets.

E. Other Long-Term Investments:

The components of TIAA’s carrying value in other long-term investments at December 31, 2004 and 2003 was:

	2004	2003

Unaffiliated Other Invested Assets	$2,364,881	$1,955,844
Affiliated Other Invested Assets	2,630,278	2,205,651
Other Assets	652,712	701,020

Total other long-term investments	$5,647,871	$4,862,515

Unaffiliated other invested assets are principally fund investments. Affiliated other invested assets are subsidiaries and affiliates reported in Note 3D. Other assets consist primarily of contract loans, securities receivables, and derivatives. Other-than-temporary impairments in other long-term investments for the years ended December 31, 2004 and 2003 were $427,726 and $117,767, and these amounts are included in the impairment table in Note 4. The increase in 2004’s other-than-temporary impairments resulted from refinements made to TIAA’s other-than-temporary impairment process.

For the years ended December 31, 2004 and 2003, other long-term investments denominated in foreign currency were $531,438 and $407,984, respectively.

F. Commitments:

The outstanding obligation for future investments at December 31, 2004, is shown below by asset category:

				Total
	2005	2006	In later years	Commitments

Bonds	$392,617	$3,959	$20,000	$416,576
Mortgages	1,152,232	291,127	---	1,443,359
Real estate	26,228	1,525	1,422	29,175
Preferred stocks	16,750	---	---	16,750
Common stocks	271,609	296	---	271,905
Other long-term investments	1,216,824	556,244	833,565	2,606,633

Total	$3,076,260	$853,151	$854,987	$4,784,398

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, and the funding of mortgage loan and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

23

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 3 – Investments – (concluded)

In addition to the amounts in the above table, TIAA is a limited partner in the Hines Development Fund Limited Partnership (the “Development Fund”) whose primary focus is the development and redevelopment of real estate projects in Western Europe. Each of the limited partners made a specified commitment to the fund; TIAA committed 130,000 Euros. The limited partners’ commitments are pledged as collateral to facilitate the financing of the activities of the fund by third parties through equity lines of credit. The limited partners do not anticipate funding their commitments but remain committed to do so should it become necessary for the Development Fund to make cash capital calls.

Note 4 – Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income were as follows:

	2004	2003	2002

Bonds	$7,160,478	$7,203,936	$6,966,602
Mortgages	1,795,660	1,845,018	1,776,484
Real estate	292,614	315,628	257,063
Stocks	269,400	278,116	371,266
Other long-term investments	214,280	159,192	183,074
Cash, cash equivalents and short-term investments	34,969	26,485	90,181
Other	2,692	2,062	12,551

Total gross investment income	9,770,093	9,830,437	9,657,221

Less securities lending payments	(47,949)	(45,861)	(68,081)
Less investment expenses	(440,081)	(426,282)	(344,160)

Net investment income before
amortization of net IMR gains	9,282,063	9,358,294	9,244,980
Plus amortization of net IMR gains	171,948	98,481	87,254

Net investment income	$9,454,011	$9,456,775	$9,332,234

Future rental income expected to be received during the next five years under existing real estate leases (including subsidiaries and affiliates) in effect as of December 31, 2004 is $478,138 in 2005, $404,915 in 2006, $359,993 in 2007, $306,172 in 2008, and $283,930 in 2009.

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and writedowns of investments were as follows:

	2004	2003	2002

Bonds	$197,737	$(427,953)	$(1,133,887)
Mortgages	(74,036)	(48,581)	(108,486)
Real estate	13,296	45,066	12,194
Stocks	159,305	28,623	(326,414)
Other long-term investments	(484,890)	(104,181)	(70,755)
Cash, cash equivalents and short-term investments	2,084	19,670	687

Total before capital gains taxes and transfers to the IMR	(186,504)	(487,356)	(1,626,661)
Transfers to IMR	(367,027)	(298,783)	(189,666)
Capital gains taxes	---	---	---

Net realized capital (losses) less capital gains taxes, after
transfers to the IMR	$(553,531)	$(786,139)	$(1,816,327)

24

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 4 – Investment Income and Capital Gains and Losses – (concluded)

Write-downs of investments resulting from impairments which were considered to be other than temporary and included in the preceding table as realized capital (losses) were as follows:

	2004	2003	2002

Other-than-temporary impairments:
Bonds	$(276,646)	$(802,609)	$(1,196,548)
Mortgages	(105,140)	(76,072)	(71,589)
Real estate	(904)	(13,507)	---
Stocks	(46,014)	(172,480)	(478,816)
Other long-term investments	(427,726)	(117,767)	(91,872)

Total	$(856,430)	$(1,182,435)	$(1,838,825)

During 2004, 2003 and 2002, TIAA recognized losses in the amount of $36,457, $18,683 and $61,477, respectively, on debt securities and mortgage loans whose terms were restructured. These amounts were included in the preceding table.

Proceeds from sales of long-term bond investments during 2004, 2003 and 2002 were $6,196,415, $8,507,669 and $8,622,312, respectively. Gross gains of $447,774, $555,660 and $359,785 and gross losses, excluding impairments considered to be other than temporary, of $41,421, $228,025 and $197,478 were realized on these sales during 2004, 2003 and 2002, respectively.

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:

	2004	2003	2002

Bonds	$170,362	$328,184	$473,622
Mortgages	78,243	34	79,656
Real estate	---	(1,910)	(1,732)
Stocks	73,633	354,184	149,938
Other long-term investments	428,281	(268,059)	(351,035)

Total	$750,519	$412,433	$350,449

Note 5 – Securitizations

When TIAA sells bonds and mortgage loans in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. TIAA’s ownership of the related retained interests may be held directly by TIAA or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities/Qualified Special Purpose Entities, (“SPEs/QSPEs”), that issue equity and debt which is non-recourse to TIAA. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices if available; however, quotes are generally not available for retained interests, so TIAA either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

TIAA has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs/QSPEs since 2002. Proceeds from the 2002 securitizations were $690,598. TIAA Advisory Services, LLC, a downstream subsidiary of TIAA, provides investment advisory services for most assets securitized by TIAA.

25

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 5 – Securitizations – (concluded)

The following table summarizes TIAA’s retained interests in securitized financial assets from transactions originated since 1999:

				Sensitivity Analysis of Key
				Assumptions used for Fair Value

Issue		Carrying	Estimated	10%	20%
Year	Type of Collateral	Value	Fair Value	Adverse	Adverse

1999	Mortgages	$320,856	$338,885	$(4,065)	$(8,053)
2000	Bonds	60,708	74,423	(5,799)	(11,410)
2001	Bonds	340,588	385,968	(5,329)	(9,074)
2002	Bonds	27,602	25,000	(1,080)	(2,075)

The fair values of the retained interests on December 31, 2004 were determined either by independent pricing services or analysts employed by TIAA. The key assumptions applied discount rates based upon the current yield curve, spreads, and expected cash flows specific to the type of interest retained for each securitization. The sensitivity analysis includes an adverse change in each assumption used to determine fair value.

Note 6 – Disclosures About Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables were determined by TIAA using market information available as of December 31, 2004 and 2003 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	Carrying	Estimated
December 31, 2004	Value	Fair Value

Assets
Bonds	$114,776,422	$120,678,763
Mortgages	24,293,328	25,829,646
Common stocks	3,722,171	3,722,171
Preferred stocks	1,287,644	1,357,903
Cash, cash equivalents and short-term investments	447,444	447,444
Policy loans	565,586	565,586
Seed money investments in mutual funds	440,284	440,284
Liabilities
Teachers Personal Annuity-Fixed Account	2,159,578	2,159,578
Derivative Financial Instruments	(612,044)	(752,512)

December 31, 2003
Assets
Bonds	$106,505,812	$111,755,195
Mortgages	23,689,539	25,687,448
Common stocks	3,474,524	3,474,524
Preferred stocks	924,754	984,976
Cash, cash equivalents and short-term investments	1,082,871	1,082,871
Policy loans	504,369	504,369
Seed money investments in mutual funds	556,244	556,244
Liabilities
Teachers Personal Annuity-Fixed Account	2,124,746	2,124,746
Derivative Financial Instruments	(455,952)	(464,411)

26

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 6 – Disclosures About Fair Value of Financial Instruments – (concluded)

Bonds: The fair values for publicly traded long-term bond investments were determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values were determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31 were as follows:

	2004		2003

	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Publicly traded bonds	$80,655,521	$84,751,847	$72,956,570	$76,688,352
Privately placed bonds	34,120,901	35,926,916	33,549,242	35,066,843

Total bonds	$114,776,422	$120,678,763	$106,505,812	$111,755,195

Mortgages: The fair values of mortgages were generally determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

Common Stocks, Cash, Cash Equivalents, Short-Term Investments, Policy Loans, and Seed Money Investments: The carrying values were considered reasonable estimates of their fair values.

Preferred Stocks: The fair values of preferred stocks were determined using quoted market prices or valuations from the NAIC.

Teachers Personal Annuity - Fixed Account: The carrying values of the liabilities were considered reasonable estimates of their fair values.

Commitments to Extend Credit or Purchase Investments: TIAA generally does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

Insurance and Annuity Contracts: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

Derivative Financial Instruments: The fair values of interest rate cap contracts and credit default swap contracts are estimated by external parties and are reviewed internally for reasonableness based on anticipated interest rates, estimated future cashflows, and anticipated credit market conditions. The fair values of foreign currency swap and forward contracts and interest rate swap contracts are estimated internally based on estimated future cashflows, anticipated foreign exchange relationships and anticipated interest rates and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

Note 7 – Derivative Financial Instruments

TIAA uses derivative instruments for hedging, income generation, and asset replication purposes. TIAA does not engage in derivative financial instrument transactions for speculative purposes. TIAA enters into derivatives directly with counterparties of high credit quality (i.e., rated AA or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below.

27

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 7 – Derivative Financial Instruments – (continued)

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Foreign currency swap contracts are designated as cashflow hedges and changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value. At December 31, 2003, the net unrealized (loss) from a foreign currency swap contract that no longer qualified for hedge accounting treatment was ($6,715).

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Foreign currency forward contracts are designated as cashflow hedges and changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. A foreign exchange premium/(discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. At December 31, 2004, the net unrealized (loss) from foreign currency forward contracts that no longer qualified for hedge accounting treatment was ($28).

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cashflow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts qualify as fair value hedges and are entered into in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value.

Interest Rate Cap Contracts: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program for certain interest sensitive products. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Interest rate cap contracts are carried at fair value. Payments received under interest rate cap contracts are included in net investment income.

Credit Default Swap Contracts: As part of a strategy to replicate investment grade corporate bonds in conjunction with high quality host bonds, TIAA writes (sells) credit default swaps to earn a premium by essentially issuing “insurance” to the buyer of default protection. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection, and the premium received is amortized into investment income over the life of the swap. TIAA has negligible counterparty credit risk with the buyer. TIAA also purchases credit default swaps to hedge against unexpected credit events on selective investments in the TIAA portfolio. These swap contracts qualify as fair value hedges and the premium payment to the counterparty is expensed.

28

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 7 – Derivative Financial Instruments – (concluded)

	Notional	Carrying	Estimated
December 31, 2004	Value	Value	Fair Value

Foreign currency swap contracts	$2,566,616	$(549,772)	$(696,871)
Foreign currency forward contracts	243,249	(62,272)	(65,534)
Interest rate swap contracts	722,400	---	14,617
Interest rate cap contracts	73,800	---	---
Credit default swap contracts	660,694	---	(4,724)

Total Derivatives	$4,266,759	$(612,044)	$(752,512)

	Notional	Carrying	Estimated
December 31, 2003	Value	Value	Fair Value

Foreign currency swap contracts	$2,415,672	$(402,848)	$(420,866)
Foreign currency forward contracts	309,676	(53,146)	(51,579)
Interest rate swap contracts	744,455	---	13,604
Interest rate cap contracts	90,300	42	42
Credit default swap contracts	472,417	---	(5,612)

Total Derivatives	$4,032,520	$(455,952)	$(464,411)

Note 8 – Separate Accounts

The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission, (“the Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly traded securities to maintain adequate liquidity.

Premiums, considerations or deposits received by TIAA’s separate accounts totaled $2,339,295, $1,401,307 and $1,167,011 for the years ending December 31, 2004, 2003 and 2002, respectively. Reserves for these separate accounts totaled $8,160,866 and $5,619,975 on December 31, 2004 and 2003, respectively.

Other than the guarantees disclosed in Note 15, TIAA does not make any guarantees to policyholders on its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are generally carried at fair value (directly held real estate is carried at appraised value).

29

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 9 – Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating subsidiaries. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

Services necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, LLC ("Services"), which provide investment advisory, administrative and distribution services for CREF at an at-cost basis. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $672,659, $599,963 and $568,327 in 2004, 2003 and 2002, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

Advisors provides investment advisory services for VA-1, the Retail Funds, the Institutional Funds, the Life Funds and other separately managed portfolios in accordance with investment management agreements. TPIS and Services distribute variable annuity contracts for VA-1 as well as registered securities for the Retail Funds, the Institutional Funds, the TIAA-CREF Life separate accounts and TFI.

All services necessary for the operation of REA are provided, at cost, by TIAA and Services. TIAA provides investment management services for REA. Distribution and administrative services are provided in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to REA’s actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

Note 10 – Federal Income Taxes

By charter, TIAA is a Stock Life Company that operates on a non-profit basis and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its subsidiary affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due to (receivable from) TIAA’s subsidiaries for federal income taxes were $7,760 and ($2,529) at December 31, 2004 and 2003, respectively.

TIAA reported a loss on its 2003 federal tax return and expects to report a tax loss for 2004 as a result of net operating losses primarily due to deductions for intangible assets and increases in policy and contract reserves. These reserve increases will reverse over time, thereby increasing TIAA’s taxable income in future years.

30

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 10 – Federal Income Taxes (continued)

A reconciliation of TIAA’s statutory tax rate to its actual federal income tax rate was as follows:

	For the Years Ended December 31,

	2004	2003	2002

Net gain from operations	$1,666,327	$1,317,188	$823,318
Statutory rate	35%	35%	35%
Tax at statutory rate	$583,214	$461,016	$288,161
Investment items	(176,342)	(179,433)	(130,562)
Consolidation and dividends from subsidiaries	(89,076)	(39,888)	(49,676)
Amortization of interest maintenance reserve	(60,182)	(34,468)	(30,539)
Adjustment to policyholder dividend liability	(42,939)	(42,577)	10,827
Accrual of contingent tax provision	629,376	---	---
Net operating loss carryforward utilized	(233,533)	(148,952)	(45,901)
Other	(38,179)	1,017	(63,165)

Federal income tax expense (benefit)	$572,339	$16,715	$(20,855)

Effective tax rate	34.3%	1.3%	(2.5)%

The components of TIAA’s net deferred tax asset were as follows:

	2004	2003	Change

Gross deferred tax assets	$4,031,308	$3,780,742	$250,566
Gross deferred tax liabilities	(1,167)	(17,691)	16,524
Deferred tax assets, non-admitted	(3,005,732)	(2,869,806)	(135,926)

Net deferred tax asset, admitted	$1,024,409	$893,245	$131,164

TIAA’s gross deferred tax assets were primarily attributable to differences between tax basis and statutory basis reserves and the provision for policyholder dividends payable in the following year. Gross deferred tax liabilities were primarily due to investment income due and accrued. TIAA has no deferred tax liabilities that have not been recognized.

At December 31, 2004, TIAA's gross deferred tax asset of $4,031,308 did not include any benefit from Net Operating Loss (“NOL”) carryforwards. Consistent with prior years, however, TIAA's federal income tax return for 2004 will include a significant NOL carryforward as a result of tax deductions related to intangible assets. The NOL carryforward on TIAA’s 2004 federal income tax return is estimated to approximate $12.3 billion. These intangible asset tax deductions were not recognized as a benefit, because they were not eligible to be recorded for statutory financial statement purposes and, therefore, were not considered in TIAA’s gross deferred tax asset calculation. The Department concurred with this interpretation by TIAA. The NOL carryforward for tax purposes expires between 2013 and 2019. TIAA did not incur federal income taxes in the current or preceding years that would be available for recoupment in the event of future net losses.

TIAA’s 1998 and 1999 tax returns representing the first years for which TIAA’s entire business operations were subject to federal income taxation, have been audited by the Internal Revenue Service (“IRS”). In April 2004, the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $1.1 billion for the 1998 and 1999 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain of TIAA’s tax-basis annuity reserves.

31

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 10 – Federal Income Taxes – (concluded)

Should the IRS fully prevail in connection with its proposed adjustments, and by applying the same rationale to tax years subsequent to 1999, additional tax and interest due for the tax years 1998-2004 would amount to approximately $2.6 billion, of which $668 million has already been accrued as of December 31, 2004. Of the $2.6 billion in potential taxes due, $2.3 billion would result from reserve deductions taken by TIAA in earlier years that the IRS would instead spread throughout the annuitants’ payout periods, resulting in timing differences. The remaining $300 million would cause a permanent adjustment to TIAA’s taxes. Should TIAA fully prevail, no tax will be due for 1998-2004, and TIAA’s NOL as of December 31, 2004 would be $2.9 billion, before consideration of intangible asset deductions, and $12.3 billion when intangible deductions are included.

TIAA’s management has filed a protest to the IRS’ adjustments and believes that its tax positions are supported by substantial authority. TIAA will continue to contest these adjustments through applicable IRS appeals and judicial procedures, as needed, and its management believes that it will ultimately prevail to a significant degree. Nonetheless, TIAA’s management believes that the circumstances surrounding the tax claim by the IRS meet the conditions that require TIAA to establish a loss contingency for federal income taxes covering the years 1998-2004.

Although the final resolution of the IRS’ asserted adjustments is uncertain, management’s current best estimate of the probable loss from this dispute with the IRS, given the current status of the tax claim, requires TIAA to establish a contingent tax provision of $629 million as of December 31, 2004. The establishment of this contingent tax provision resulted in a charge against TIAA’s 2004 operations and resulted in a total tax accrual as of December 31, 2004 of $668 million.

Note 11 – Pension Plan and Postretirement Benefits

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $29,247, $36,061 and $35,063 in 2004, 2003 and 2002, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The status of this plan for retirees and eligible active employees is summarized below:

	Postretirement Benefits

	2004	2003

Benefit obligation at beginning of period	$80,675	$64,490
Service cost	3,348	4,221
Interest cost	4,910	4,273
Actuarial losses	13,743	1,570
Benefits paid	(4,866)	(3,063)
Special termination benefits	15,255	9,184

Benefit obligation at end of period	$113,065	$80,675

Fair value of assets	---	---
Funded status	(113,065)	(80,675)

Unrecognized initial transition obligation	6,256	7,037
Unrecognized net (gain) or loss	26,623	13,110

Accrued postretirement benefit cost	$(80,186)	$(60,528)

32

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 11 – Pension Plan and Postretirement Benefits (continued)

TIAA is expecting to receive a 28% federal subsidy for plan prescription benefits arising from the Medicare Prescription Drug Act of 2003 (“The Act”). For the current reporting period, TIAA adopted accounting guidance under which the postretirement benefit obligation as of December 31, 2003 was remeasured retroactively from $92,668 to $80,675 as reported in the preceding table. The postretirement benefit obligation for non-vested employees was $53,621 at December 31, 2004 and $47,289 at December 31, 2003. TIAA allocates benefit expenses to certain subsidiaries based upon salaries. The cost of postretirement benefits reflected in the accompanying TIAA statements of operations was $4,108, $5,600 and $3,300 for 2004, 2003 and 2002, respectively. The cost of postretirement benefits for 2004 includes a $970 reduction arising from The Act subsidy. In addition to these postretirement benefits, the statements of operations also include special termination benefits related to a reduction in workforce of approximately $6,748, $4,551, and $0 for 2004, 2003 and 2002.

The net periodic postretirement cost for the years ended December 31, includes the following components:

	Postretirement Benefits

	2004	2003	2002

Components of net periodic cost
Eligibility cost	$3,349	$4,221	$4,231
Interest cost	4,910	4,273	4,002
Amortization of transition obligation	781	781	781
Amortization of net loss	229	268	215

Net periodic cost	$9,269	$9,543	$9,229

The assumptions at December 31 used by TIAA to calculate the benefit obligations as of that date and to determine the benefit cost in the year are as follows:

	Postretirement Benefits

	2004	2003

Weighted-average assumptions
Discount rate	5.75%	6.25%
Rate of increase in compensation levels	4.00%	4.00%
Medical cost trend rates	5.00 - 9.00%	5.00 - 10.00%
Ultimate medical care cost trend rate after
a five year gradual decrease	5.00%	5.00%
Dental cost trend rate	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase and decrease in assumed medical cost trend rates would have the following effects:

Postretirement
Benefits

2004

One percentage point increase
Increase in postretirement benefit obligation	$12,324
Increase in eligibility and interest cost	$1,028

One percentage point decrease
(Decrease) in postretirement benefit obligation	$(9,204)
(Decrease) in eligibility and interest cost	$(769)

33

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 11 – Pension Plan and Postretirement Benefits – (concluded)

TIAA also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustee’s or member’s separation from the Board.

Note 12 – Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

General account policy and contract reserves as of December 31, are summarized as follows:

	2004	2003

Life Insurance	$419,154	$377,098
Annuities	130,208,824	123,570,392
Active Life and Claim Reserves	363	243,301
Supplementary Contracts	378,170	387,963
Disability – Active and Disabled Lives	47,594	44,424
Other	157,463	153,952

Total Policy and Contract Reserves	$131,211,568	$124,777,130

For annuities and supplementary contracts, policy and contract reserves are generally equal to the present value of guaranteed benefits. For most annuities, the present value calculation uses the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. For the Personal Annuity (“PA”), deferred annuity reserves in the general account are equal to the account balance plus the present value, at the maximum statutory valuation rate on an issue year basis, of excess interest guaranteed beyond the valuation date. In addition, a reserve is maintained in the general account for the PA’s Guaranteed Minimum Death Benefit (“GMDB”) provision. The reserve for the GMDB is calculated in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151 and was approximately $384 and $815 at December 31, 2004 and December 31, 2003, respectively.

For retained assets, an accumulation account issued from the proceeds of life insurance policies, reserves held are equal to the total current account balances of all account holders.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3%. Approximately 87% of annuity and supplementary contract reserves are based on the 1983 Table set back 9 or 10 years or the Annuity 2000 table set back 9, 10, or 12 years.

34

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 12 - Policy and Contract Reserves (concluded)

At December 31, TIAA’s general account annuity reserves had the following characteristics:

	2004		2003

	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
At book value without adjustment	$22,974,084	17.6%	$20,803,827	16.8%
At market value	---	0.0	---	0.0
Not subject to discretionary withdrawal	107,770,373	82.4	103,308,481	83.2

Total annuity reserves and deposit liabilities	130,744,457	100.0%	124,112,308	100.0%
Reconciliation to total policy & contract
reserves shown on the balance sheet:
Reserves on other life policies & contracts	466,748		421,521
Reserves on accident & health policies	363		243,301

Total policy and contract reserves	$131,211,568		$124,777,130

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner's Reserve Valuation method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners' Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.50% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

TIAA waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $141 and $143 in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2004 and December 31, 2003, respectively. As of December 31, 2004 and December 31, 2003, TIAA had $1.35 billion and $1.23 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $6,262 and $6,551 at December 31, 2004 and December 31, 2003, respectively.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae prescribed by the NAIC.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

35

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 13 – Reinsurance

TIAA entered into an indemnity reinsurance agreement dated October 1, 2002 with Standard Insurance Company, (“Standard”) to reinsure on a 100% coinsurance basis all the liabilities associated with its group life and group disability blocks of business. The agreement was approved by the Department on September 30, 2002. At closing, Standard paid TIAA $75,000 as a ceding commission, and TIAA transferred cash equal to the liabilities of $723,100 to Standard. The ceding commission was recorded as an increase in contingency reserves, net of direct expenses of $8,100 associated with the transaction, pursuant to Statement of Statutory Accounting Principles (“SSAP”) #61 – Life, Deposit-Type and Accident and Health Reinsurance, SSAP #24 – Discontinued Operations and Extraordinary Items, and Appendix 791 – Life and Health Reinsurance Agreements. The net ceding commission of $66,900 will be amortized into income in subsequent periods.

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife will begin, in 2005, the process of offering the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife.

The company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. TIAA does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include:

	For the Years Ended December 31,

	2004	2003	2002

Insurance and annuity premiums	$336,910	$160,688	$768,180
Policy and contract benefits	119,724	140,151	54,697
Increase in policy and contract reserves	194,030	11,246	633,025
Policy and contract reserves	909,488	715,458	700,132

Note 14 – Commercial Paper/Liquidity Facility

TIAA began issuing commercial paper in May 1999 and currently has a maximum authorized program of $2,000,000. As of December 31, 2004 and 2003, TIAA had no outstanding obligations. TIAA maintains a $1,000,000 committed and unsecured 364-day revolving line of credit with a group of banks to support the commercial paper program. This liquidity facility has not been utilized.

Note 15 – Contingencies and Guarantees

Subsidiary and Affiliate Guarantees: TIAA guarantees the debt obligations of TGM. TGM’s aggregate debt obligations to third parties, including accrued interest, at December 31, 2004 were $2,288,034. The carrying value of TGM’s total assets at December 31, 2004 that can be used to satisfy TGM's obligations was $2,447,185.

36

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 15 – Contingencies and Guarantees (continued)

TIAA has a financial support agreement with TIAA-CREF Life. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250,000, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life's financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. TIAA made no additional capital contributions to TIAA-CREF Life during 2004 under this agreement. TIAA-CREF Life maintains a $100,000 unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2004, $30,000 of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 3 bps to TIAA on the undrawn amount. During 2004, there were eighteen drawdowns totaling $79,300 that were repaid by December 31, 2004. As of December 31, 2004, outstanding principal plus accrued interest was $0.

TIAA provides guarantees to the CREF accounts, for which it is compensated, for certain mortality and expense risks, pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement. TIAA also provides a $1,000,000 uncommitted line of credit to CREF, the Retail Funds and the Institutional Funds. Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of TIAA to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of TIAA, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $2,250,000 committed credit facility that is maintained with a group of banks.

Separate Account Guarantees: TIAA provides mortality and expense guarantees to VA-1, for which it is compensated. TIAA guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. TIAA also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

TIAA provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. TIAA guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. TIAA also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. TIAA provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing Accumulation Units in REA. TIAA guarantees that participants will be able to redeem their Accumulation Units at the then current daily Accumulation Unit Value.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2004, the future minimum lease payments are estimated as follows:

Year	Amount

2005	$55,021
2006	23,142
2007	22,869
2008	22,948
2009	12,876
Thereafter	27,363

$164,219

37

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)
(dollars in thousands)

Note 15 – Contingencies and Guarantees – (concluded)

The total amount of sublease rental income to be received in the future is $24,876. Leased space expense is allocated among TIAA and affiliated entities. Rental expense charged to TIAA for the years ended December 31, 2004, 2003 and 2002 was approximately $9,164, $10,272 and $10,199, respectively.

TIAA transferred title to land and building located at 485 Lexington Avenue and 750 Third Avenue, New York, New York on July 28, 2004. TIAA has leased and continues to operate the properties after closing pursuant to a Master Lease scheduled to expire on December 31, 2005. Due to TIAA’s continuing involvement in the operations of the buildings under the lease terms, TIAA deferred the recognition of gains from disposition of these properties until expiration of the lease under the deposit method of accounting. Net proceeds at the time of transfer were $468,765. As of December 31, 2004, the unrecognized gain for this transaction was $276,071. TIAA's lease obligation under the Master Lease and sublease rental income for the year ending December 31, 2005 is $32,462 and $13,452, respectively.

Other Contingencies and Guarantees:

Under a risk sharing agreement with Deutsche Bank, in connection with a future securitization transaction, TIAA is obligated to bear the pricing risk of the underlying warehoused securities and associated hedges entered into by Deutsche Bank in the event that the proposed securitization transaction is not consummated. TIAA is entitled to earn the difference between the interest accrued on the warehoused securities during the warehousing period and the financing rate plus the carrying cost in connection with hedging transactions, known as the “portfolio carry.” At December 31, 2004, the potential net gain on the related securities was $517. TIAA was also entitled to a portfolio net carry amount of $1,087 as of December 31, 2004.

In the ordinary conduct of certain of its investment activities, TIAA provides standard indemnities covering a variety of potential exposures. For instance, TIAA provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and TIAA provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is the opinion of TIAA’s management that such indemnities do not materially affect TIAA's financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to TIAA’s financial position or the results of its operations.

Note 16 – Subsequent Events

On April 20, 2005, the TIAA $1,000,000 committed and unsecured 364-day revolving line of credit expired and was replaced by a 5 year committed and unsecured revolving line of credit that matures on April 20, 2010. This line of credit is arranged with a group of banks and will support the commercial paper program.

38

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 28th day of April, 2006.

TIAA REAL ESTATE ACCOUNT

By: TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF
AMERICA

By:	/s/ Herbert M. Allison, Jr.

Herbert M. Allison, Jr.
Chairman, President and Chief
Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Herbert M. Allison, Jr.	Chairman, President and Chief Executive	April 28, 2006
Officer (Principal Executive Officer) and
Herbert M. Allison, Jr.	Trustee

/s/ Russell Noles	Vice President and Acting Chief Financial	April 28, 2006
Officer (Principal Financial and Accounting
Russell Noles	Officer)

SIGNATURE OF TRUSTEE	DATE	SIGNATURE OF TRUSTEE	DATE

/s/ Herbert M. Allison, Jr.	April 28, 2006	/s/ Sidney A. Ribeau	April 28, 2006

Herbert M. Allison, Jr.		Sidney A. Ribeau

/s/ Elizabeth E. Bailey	April 28, 2006	/s/ Leonard S. Simon	April 28, 2006

Elizabeth E. Bailey		Leonard S. Simon

/s/ Robert C. Clark	April 28, 2006	/s/ David F. Swensen	April 28, 2006

Robert C. Clark		David F. Swensen

/s/ Edward M. Hundert	April 28, 2006	/s/ Ronald L. Thompson	April 28, 2006

Edward M. Hundert		Ronald L. Thompson

/s/ Majorie Fine Knowles	April 27, 2006	/s/ Marta Tienda	April 28, 2006

Majorie Fine Knowles		Marta Tienda

/s/ Donald K. Peterson	April 27, 2006	/s/ Paul R. Tregurtha	April 28, 2006

Donald K. Peterson		Paul R. Tregurtha

		/s/ Rosalie J. Wolf	April 28, 2006

Rosalie J. Wolf

Exhibit Index

(1)	Amendment to Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc.

(5)	Opinion and Consent of George W. Madison, Esquire

(23)	(B) Consent of Sutherland Asbill & Brennan LLP

	(C)	Consent of PricewaterhouseCooper LLP

	(D)	Consent of Ernst & Young LLP

	(E)	Consent of Friedman LLP